UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

(Amendment No. 2 )

GENERAL FORM FOR REGISTRTATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in its charter)

 03-0611187

(I.R.S. Employer Identification No.)

Nevada

(State or Other Jurisdiction of Incorporation of Organization)

15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760

(Address of principal executive offices) (ZIP Code)

(727)-289-0010

(Registrant’s telephone number, including area code)

Copies of correspondence to:

Gregory C. Yadley, Esq. Shumaker, Loop & Kendrick, LLP 101 E. Kennedy Blvd., Ste 2800 Tampa, FL 33602 Telephone: (813) 229-7600

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filed [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

Explanatory Note

Endurance Exploration Group, Inc. (the “Company”) is filing this Amendment No. 1 on Form 10-12G/A to amend its Form 10-12G, filed with the Securities and Exchange Commission on October 14, 2014.

This amendment is being filed to restate the financial statements included within this filing on a combined basis for all periods presented, as the acquisition of the membership interests of Endurance Exploration Group LLC occurred as of the close of its business on December 31, 2013.  Since both entities were under common control, this amendment presents the comparative financial statements as if the previously separated entities were combined.

This amendment also updates the interim financial statements to the most recent available.

This amendment also modifies certain non-material disclosures contained in the original Form 10-12G, and therefore should be read in its entirety.

TABLE OF CONTENTS

Forward-looking Statements

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective services or business plans, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.  Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

ITEM 1—BUSINESS

Our Corporate History and Background

We were incorporated as Tecton Corporation, a Nevada corporation, on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006, Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership Tecton.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.  On January 2, 2014, we amended our Articles of Incorporation to change our name to “Endurance Exploration Group, Inc.”  As used in this report, the terms “we”, “us”, “our,” “Endurance” and “the Company” mean Endurance Exploration Group, Inc. (formerly Tecton Corporation), unless otherwise indicated.

Prior to June 2008, we were engaged in the exploration and acquisition of uranium properties that were either past producers or had been the subject of prior work programs and/or contained historic resources. On or about June 1, 2008, we ceased/discontinued operations of our uranium exploration activities; and have incurred a net operating loss of approximately $4,900,000 since that period as we have sought to restructure and find a suitable business opportunity.  We were deemed a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, from the discontinuance of operations in 2008 until the filing of our Form 8-K on December 31, 2013, relating to the acquisition of Endurance Exploration Group, LLC, on that date.  During our restructuring period from June 2008 until December 31, 2013, we:

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Elected a new slate of directors and appointed a new management team focused on finding a suitable business opportunity for us;

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Attempted to reorganize our balance sheet through the US Bankruptcy courts by filing a Chapter 11 bankruptcy petition, but later withdrew our petition at the request of the court;

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Brought current our filings with the State of Nevada and our financial reporting and disclosure filings with the SEC;

•

Effected a reverse 1 for 40 reverse split of our common stock;

•

Amended and restated our Articles of Incorporation to increase the total authorized capital stock to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001;

•

Paid approximately $292,000 of outstanding debt through the issuance of 12,733,499 newly issued common shares on December 31, 2013; and

•

Entered into a Share Exchange Agreement, on December 31, 2013, to acquire the ownership interests of Endurance Exploration Group, LLC, for 20,550,539 shares of common stock.

Our fiscal year end was changed from January 31 to December 31 in November 2013.  Our common stock is quoted on the OTCQB electronic quotation system under the symbol “EXPL”.

Endurance Exploration Group, LLC

On December 31, 2013, we completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members in exchange for 20,550,539 shares of our common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC of $381,173 as of December 31, 2013.  Micah Eldred, who serves as our Chairman, Chief Executive Officer and President, and Carl Dilley who serves as one of our directors and our Vice President, were the owners of all of the interests in Endurance LLC.  Messrs. Eldred and Dilley were also the beneficial owners of a majority of our common stock at the time.  Endurance LLC is now a wholly-owned subsidiary of ours, and its operations are now our primary focus.

Endurance LLC was formed in 2009 to explore, from an operational and financial perspective, the feasibility and potential economic return of recovering historic and modern day shipwreck cargos.  Based on the business started by Endurance LLC, we have developing a research methodology with three goals. The first goal is to establish a comprehensive understanding of the larger economic, technological and social trends that lead to the transport of physical wealth across oceans during different historical periods, along with creating a “High Interest” list of shipwrecks and their cargos lost across various historical periods.  Conflict, accidents and acts of nature claimed a percentage of all voyages, and many of the shipwrecked vessels are believed to have carried a valuable cargo.  The second objective is to identify, from this population of potential shipwreck losses, those shipwrecks that could be legally salvaged and recovered, and the cargos sold, with a positive return on the capital investment required for their location and recovery.  The third goal is to move those projects which had the potential to generate positive investment returns into an operational phase with a high, risk-adjusted, chance of success; and, to develop a portfolio of projects in various stages of research, search, survey and recovery.

To that end, we have evaluated historical shipwreck databases holding in excess of 125,000 entries as well as undertaken contextual and keyword library and archival searches. It is important to note that even these massive repositories of data reflect just a small percentage of the 3,000,000+ shipwrecks the United Nations estimates lay on the ocean floor.

From these databases and other searches, we have developed an initial “High Interest” list of approximately 400 shipwrecks. Using criteria including (but not limited to) depth, potential search area, legal concerns, difficulty of excavation and potential value, we further culled the “High Interest” list to approximately two-dozen targets, the “Target List”.  In order for a shipwreck to qualify for our “Target List”, and to potentially move forward as an “Operational Target” (“OT”) -one that we may consider for the search and survey operation phase- the shipwreck must possess the following criteria:

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Known Cargo of Value.  Based upon the historical and archival records, an OT must contain a quantifiable cargo of value.  While the historical records may not provide our researchers with an exact present day value of a potential cargo, we must be able to determine a quantifiable “range” of its estimated value based upon cargo manifests or other archival documents.

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Known Navigational Data.  Our research must provide information that would allow us to establish a geographically definable search and sinking location and, subsequently, an economically feasible search area for any potential target.

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Legal Salvage and Clear Path to Title.  Admiralty law, salvage law, and various sovereign nation’s laws and regulations concerning the search and salvage of historical and modern shipwrecks are complex.  Prior to pursuing an OT, we must be able to establish a clear legal path to the title of any potential recovery, and search and recovery must be made in compliance with international laws and regulations or under specific country permissions.

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Potential Returns Exceed Risk-Adjusted Cost of Search and Recovery.   Prior to moving a shipwreck from our Target List to an Operational Target, we evaluate a large number of factors to determine the potential search and recovery costs, and the risks associated with such search and recovery.  Items considered include: a targets location and likely depth, its location from the nearest operational port, the complexity and costs of potential search and salvage, legal issues to title, and many other factors; and, we develop an initial search plan and budget for each potential project.  We recognize the high risk, yet potentially high rewards, of our business; and, we realize that we will not be successful finding or salvaging every project we undertake.  Therefore, prior to moving any project onto the “Operational Target” list, we take a risk-adjusted approach to the potential returns that a project can provide; and we determine if, on a risk-adjusted basis, the potential target is economically feasible and appropriate to add to our portfolio of “Operational Targets”.

Projects code-named “Sailfish” and “Black Marlin” have now reached operational or pre-operational status. For project “Sailfish” we have now surveyed over 700 square miles in the Western Atlantic Ocean in search of a sunken passenger liner carrying a substantial cargo of gold coinage. In October of 2014 we believe we positively identified the target of Project “Sailfish,” the Steamship S.S. Connaught. Please refer to Current & Ongoing Projects for additional information.

For project “Black Marlin” we have secured a three-year contract with a sovereign island nation in the Indian Ocean for the survey and recovery of a Colonial-era merchant vessel carrying silver. This contract also allows for other potentially valuable “targets of opportunity” within the territorial waters of this nation. Please refer to Current & Ongoing Projects for additional information.

We believe this survey and recovery capability combined with our proprietary research will allow us to conduct approximately two deep-water surveys per yearly weather window, should we have sufficient capital to undertake such operational surveys.

Description of Key Equipment

In 2011, Endurance LLC began purchasing key equipment for operations. Our equipment purchases have included a 100-foot survey vessel, tethered side-scan sonar units, and light work-class and inspection Remotely Operated Vehicles (ROV), “Shackleton 1” and “Squirt”.

Survey Ship

Our 100-foot survey ship has been recently refurbished to include a sonar winch and the latest in electronics and side-scan sonar survey equipment. Depending on the timeframe, circumstances and our other commitments, we may use this ship or charter another vessel of similar capability.

Sidescan Sonar

Side-scan sonar is currently the industry-standard search methodology used for oceanic operations.  An unmanned side-scan sonar unit, or “towfish,” is towed behind a manned surface vessel at a pre-set altitude above the seafloor. The sonar unit sends out a “ping” or sound-wave to acoustically map terrain, natural obstructions and man-made objects, including shipwrecks and jettison cargo.

To engage in search operations, we have purchased side-scan sonar systems. Our dual-frequency systems may be set for a range of velocities, search widths and resolutions for both area mapping and high-resolution target prosecution up to 2,000 meters in depth. Our system is compatible with third-party hardware and software systems and meets IHO & NOAA survey specifications. Beyond shipwreck surveys, the system is also capable of cable and pipeline surveys, channel conditioning, geophysical surveys, mine countermeasures and search and recovery operations.

Our sonar systems are a flexible platform from both a hardware and software standpoint, and may continue to be upgraded with industry-standard, off-the-shelf sensor packages.

The sonar “towfish” of one of our current survey systems was lost during the final days of our 2013 search operations. For more information on project “Sailfish”, please refer to Current & Ongoing Projects. We expect to replace this sonar equipment and capability before beginning 2014 search operations.

Potential shipwreck targets found by sonar will be catalogued, evaluated and eventually visually prosecuted using the Shackleton 1 or Squirt ROV systems.

ROV Shackleton 1

The Remotely-Operated Vehicle (ROV) system Shackleton 1 is a light work-class ROV. This system is comprised of underwater lighting, still and motion picture cameras and a single robotic manipulator arm. Initially designed for mid-water industrial applications, the ROV has been redesigned for shipwreck search, identification and cargo recovery operations.  Beyond shipwreck operations, the system is also capable of cable and pipeline inspection and repair, geophysical sampling and search and recovery operations.  ROV system “Shackleton 1” is currently undergoing the final stages of a complete disassembly and overhaul, and we expect to have it ready for the 2014 summer season.

Employees

The Company has four corporate officers.  Each officer is also an officer of another entity and not full time employees of the Company.  A list of the Company’s officers and the average number of hours per week each officer expects to devote to Company affairs are as follows:

Micah Eldred, Director, President and CEO, 15 hours per week.

Carl Dilley, Director and Vice President, 10 hours per week.

Christine Zitman, Director, Secretary, Treasurer and CFO, 15 hours per week.

Guy Zajonc, Director and Vice President, 15 hours per week.

Other Employees and Contractors

We utilize contract personnel for vessel operation during our survey periods, and intend to continue to use contract technicians to perform marine survey and recovery operations in the future. From time to time, we have or intend to hire other contractors, subcontractors and consultants to perform specific services.  During 2013, three individuals who joined our Board of Directors in January 2014 were employed in various capacities by us as independent contracts.  See “Item 6 – EXECUTIVE COMPENSATION - Compensation Paid to Messrs. Zajonc, Saint Amour and de Montille in 2013” and “– Employment Agreements” below.

Project Operations

Research

During the Colonial period (1500-1850), the world economy was highly dependent on the physical transportation of bullion coinage, precious metals and high-value non-ferrous metals. A small percentage of shipping during this period was lost to storm, fire, acts of war, natural disasters and other causes, both known and unknown. The administration of this economic system required state-level bureaucratic oversight and record-keeping. Many of these historic records are available in publications, libraries, archives and digitized formats in depositories across the world. Though many records have been lost to time, enough remain to create in-depth, credible project profiles for potential excavation targets.

To that end, we have created a series of regional and period-specific databases from which to compare, evaluate and select potential targets for research, discovery and eventual excavation and recovery.

The graphics below are a visual representation of selected world regions containing our “High Interest” database of shipwrecks and their approximate location and time of sinking.

Before search or recovery operations may begin, we seek to understand every factor necessary to mount a recovery operation with a high probability of success.

These factors include, but are not limited to:

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The historical context of the shipwreck, including political forces, technological developments, important contextual persons and events and the public reaction to the loss.

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Any images of the shipwreck, including still photography, motion pictures, drawing, paintings, recreations and/or models.

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A complete sinking timeline, including as much information as possible on weather patterns, departure date/time, intended course, course corrections, witness/observer statements. This includes any statement, fact or event material in any way to the sinking.

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A proposed search area with a high-probability of success, including an evaluation of all factors listed in the “Sinking Timeline” as well as any territorial boundaries or environmental factors.

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An Identification Guide, enabling rapid qualification or rejection of potential targets based on sonar and visual imagery, thus limiting expensive ship time on station.

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Cargo evaluation, evaluating the historical records on the target’s cargo and potential modern-day value.

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Any encumbering factors, including territorial ownership of waters, insurance claims, potential cargo claims and sovereign rights. We will not begin a project without a legal path to possession.

All of the above information is gleaned from publications, libraries, archives and digitized medium. Development of further projects is a continuous, ongoing process.

Search

Most operational projects begin with a sonar search phase. We have outfitted our vessel with state-of-the-art sonar systems, an industry standard for underwater search operations. Our vessel tows the sonar systems to map the seafloor and search for targets. Potential targets are then selected from the sonar imagery using a combination of computerized post-processing and expert evaluation. While some shipwreck targets may be positively identified using high-resolution sonar system, others may need visual identification using an underwater camera ROV (Remote Operated Vehicle) system or an AUV (Autonomous Underwater Vehicle).

Recovery

Once a target is positively identified, excavation and recovery operations will begin using our “Shackleton 1” light-work class ROV system, or other chartered ROV systems.  Shackleton 1 will document the site using sonar, still and motion-picture imagery. It will then be used for any necessary excavation, as well as coinage, bullion and/or other recovery operations.

Post-Recovery Conservation

Coinage, precious metals and non-ferrous metals typically require a minimum amount of post-recovery conservation. In order to preserve the value of the recovered cargo, we will have an on-site facility capable of properly storing and transporting all recovered coinage, precious metals and non-ferrous metals to definitive and final conservation and storage prior to sale.

Sales

We intend to recover coinage and bullion precious metals, including but not limited to gold and silver. We believe that bullion metals, numismatically-graded coinage and non-graded coinage have significant value in the collector market. We intend to sell the existing independent coin dealers as well as directly to the collector and consumer market through the internet.

Current & Ongoing Projects

Project “Sailfish”- Research Summary

The “Sailfish” was a steam-powered packet ship, part of a fast and indispensable transatlantic communication link, the perfect vessel to rapidly ferry mails and passengers between Britain and the United States. Large for her time, she was a side-wheel steamer constructed almost entirely of iron.

On her last voyage, the “Sailfish” left Great Britain, bound for the United States. She carried several dozen first-class passengers, more than four hundred steerage passengers and a full crew of nearly 130. The “Sailfish” also disembarked with a cargo of gold coins, and the Captain assumed an uneventful voyage.

According to reports, when heavy seas set in, the “Sailfish” began to roll heavily. Though the initial problem was temporarily fixed, twelve hours later the same roll started again. Making matters worse, fire broke out. Buckets and pumps were manned, but the water rose rapidly and extinguished the furnaces, rendering the ship immobile. The fire quickly spread, driving the passengers above decks.

The purser and two men attempted to rescue the gold shipment, but were driven back by the smoke and flames. A nearby ship came to the rescue, bravely maneuvering close to the “Sailfish” and running a line between the two to facilitate transfer of passenger. Per age-old protocol, the Captain was the last man off the ship.

Virtually nothing was saved. Nearly every trunk and stitch of clothing was lost, including all the money of the first-class passengers. Early the next morning, a passing ship fell in with the “Sailfish”, shadowing the stricken vessel through her final hours. The burning “Sailfish” exploded and sank by the stern, leaving only an overturned lifeboat, light portions of the decking and a few trunks. The passing ship spent an hour recovering debris, dutifully recorded the sinking position, and then sailed on to New York.

We believe the “Sailfish” lies at a depth of between 200-500 meters of water.

Project “Sailfish” – Current Status

In October of 2014 we believe we positively identified the target of Project “Sailfish,” the Steamship S.S. Connaught.

We promptly filed a complaint in U.S. Federal Court for the Middle District of Florida requesting, pursuant to admiralty law, that the shipwreck be arrested, that we be appointed substitute custodian of the shipwreck and that we be awarded a salvage claim or title to the shipwreck and its cargo and, if such rights are granted, we intend to return to the site in the Spring or Summer of 2015 to conduct a recovery operation estimated to take 60 days.

Side-scan sonar survey operations on Project “Sailfish” began in July of 2013, and continued through the summer weather window until September 2013.  Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets.

Additional analysis conducted in early 2014 of the side scan sonar data we collected in 2013, revealed a shipwreck target with a number of characteristics that are consistent with what we believe we would see in a side scan sonar image of, our targeted shipwreck, “Sailfish”.  We returned to the inspection site during October 0f 2014 with a remotely operated underwater robotics vehicle to inspect the prime target, and in doing so, we positively identified the target, the Steamship S.S. Connaught, but its distinctive iron hull, paddlewheels and artifacts within the debris field.

Project “Black Marlin”- Research Summary

In the end of the 17th century, the world economy was fueled by the Spanish silver mines of the Americas, and the European demand for Asian drugs, spices, commodities and teas. This trade was based on the exchange of precious metals for goods, and silver was the only European payment acceptable to Asian trading partners.

The “Black Marlin” was one such vessel engaged in this trade. She was an English East Indiaman, more than 700 tons, three decks high and armed with many cannon. In addition to the silver coin expected by Asian merchants, she also carried lace, golden fabric, beaver fur, tobacco, wine, cloth and iron nails.

The shipping routes of the time took the English ship to the Indian Ocean for resupply in the middle of her long voyage to the East.  According to reports, unknown to her Captain and crew, nearby European enemy ships were hunting for English shipping. They discovered the “Black Marlin” was in the area and sailed to intercept. The European enemy ships approached the English ship under a false flag and prepared to attack.

The trap set and ready to attack, the Europeans demanded the surrender of the English vessel. Instead of surrendering, the English captain counterattacked, and the vessels began to exchange heavy cannon fire, beginning a pitched fight that would continue over many hours. In a last-ditch effort to escape, the English ship unfurled her sails and attempted to sail away. The Europeans quickly caught up and soon the English ship was disabled and unable to continue fighting.

Rather than surrender, the Captain of the English ship set his own vessel on fire, escaping in a small boat with a chosen group of men while allowing his own ship and abandoned sailors to burn. The fire reached the gunpowder storage, and the English ship exploded and sank, taking with her a rich cargo of silver.

We believe this shipwreck lies at a depth of between 500-3000 meters of water.

Project “Black Marlin” – Current Status

In November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for the location and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%). The Company needs additional working capital to undertake the search for the “Black Marlin.”  There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to look for the “Black Marlin.”

We believe the “Black Marlin” contract is not material and our business is not substantially dependent upon this contract due to the fact our Company has complied a database of over 1,400 shipwrecks that were lost with valuable cargo on board that we believe can be located and their cargos recovered.  By selecting “Black Marlin” as our second project and since the “Black Marlin” was reported to have been loss within 12 nautical miles of land, it was necessary, in the ordinary course of our business, to seek permission of the coastal state to work in their territorial waters.  We are not under any obligation to undertake this project and if, at any time, events in the area or our continuing research revealed a lost shipwreck that is a more logical choice to undertake as our second project, we will make that change in project priorities.  While the agreement with the coastal state allows us to pursue the “Black Marlin” as a project, the “Black Marlin” is not significantly different in value than other ships in our database.

Project “Black Marlin” – Targets of Opportunity “Wahoo” and “Dolphin”

As part of discussions pertaining to project “Black Marlin,” we have learned of two shallow-water “targets of opportunity” within the same territorial waters as the “Black Marlin.” Believed to be English East Indiaman, these wrecks (code-named “Dolphin” and “Wahoo”) remain unidentified at this time. Until these wrecks are identified, it will not be possible to generate any estimate on the potential value, if any. We expect to begin operations on these wrecks in conjunction with the “Black Marlin” in mid-2014.

Patents, trademarks, licenses, franchises and concession

Currently, we neither own nor rely on any patents, trademarks, licenses or franchises.  We have been granted a concession for shipwreck search and recovery in the territorial waters of an East African island nation by the government of that nation.  The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%).

Competition

There are a number of competing entities engaged in aquatic research, survey, inspection and the various aspects of the shipwreck salvage business.  One or more of these competing entities may locate and recover a shipwreck that we intend to locate and recover.  In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of shipwreck salvage.

Governmental and Environmental Regulation

We are subject to local, state and national taxation. Additionally, our operations are subject to a variety of national, federal, state, local and international laws. In particular, the legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may restrict our operations and prevent or cause us to suspend or abort particular searches or salvage operations.

Project “Black Marlin” – Government or environmental regulations that may restrict our operations.

The island nation has signed and ratified the United Nations Convention on the Law of the Seas (the “LOS”).  In this capacity and in keeping with the provisions of the LOS, the island nation asserts jurisdiction over its territorial waters, defined by the LOS as 12 nautical miles, 22.2 kilometer or 13.1 miles from the low water mark of the coastal state. Based upon its historical research, we believe the “Black Marlin” sank within the territorial waters of the island nation.  While the island nation is not a signatory to nor has it ratified the International Convention on Salvage (“ICS”), the Company and its contractors operate in accordance the provisions of the ICS.  Those provisions state generally, that in undertaking salvage a salvage company shall exercise due care in order to minimizing damage to the environment.  Damage to the environment is defined by the Treaty under Article 1 (d) as follows:  “Damage to the environment” means substantial physical damage to human health or to marine life or resources in coastal or inland waters or areas adjacent thereto, caused by pollution, contamination, fire, explosion or similar major incidents.” The Company and its contractors take into account complying with the ISC when estimating costs for the “Black Marlin” cargo recovery operations. The island country has no written laws or regulations with respect to salvage operations in general and has placed no additional restrictions on the operations of the Company when it begins operations to locate and recover the “Black Marlin’s” cargo.

Project “Sailfish” – – Government or environmental regulations that may restrict our operations.

We believe that “Sailfish” is the wreck of the S.S. Connaught a paddlewheel steamer that sank in October 1860.   That shipwreck is located approximately 125 miles off the coast of the United States of America (“U.S.”).  While the U.S. has not ratified the LOS, this location is recognized under U.S. law as being in international waters.  The Company has elected to submit itself to the jurisdiction of the United States Federal Courts by filing a case in admiralty on October 3, 2014 in the U.S. District Court, Middle District of Florida.  The process of adjudicating ownership and claims, including the Company’s request for a salvage claim or, in the alternative, title to the ship and its cargo, will proceed in the U.S. Court pursuant to U.S. admiralty law.  The right to salvage a privately own vessel is not subject to approval of the U.S. Courts or any government agency.  Once a party has submitted themselves to the jurisdiction of the U.S. Federal Courts, the Court can determine the ownership rights to the cargo salvaged and the amount of a salvage award according to precedent cases ruled upon by the U.S. Supreme Court.  The Company makes its claims based upon those legal precedents.

The United States Coast Guard undertakes marine environmental protection in U.S. waters pursuant to Volume IX of its Marine Environmental Protection – Marine Safety Manual – COMDTINST M16000.14.  As specified in Chapter 1 on page 16, the U.S. Coast Guard also looks to the International Convention on Salvage for guidance on salvage operations even though the U.S. has not ratified that treaty.  The Company and its contractors conduct salvage operations within the guidelines of the ICS. The Company and its contractors take into account complying with the ISC when estimating costs for the S.S. Connaught cargo recovery operations.

ITEM 1A.—RISK FACTORS

Risks Related To Our Overall Business Operations

We have a limited operating history with a history of losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have not generated any revenues since January 19, 2006 (inception) and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Unless and until we are able to generate revenues we will continue to sustain losses.

There is doubt about our ability to continue as a going concern due to recurring losses from operations and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our consolidated statements of operations for the years ended December 31, 2013 and 2012, reflect net losses of $885,874 and $319,628 respectively.  These factors raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

In light of the acquisition of the membership interests of Endurance Exploration Group, LLC on December 31, 2013, we have presented in the notes to the consolidated financial statements combined proforma results of operations for the years ended December 31, 2013 and 2012 as though this acquisition had taken place on January 1, 2012.  These combined proforma financial statements show no revenue for the years ended December 31, 2013 and 2012 and combined net losses for those periods of $885,874 and $319,628, respectively.  We are currently evaluating acquisitions and other business opportunities. Our continuation as a going concern is dependent upon our ability to obtain clients and investment capital from future funding opportunities.  No assurance can be given that we will be successful in these efforts.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur we may need to adjust our business strategy to meet these changes or we may otherwise find it necessary to restructure our operations or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets.

We will continue to experience losses from both pre-operational expenditures as well as planned operations.

We have experienced a net loss in every fiscal year since our inception. Even if we do generate operating income in the future, subsequent developments in our industry, customer base, business or cost structure, or an event such as litigation may cause us to experience operating losses. We may not become profitable in the future.

We are subject to macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of start-up companies, all of which may adversely affect our financial results and growth.

Macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of a shell company can adversely affect us. These factors include:

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changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S. and financial markets;

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war, civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

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outbreaks of pandemic or contagious diseases;

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climate change and resource scarcity, such as water and energy scarcity;

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natural or man-made disasters, such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

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low consumer confidence, high levels of unemployment and depressed housing prices;

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domestic and international political and geo-political conditions;

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changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

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the costs and administrative burdens associated with compliance with applicable laws and regulations;

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changes in operating costs, including, but not limited to, energy, benefits, insurance and unanticipated costs resulting from force majeure events; and

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the lack of availability, or increase in the cost, of capital for us.

We may seek to expand through acquisitions of and investments in other businesses or through business alliances.  These acquisitions and investment activities may be unsuccessful or divert our management’s attention.

We intend to consider strategic and complementary acquisitions of and investments in other businesses or other assets. Furthermore, we may pursue these opportunities in alliance with existing businesses. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

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issuing shares of stock that could dilute the interests of our existing stockholders;

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spending cash and incurring debt;

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assuming contingent liabilities; and

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creating additional expenses.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of a revolving credit facility or other indebtedness we may incur.

The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, or other assets, including difficulties relating to:

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coordinating sales, distribution and marketing functions;

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integrating technology information systems; and

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preserving the important licensing, distribution, marketing, customer, labor and other relationships of the acquired assets.

In addition, any such acquisitions, investments, or alliances could demand significant attention from our management that would otherwise be available for our regular business operations, which could harm our business.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon our ability to find, excavate and monetize the cargo of shipwrecks. We cannot guarantee that the sales of the recovered cargo and/or related products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. Success in raising necessary funds is not guaranteed.

We depend on key personnel and face competition in hiring and retaining qualified personnel.

Key management and operational personnel may be difficult to replace. We do not have any employment or noncompetition agreements with our key personnel.  We may not be able to recruit or retain qualified employees in the future, which could affect our business.

Our background research and data-gathering may prove unreliable.

The success of any marine salvage project is highly dependent on background research and data.  Background research and data-gathering may prove to be imprecise, misleading, incomplete and/or unreliable. This data and research is further affected by the interpretation process due to factors such as analyst misinterpretations, erroneous calculations, and/or translation errors.

Operations may be hindered by natural hazards and weather patterns.

Marine salvage operations are inherently technologically challenging and may be delayed, suspended or aborted due to weather, sea conditions or other natural hazards. Operations may be dependent on both predictable and unpredictable seasonal weather cycles. We may not be able to logistically begin, continue or complete operations during favorable weather conditions. Both predictable and unpredictable weather events, including but not limited to storms, cyclones, hurricanes, typhoons and tsunamis, may delay, suspend or cause us to abort particular salvage operations.

Because of the speculative nature of our operations, there is substantial risk that no commercially exploitable cargo will be found and our business will fail.

We have only just begun operations, and thus have no way to evaluate the likelihood that we will be successful in our efforts to locate and monetize lost shipwrecks. You should be aware of the difficulties normally encountered by similar companies and the high rate of failure of such enterprises. The search for shipwrecks as a business is inherently risky. We may not find any commercially exploitable shipwrecks. In such a case, we may be unable to continue operations, and you could lose your entire investment.

We may discover a commercially exploitable shipwreck cargo but be unable to successfully recover the cargo.

If our search program is successful in discovering a commercially exploitable cargo, we may require additional funds in order to advance operations into commercial recovery. In such an event, we may be unable to obtain the funds, equipment and/or personnel in order to continue operations, and we may be unable to generate revenues.

We may be unable to establish or maintain rights to recovered objects.

Persons and entities other than us may claim title to the shipwrecks and/or valuable cargo that we may recover. Even if we are successful in locating and recovering shipwrecks and/or valuable cargo, we cannot assure we will be able to establish our rights to property recovered if challenged by governmental entities, prior owners, or other attempted salvors claiming an interest therein. In such an event we could spend a great deal of time and money on a shipwreck project, and receive no salvage claim or revenue for our work. Our shipwrecks may be in controlled water where the policies and laws of a certain government may change abruptly, thereby impacting our ability to operate in those zones.

We may experience delays in monetizing any recovered objects.

Even after a successful marine salvage operation, we may experience significant delays in monetizing any recovered objects. At this phase in operations, we have no sales personnel, distribution channels or sales contracts. Immediate access to buyers for recovered objects cannot be guaranteed, and delays in the monetization process may adversely affect our cash flows.

Legal, political, or civil issues may interfere with our marine salvage operations.

Legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may prevent, restrict, suspend or abort our marine salvage operations.

Objects we recover could be taken from our possession.

Any marine salvage operation comes with a risk of theft or piracy prior to, during, or post marine salvage operations. Theft may not be adequately covered by insurance.

We may be unable to secure permission to conduct marine salvage operations.

It is possible that we will not be successful in obtaining title, permits or permission to excavate certain shipwrecks due to territorial, sovereign, or military concerns. Additionally, title, permits and permission may be denied, revoked, ruled illegal or not honored by the issuing entities.

We may not have access to the equipment and personnel needed for operations, which could cause delays or suspension of our operations

Competitive demands for contractors and unforeseen shortages of personnel and/or equipment may result in the disruption of planned operations. Fluctuations in demand for equipment and personnel could result in suitable equipment and personnel being unavailable at the scheduled times in our operations. Fuel prices are also subject to market fluctuation. We will attempt to locate suitable equipment personnel and fuel if sufficient funds are available. If we cannot find the equipment and personnel needed for our operations, we may have to suspend some or all operations until equipment, personnel, fuel, and/or funds can be obtained.

Technological obsolescence or critical failure of our marine salvage equipment could put a strain on our capital requirements and/or operational capabilities.

Our search and salvage operations will require the use of highly specialized and costly equipment, including but not limited to side-scan sonar, remotely-operated vehicles, winch systems, and computer processing equipment. This equipment may or may not be insured, insurable, repairable or replaceable, and may require difficult or time-consuming to source customized and/or specialized components. While we construct, upgrade, repair and maintain our equipment on a best-efforts basis, technological advances in new equipment may provide superior efficiencies and capability than our existing equipment. Such an industry shift may require us to purchase new equipment, requiring additional needs for capital.

Our business and operational results may be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate equipment, skilled personnel and funds in a timely manner.

The market for gold, silver and numismatically-graded coins are highly volatile and a decrease in the price of any would have a material adverse effect on our business.

The profitability of our operations are directly related to the market price of metals and the numismatic coin market. The market prices of metals and the numismatic coin market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the metals and numismatic market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of metals or numismatic coins make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the metals or numismatic market may force us to curtail or cease our business operations.

We face significant competition from better-established competitors

We compete with other interests possessing greater financial resources and technical facilities than we do in connection with the discovery and excavation of shipwrecks.

Risks Related To Ownership of Our Common Stock

The market price of our common stock can be volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our shares is volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publically traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and us in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant shareholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your stock.

We have never declared or paid any cash dividends on shares of our common stock and we are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share, subject to certain exemptions. As our common stock is a “penny stock,” it is subject to Rule 15g-9 under the Exchange Act, the so called “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a liquid market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

Micah Eldred and Carl Dilley own a significant majority of our voting shares and their interests may differ from those of our other shareholders.

As of September 26, 2014, Micah Eldred and Carl Dilley own approximately 56.8% and 30.5% of our issued and outstanding shares of common stock, respectively (see “Item 4 – Security Ownership of Certain Beneficial Owners and Management”), and they will have significant influence over the outcome of matters that require shareholder approval, including election of directors and, accordingly, over our business and corporate matters.  They may exercise their voting rights in ways that they believe is in their best interests, which may conflict with the interest of our other shareholders.

ITEM 2—FINANCIAL INFORMATION

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

As used in this report, the terms "we", "us", "our," “Endurance” and “the Company” mean Endurance Exploration Group, Inc. (formerly Tecton Corporation), unless otherwise indicated.

This discussion should be read in conjunction with the condensed consolidated financial statements and notes included elsewhere in this registration statement.

Our discussion and analysis may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates, forecasts, and projections about the Company, our beliefs, and assumptions made by us. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plan,” “seek,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives, or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including those discussed below and elsewhere in this report. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the risk factors which are identified in this registration statement, including factors identified under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

All dollar amounts refer to US dollars unless otherwise indicated.

Plan of Operation

Side-scan sonar survey operations on Project “Sailfish” began in July of 2013. Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets. In October of 2014 we believe we positively identified the target of Project “Sailfish,” the Steamship S.S. Connaught. We intend to return to the site of the S.S. Connaught in 2015 to recover its cargo. The cost of recovering the cargo of the S.S. Connaught is estimated to be $1,200,000.  The Company needs additional working capital to recover the cargo of the S.S. Connaught.  There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to recover the cargo of the S.S. Connaught.

In November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%)..  The cost of finding and recovering the cargo of the “Black Marlin” is estimated to be $2,000,000. The Company needs additional working capital to undertake the search for the “Black Marlin”.  There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to search for and recover the cargo of the “Black Marlin”.

Results of Operations

The following information represents the combined results of operations for two formerly separated entities for the three and nine months ended September 30, 2014 and 2013.

Three Months Ended September 30, 2014 and 2013

Revenue

Since our inception on January 19, 2006 to September 30, 2014, we have not generated any revenues.  With the acquisition of Endurance Exploration Group, LLC, we hope to begin generating revenue in 2015 from aquatic research, survey, inspection and recovery projects, as well as maritime contract services and consulting.

Expenses

We incurred operations and research expenses of $108,854 for the three months ended September 30, 2014 as compared to $263,058 for the three months ended September 30, 2013.  These expenses are all related to the operations of Endurance Exploration Group, LLC.

We incurred marketing and promotion expenses of $1,626 for the three months ended September 30, 2014 as compared to $12,522 for the three months ended September 30, 2013.   These expenses are all related to the operations of Endurance Exploration Group, LLC.

We incurred general and administrative expenses of $49,126 for the three months ended September 30, 2014 as compared to $29,361 for the three months ended September 30, 2013.  The general and administrative costs consist primarily of legal and professional fees.

Net Losses

For the three months ended September 30, 2014, we incurred a net loss of $183,693 as compared to $327,534 for the three months ended September 30, 2013.

Nine Months Ended September 30, 2014 and  2013

Revenue

Since our inception on January 19, 2006 to September 30, 2014, we have not generated any revenues. However, during this period of time, the Company has acquired a ship, side scan sonar, topside computer processing of sonar images and a remotely operated vehicle with cameras that can visually inspect things located by the side scan sonar.  The Company, through contracted personnel, has also developed an operational capability for this ship and its equipment.  The Company can also access, on a contract basis, additional ships, equipment and personnel on a case-by-case basis when needed.  This capability allows the Company to offer aquatic research, survey, inspection and recovery, as well as maritime contract services and consulting to both the public and private sectors that contract for such equipment and services.  As of the time of this filing there are no agreement or contracts for the use of the Company equipment or the services described herein and the Company needs additional working capital to continue to offer said equipment and services.  Therefor, the Company cannot represent that, in the future, it will ever generate revenue from aquatic research, survey, inspection and recovery projects, as well as maritime contract services and consulting.

Expenses

We incurred operations and research expenses of $217,635 for the nine months ended September 30, 2014 as compared to $564,224 for the nine months ended September 30, 2013.  These expenses are all related to the operations of Endurance Exploration Group, LLC.

We incurred marketing and promotion expenses of $54,337 for the nine months ended September 30, 2014 as compared to $37,558 for the nine months ended September 30, 2013.   These expenses are all related to the operations of Endurance Exploration Group, LLC.

We incurred general and administrative expenses of $159,790 for the nine months ended September 30, 2014 as compared to $103,195 for the nine months ended September 30, 2013.  The general and administrative costs consist primarily of legal and professional fees.

Net Losses

For the nine months ended September 30, 2014, we incurred a net loss of $503,663 as compared to $774,546 for the nine months ended September 30, 2013.

Current Liquidity and Capital Resources

Since Endeavour Cooperative Partners, LLC, acquired control of the Company in January 2013, we have funded our operations primarily through the sale of equity securities in private placements and debt financing.

As of September 30, 2014, we had $18,038 in cash.

Net cash used by operating activities was $294,292 for the nine months ended September 30, 2014.

Net cash used by investing activities was $13,210 for the nine months ended September 30, 2014.

Net cash provided by financing activities was $323,000 for the nine months ended September 30, 2014.

Other Recent Financings

On April 7, 2014, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $35,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 140,000 shares to Endeavour.

On April 7, 2014, we entered into a Debt Conversion Agreement with Island Capital Management, LLC (“Island”), a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which we issued 280,000 shares to Island.

On June 24, 2014, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by us.  We will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician. We will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

During the three and nine months ended September 30, 2014, Micah Eldred, on the one hand, and Carl Dilley and Heather Dilley, on the other, made advances to the Company in the aggregate amounts of $0 and $185,000, respectively, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of September 30, 2014, the aggregate amount of such advances outstanding was $185,000

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements.  Our capital requirements for 2014 will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures and/or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions, that would generate sufficient resources to ensure continuation of our operations.  We are currently engaged in an offering of up to 15,000,000 shares of common stock at a price of $0.25 per share to accredited investors pursuant to Rule 506(c) under Regulation D and Regulation S.  The offering, date April 28, 2014, expired September 30, 2014 and is being amended to extend the termination date of the offering and to provide for changes in broker/dealer compensation.  However, the offering is being conducted on a best efforts basis, and there can be no assurance that any shares will be sold in the offering.

We will require substantial funds, not only for administration and public company costs, but also to conduct full marine survey and recovery operations.  Our principal shareholder, Micah Eldred has committed to loan to us, or cause companies controlled by him to loan to us, up to $15,000 per month, if necessary, as the amount estimated for those administration and public company costs. We have based our estimates on assumptions that may prove to be wrong.

The sale of additional equity or debt securities may result in additional dilution to our shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations.  Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations which could have a material adverse effect on our business, financial condition and results of operations.

Research and Development

For the nine months ended September 30, 2014, we incurred $12,412 in expenses for research consultants and travel.  For the nine months ended September 30, 2013, we incurred $21,780 in expenses for research consultants and travel.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Off-Balance Sheet Arrangements

As of September 30, 2014, we had no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Fiscal Years 2013 and 2012

The following information represents our results of operations for the years ended December 31, 2013 and 2012.  The acquisition of the membership interests of Endurance Exploration Group LLC and its wholly owned Panamanian subsidiary formed to hold the registry of a research vessel, occurred as of the close of its business on December 31, 2013.  Since both entities were under common control, the comparative financial statements are presented as if the previously separated entities were combined.

Revenue

Since our inception on January 19, 2006 to December 31, 2013, we have not generated any revenues.  The Company cannot represent that, in the future, it will ever generate revenue from aquatic research, survey, inspection and recovery projects, as well as maritime contract services and consulting.

Expenses

We incurred $19,925 in stock based compensation for the year ended December 31, 2013 as compared to $0 for the year ended December 31, 2012, an increase of $19,925.  The stock based compensation is a result of the options issued at December 31, 2013.

We incurred general and administrative expenses of $121,013 for the year ended December 31, 2013 as compared to $33,567 for the year ended December 31, 2012, an increase of $87,446.  The general and administrative costs consist primarily of legal and professional fees.

Net Losses

For the year ended December 31, 2013, we incurred a net loss of $885,874 as compared to $319,628 for the year ended December 31, 2012.

Liquidity and Capital Resources

As of December 31, 2013, we had $2,540 in cash.

Net cash used by operating activities was $763,924 for the year ended December 31, 2013.

Net cash used by investing activities was $59,198 for the year ended December 31, 2013.

Net cash provided by financing activities was $772,102 for the year ended December 31, 2013.  This amount represents funds advanced from related parties to facilitate operations for the period.

Research and Development

For the years ended December 31, 2013 and 2012, we incurred expenses for research consultants and travel of $32,533 and $9,029 respectively.

Inflation

The amounts presented in our consolidated financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Critical Accounting Estimates – Stock Based Compensation

We apply the provisions of FASB ASC 718, “Compensation – Stock Compensation,” to account for our stock-based compensation.  Stock-based compensation cost is measured at the grant date based on the calculated fair value of the award.  We measure the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The weighted average grant-date fair value of options granted during 2013 was $.003985. We used the following Black-Scholes assumptions in arriving at the fair value of options granted on December 31, 2013:

Expected Life In Years	1.5
Risk-free Interest Rates	.350%
Volatility	145.04%
Dividend Yield	0%

Off-Balance Sheet Arrangements

As of December 31, 2013, we had no off balance sheet transactions.

ITEM 3—PROPERTIES

We currently share, at no charge, leased office space at 15500 Roosevelt Blvd., Suite 301, Clearwater, FL  33760, with Island Capital Management, an affiliate controlled by Micah Eldred.  We believe that such space is sufficient for our needs.

ITEM 4—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of September 26, 2014, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Micah Eldred, President, CEO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	21,192,482 (2)	56.8%
Carl Dilley, Director, Vice President 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	11,384,257 (2)	30.5%
Christine Zitman, Secretary, Treasurer, CFO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,103,092 (2)	5.6%
Guy Zajonc, Director, Vice President 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	1,500,000 (3)	4.1%
Steven Saint Amour, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	450,000 (4)	1.2%
Errol de Montille, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	600,000 (5)	1.6%
All Directors and Officers as a Group (6 persons)	37,229,831	92.4%

(1)  Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)  Includes 1,000,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share, for each of Micah Eldred, Carl Dilley and Christine Zitman.

(3)  Includes 500,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share.

(4)  Includes 250,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share.

(5)  Includes 250,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share.

ITEM 5—DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers:

Officers and Directors

Name	Age	Position
Micah Eldred	46	Director, President and Chief Executive Officer
Carl Dilley	59	Director and Vice President
Christine Zitman	45	Director, Chief Financial Officer, Secretary and Treasurer
Guy M. Zajonc	62	Director and Vice President
Steve Saint Amour	50	Director
Errol de Montille	68	Director

Background of Executive Officers and Directors

Micah Eldred was appointed as Director, President, Chief Executive Officer, Secretary, Chief Financial Officer, and Treasurer on February 7, 2011.  Mr. Eldred stepped down as Secretary, Chief Financial Officer and Treasurer in January 2013, when Christine Zitman was appointed to those positions.  Mr. Eldred was appointed as Chairman of the Board in January 2013.  Mr. Eldred has served as Chief Executive Officer (“CEO”) of Endeavour Cooperative Partners, LLC, and its subsidiaries, Spartan Securities Group, Ltd., Island Capital Management, LLC, and Endeavour Insurance Partners, LLC, for over ten years.  Island Stock Transfer, a division of Island Capital Management LLC, is our transfer agent.  Mr. Eldred holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan. Mr. Eldred was a co-founder of Endurance Exploration Group, LLC.

Carl Dilley has served as a Director since January 2013, and was appointed as Vice President in January 2013.  Mr. Dilley has served as president of Island Stock Transfer, a division of Island Capital Management, LLC, from 2003 to present and acts as senior executive officer responsible for oversight of day to day operations and is actively involved in the sales and marketing process. Island Stock Transfer is our transfer agent.   He is also an employee of Spartan Securities Group and holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan. He is also president of Vacation Travel Corp, which operates an on-line travel agency and tour operations situated in Costa Rica and Panama.  Mr. Dilley was a co-founder of Endurance Exploration Group, LLC.

Christine Zitman has served as a Director, our Chief Financial Officer and Secretary/Treasurer since January 2013.  Ms. Zitman has served as Chief Financial Officer of Endeavour Cooperative Partners, LLC and its subsidiaries since joining the company in March of 2006.  Ms. Zitman is responsible for oversight of day to day financial operations including but not limited to providing timely, accurate, and compliant financial data.  She is responsible for all financial reporting functions of Endeavour and its subsidiaries. Ms. Zitman received a Bachelor of Science in Accounting from St Francis College in New York City in 1994.

Guy M. Zajonc has served as a Director since January 2014, and was appointed as Vice President of Business Development in September 2014.  He is the former President and CEO of Five by Five Media, Inc. (May 2008 to December 2013).  He served as Senior Manager and General Counsel to Odyssey Marine Exploration, Inc. (2003 to 2006).  At Odyssey, he helped manage marine operations, helped build the research depart, found and hired the researchers that were directly responsible for the location of the Mercedes, HMS Victory and the Gairsoppa.  A graduate of Gonzaga University Law School and a member of the Washington State Bar since 1978, (retired 2010) Mr. Zajonc has participated in a number deep and shallow water projects since 1995, some of which are listed below:

1.

Japanese Submarine I-52.  The I-52 was sunk in the Atlantic Ocean in 1944 with 64,000 troy ounces of gold onboard.  At 17,200 feet, the I-52 is the deepest shipwreck ever discovered and visited by humans.  Mr. Zajonc was project manager and shareholder, and participated in the manned investigation of the wreck site.  The project used the Russian Academy of Science’s deep submersible program to film and photograph the site in 1998 for National Geographic TV and magazine.

2.

Titanic.  Mr. Zajonc dove to the Titanic in September 2000 as part of a mission conducted by Deep Ocean Expedition where he served as General Counsel and Project Manager.

3.

Amelia’s Earhart’s Final Flight.  As a principal in Howland Landing, LLC and co-coordinator of the project, Mr. Zajonc helped organize the first ever deep-water search for the lost airplane of Amelia Earhart off Howland Island in the Central Pacific.  The mission mapped over 600 square miles in water up to 18,000 feet deep.

4.

Battleship Bismarck.  For Deep Ocean Expeditions, Mr. Zajonc helped organize the first manned dives on the Battleship Bismarck in 2001 and was part of the expedition.

5.

The Atlantic Target.  In 2001, Mr. Zajonc was part owner and a team member on the 16,000 foot discovery dive to the unidentified ship known as the Atlantic Target.  Over 1,500 gold and silver coins and 65 artifacts were recovered from the deepest historic shipwreck ever excavated, a small merchant vessel that sank south of Bermuda some two hundred years ago.

6.

SS Republic.  In August 2003 Mr. Zajonc joined Odyssey Marine Exploration, Inc.’s senior management team as General Counsel and was initially responsible for onshore support of Marine Operations.  In November of 2003 gold was discovered on the wreck of the SS Republic in 1,600 feet of water.  Over 51,000 gold and silver coins and 13,000 artifacts have been recovered with an estimated value of $75 million USD.

7.

Washington Coast Dives.  In 2006, Mr. Zajonc undertook manned submersible dives and 3-D filming off the coast of Washington State in partnership with Lightspeed Design Group of Seattle, using Nuytco Research, Ltd. submersibles that resulted in the 3-D, high definition documentary film Dive! Manned Submersibles and the New Explorers.

In addition to his work with technical experts, Mr. Zajonc has also worked with cinematographers from around the world during expeditions, including Emmy Award winner Mark Stouffer with National Geographic and IMAX film director and producer Stephen Low.  He also met and drafted the ship charter agreements for James Cameron on his trips to Titanic for the IMAX movie “Ghosts of the Abyss”, and the Bismarck for the high-definition television production “Jim Cameron’s Expedition Bismarck” for Discovery Channel.

Errol de Montille has served as a Director since January 2014.  Mr. de Montille has been the President and owner of Intaba LLC, since January 2011.  Intaba is an international business consulting firm.  From February 2001 to 2012, he was the President and owner of EBDM & Associates LLC, which was also an international business consulting firm.  He has considerable governmental and international experience, which he acquired during his 25 years with the South African Department of Foreign Affairs.  A graduate of the University of Natal in Durban where he majored in economics and commerce, Mr. de Montille did his professional apprenticeship with a chartered accountancy firm earning an equivalent of a CPA, before joining the South African Department of Foreign Affairs in 1971. He obtained a law degree in 1980.

In his diplomatic career, Mr. de Montille represented South Africa in Malawi, Italy, Japan and the United States.  He also represented South Africa at numerous international governmental organizations of an environmental and conservation nature including successive Antarctic Consultative Party Treaty Meetings. He was also South Africa’s alternate Commissioner to the International Whaling Commission for two successive years.  Returning from Washington DC in 1993 Mr. de Montille was appointed Director: Asia and Australasia where he oversaw the establishment of diplomatic relations with many countries.  In 1995 Mr. de Montille was re-assigned as Acting Chief Director: Americas to oversee South Africa’s relations with the United States and Canada. He accompanied the then South African Deputy President Thabo Mbeki on several official visits to the United States initially to inaugurate the US/SA Binational Commission.  In 1996 Mr. de Montille left the South African Department of Foreign Affairs and joined a leading international business consultancy firm in Washington DC as an international business advisor and consultant. The company specialized in Japan.

In 2001, Mr. de Montille formed his own international business consultancy company. Since then he has managed more than $1 billion in business development and structured over 100 deals for his clients. He has recently been involved in maritime and salvage matters and was the lead negotiator with the Japanese Government to salvage a World War II built submarine which sank off the African coast as well as successfully negotiating an agreement with an island government in the Indian Ocean for salvage rights for a colonial built vessel.

Steve Saint Amour has served as a Director since January 2014.  He has been involved in the subsea industry for over twenty-eight years and is recognized as an authority in the field of aviation and marine casualty investigations. He is an active member of the International Society of Air Safety Investigators (ISASI) and the Society of Naval Architects and Marine Engineers (SNAME) and routinely writes articles and conducts seminars on behalf of these and other professional organizations.

In 2009, Mr. Saint Amour and his wife, Joan Saint Amour co-founded Eclipse Group Inc. (EGI).  EGI is a marine operations service provider based in Annapolis, Maryland and provides turnkey subsea technical solutions to both commercial and government customers worldwide. EGI holds several multi-year contracts and subcontracts with the U.S. Navy, National Oceanographic Atmospheric Agency (NOAA) and several international commercial companies based both in the U.S. and abroad.

In 1999, Mr. Saint Amour accepted the position of Remote Operated Vehicle (ROV) Operations and Sales Manager at Phoenix International, Inc., an underwater services company based in Crystal City, VA.

Mr. Saint Amour was tasked with establishment of Phoenix International’s deep-water ROV division whose accomplishments were instrumental in Phoenix award of the U.S. Navy’s worldwide search and recovery contract in 2001.

While at Phoenix, Mr. Saint Amour initiated, and managed the design, engineering, build and operation of nine ROV systems including Phoenix’s Remora, Medusa and XBot ROV systems. These systems routinely conducted operations worldwide for search and recovery, telecommunications, oil and gas, science and film projects.

These systems were built to operate in 6,000 meters water depth and have attained an impressive track record of high profile operations over the last eleven years, including:

2012 – Search and Recovery of a Turkish AF F-4
2011 – Search and Recovery of Air France AB 330 Flight 447	Depth 3,900 meters
2011 – Inspection of the RMS TITANIC	Depth 3,700 meters
2010 – Search and Inspection of the AHS CENTUAR	Depth 1,200 meters
2010 – Search and Recovery of a USN E2-C Hawkeye	Depth 3,500 meters
2007 – Search and Recovery of Adam Air Flight 547 Boeing 737	Depth 1,400 meters
2009 – Search and Recovery of Yemeni Flight 626 Airbus 310	Depth 1,200 meters
2005 – Search and Recovery of Tuninter Flight 1153 ATR – 72	Depth 1,450 meters
2005 – Artifact Collection, RMS Titanic	Depth 3,700 meters
2004 – Search for JAMSTECH H-2 Rocket engine	Depth 5,900 meters
2003 – Search and Recovery of a USN F-14 Tomcat	Depth 3,200 meters
2003 – Search and Recovery of a USN SH-60 Helicopter	Depth 2,900 meters
2001 – Inspection of the RMS TITANIC	Depth 3,700 meters
2000 - Recovery of the INS/DAKAR forward sail section	Depth 3,000 meters
2000 – Search and Recovery of a Israeli AF F-16	Depth 1,400 meters
2000 – Search and Recovery for JAMS TECH-2 Rocket engine	Depth 3,400 meters
1999 – Discovery of the Israeli Submarine INS DAKAR	Depth 3,000 meters

Mr. Saint Amour’s group at Phoenix was called upon to create innovative ROV systems for unique applications including feature film projects. The Medusa and XBot ROVs have been seen in several IMAX documentaries and TV Specials. Examples include:

“Ghosts of the Abyss” produced by IMAX and directed by James Cameron.

“Last Mysteries of the Titanic” produced by Discovery Channel and directed by James Cameron.

“Search for the USS Indianapolis” produced by Discovery Channel.

“USS Monitor” produced by the History Channel.

Over a 14-year period, Mr. Saint Amour was a voting shareholder and served on the Board of Directors at Phoenix International Inc.  In 2007 Mr. Saint Amour sold his ownership interest to Phoenix International Holdings, Inc. an Employee Stock Ownership Program (ESOP).

Mr. Saint Amour has worked in virtually every aspect of the subsea industry as a commercial diver, ROV technician, pilot and project manager for various major diving and ROV service providers including Taylor Diving, Subsea, Inc. Sonsub, Inc. Eastport International, Inc. and Oceaneering Technologies, a division of Oceaneering International, Inc.

Term of Office

Our directors are appointed for one year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our executive officers are appointed by our Board of Directors and hold office pursuant to employment agreements or until removed by the board.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of any of our directors, persons nominated to become directors or executive officers.

ITEM 6—EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our President and Chief Executive Officer, and the two most highly compensated executive officers who served at the end of the fiscal years December 31, 2013, 2012 and 2011.  The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Micah Eldred President	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Carl Dilley Vice President	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Christine Zitman Secretary and Treasurer	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] This column represents the aggregate grant date fair value of stock options granted on December 31, 2013, in accordance with SEC rules. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the recipients.  Assumptions used in determining the fair value of these stock options is discussed under “Item 2 – FINANCIAL INFORMATION - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Estimates - Stock Based Compensation.”  Stock option awards to Messrs. Eldred and Dilley and Ms. Zitman consist of immediately exercisable options to purchase 1,000,000 shares of common stock each at an exercise price of $0.25.  The options expire December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about equity awards held by the named executive officers and outstanding at December 31, 2013.  All of the options listed were granted on December 31, 2013, and were exercisable in full as of the date of grant.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Micah Eldred	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-
Carl Dilley	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-
Christine Zitman	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-

Compensation of Directors

During 2013, our Directors, who also served as our officers, were not separately compensated for their service as Directors.  Their compensation is reflected in the Summary Compensation Table above.  Our directors currently serve without compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.  Cash or equity compensation for our directors may be authorized in the future.

Compensation Paid to Messrs. Zajonc, Saint Amour and de Montille in 2013

On December 31, 2013, an option to acquire 500,000 shares of our common stock at $0.25 per share was issued to Guy M. Zajonc.  The option was issued to Mr. Zajonc in consideration of services including research and corporate advice, and as an inducement to join our Board of Directors, which Mr. Zajonc did in January 2014.

On December 31, 2013, an option to acquire 250,000 shares of our common stock at $0.25 per share was issued to Steven Saint Amour.  The option was issued to Mr. Saint Amour in consideration of his general advice regarding undersea operations, equipment and personnel selections, and as an inducement to join our Board of Directors, which Mr. Saint Amour did in January 2014.

On December 31, 2013, an option to acquire 250,000 shares of our common stock at $0.25 per share was issued to Errol de Montille.  The option was issued to Mr. de Montille in consideration for his services to us relating to our introduction to the sovereign government of an island nation in the Indian Ocean and assisting us with negotiating our salvage permit with the government, and to partially reimburse Mr. de Montille for his travel expenses to such island nation, and as an inducement for him to join our Board of Directors, which Mr. de Montille did in January 2014.

Employment Agreements

As of December 31, 2013, we had no employment agreements with any of our Directors or Officers.  Mr. Zajonc has acted as a consultant to Endurance since its original incorporation in January of 2006 until January 1, 2014 without compensation.  On December 31, 2013, Mr. Zajonc was granted an option to purchase 500,000 shares of our common stock prior to December 15, 2015, at an exercise price of $.25 each.  Commencing January 2014, we agreed to pay Mr. Zajonc a monthly consulting fee of $5,000 per month.  In connection with his appointment as Vice President of Business Development in September 2014, it was agreed that Mr. Zajonc would serve in such capacity for no additional compensation.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

ITEM 7—CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During 2012 and 2013, Endeavour Cooperative Partners, LLC (“Endeavour”), a company controlled by Micah Eldred and Carl Dilley, and Endeavour’s subsidiaries, Island Capital Management, LLC (“Island”) and Proxy & Printing, LLC, made numerous advances to the Company in order to provide the Company with funds to carry on its operations.  None of such companies charged the Company interest on such advances.  In addition, during fiscal 2012 and 2013, Endeavour Cooperative Partners acquired the right to payment under certain accounts and promissory notes from a number of the Company’s creditors.  The aggregate amount due to Endeavour and its subsidiaries for these advances to the Company and under the accounts and notes purchased by Endeavour from the Company’s creditors was $166,650 at January 31, 2013.

On May 6, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, which also was its largest shareholder at the time, relating to the conversion of its indebtedness to Endeavour, then in the amount of $272,356.  The terms of the agreement allowed for Endeavour to convert this debt into shares of the Company’s preferred stock at $.000172 per share (pre-reverse split), which value was determined by the Board of Directors to be fair and reasonable at the time.  The Company did not have sufficient common shares available for issuance in exchange for the debt on these terms, so it was agreed that the Company would issue shares of preferred stock, and such preferred shares would be exchanged on a one-for-one basis in the future for shares of common stock.  Although the market price of the common stock was hovering around $0.0002 per share at the time, the Board determined that the market price was not reflective of the true value of the stock.  Indications of this included the following facts:

•

there was very minimal trading activity in the Company’s stock,

•

as of April 30, 2013, the Company had no assets and negative shareholders’ equity of $352,786, and

•

between December 15, 2012 and May 3, 2013, Endeavour Cooperative

Partners had purchased approximately 29,900,000 shares of the Company’s common stock from other shareholders at a price of $0.0001 per share.

On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split, and were converted into shares of common stock on a one-for-one basis on December 31, 2013.

On December 31, 2013, the Company entered into an Addendum to the May 6, 2013, Debt Conversion Agreement with Endeavour relating to the conversion of the Company’s indebtedness to Endeavour, then in the amount of $289,390.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which the Company issued 12,733,499 shares of common stock to Endeavour.

On December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members, Micah Eldred and Carl Dilley, in exchange for 20,550,539 shares of the Company’s common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC, $381,173 as of December 31, 2013.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at September 30, 2014, including accrued interest, was $65,750.

The Company has entered into a contract with Island, which is owned and controlled by Endeavour, to serve as its transfer agent.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

The Company has entered into a contract with Proxy & Printing, LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

On September 3, 2014, the Company entered into a contract with Overseas Marine Vessel Corp, LLC (“OMVC”) pursuant to which it will provide the Marine Vessel Manisee in support of an estimated 10-day mission to investigate, identify and recovery artifacts from one or more shipwrecks located in our search area off the coast of New England.  We will reimburse OMVC in cash for all its out-of-pocket expenses only, including but not limited to, mooring, food, fuel, lube, satellite communications and crew costs.  Toni Eldred, the spouse of Micah Eldred, is a fifty percent owner of OMVC, and Micah Eldred is the sole manager of OMVC.

Other than as described above, we have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons since January 1, 2012, wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.  It is anticipated that we will continue to borrow from Endeavour Cooperative Partners and its subsidiaries in 2014 and 2015 to meet our cash needs.  It is anticipated that the terms of such borrowings will be more favorable than we could obtain from independent third parties, and that we may enter into additional agreements with Endeavour to allow us to repay such indebtedness in shares of common stock.

As stated in Item 4 – Security Ownership of Certain Beneficial Owners and Management, Micah Eldred beneficially controls 56.8% of the Company.  The basis for this beneficial control includes the direct ownership of 20,190,023 common shares, the joint ownership with his spouse of 2,459 common shares and the direct ownership of 1,000,000 stock options exercisable through December 31, 2015.

Review and Approval of Related Person Transactions

In order to ensure that material transactions and relationships involving a potential conflict of interest for any of our executive officers or directors are in our best interests, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for us to enter into any such transaction or relationship.

Any member of the Board who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

During the three and nine months ended September 30, 2014, Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $0 and $185,000, respectively, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of September 30, 2014, the aggregate amount of such advances outstanding was $185,000.

Other non-interesting bearing advances due to related parties was $2,500 at September 30, 2014 and 2013.

Director Independence

The Board has no independent Directors.

ITEM 8—LEGAL PROCEEDINGS

As of December 31, 2013, there are no material, pending legal proceedings (other than ordinary routine litigation incidental to our business, if any) to which we are a party or of which any of our properties is the subject. Also, our management is not aware of any legal proceedings contemplated by any governmental authority against us.

ITEM 9—MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTCQB electronic quotation system under the symbol “TTNC”. As a result of changing our company name to Endurance Exploration Group, Inc., our common stock is now quoted on the OTCQB electronic quotation system under the symbol “EXPL”. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following table sets forth the high and low bid prices for the common stock as reported for each quarterly period from the last two years.  The prices have been adjusted for the 1 for 40 reverse stock split on May 31, 2013.

High and Low Bid Prices on Our Common Stock

Year	Quarter Ended	High	Low
2014	June 30	$1.10	$0.40
2014	March 31	$1.10	$0.11
2013	December 31	$0.495	$0.022
2013	September 30	$0.5799	$0.10
2013	June 30	$0.64	$0.075
2013	March 31	$1.24	$0.008
2012	December 31	$0.008	$0.008
2012	September 30	$0.02	$0.008
2012	June 30	$0.04	$0.02
2012	March 31	$0.08	$0.008

Prior to the effectiveness of this registration statement, we have been a voluntary filer under the Securities Exchange Act of 1934.  As such, we have made available our annual reports which includes audited financial statements, and our quarterly reports which include unaudited financial statements.

As of September 26, 2014, we had approximately 370 shareholders of record.  The Board of Directors believes that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors.

Dividends

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the near future. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Warrants and Options

As of September 26, 2014, we had issued non-qualified options to purchase 5,000,000 shares of our common stock at any time prior to December 15, 2015, with an exercise price of $0.25 per share.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our equity securities could be issued as of December 31, 2013:

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders
Equity compensation plans not approved by shareholders(1)	5,000,000	$ 0.25	2,000,000
Totals

(1)	Includes shares of our common stock authorized for awards under the 2014 Non-qualified Stock Option Plan.

Our Board of Directors adopted the 2014 Non-qualified Stock Option Plan on December 31, 2013.  The Plan will terminate on December 31, 2018, unless earlier terminated by the Board.  Under the Plan, 7 million shares of common stock are reserved for issuance to non-employee directors, officers, employees, consultants and advisors.  The terms of each option award will be determined by the Board, or a duly appointed board committee, provided that no employee may receive options to purchase more than 5 million shares under the Plan, the exercise price must be at least equal to the fair market value of a share of common stock (as defined in the Plan) on the date of grant, and no option may be exercisable more than 10 years after the date of grant.  Shares awarded under the Plan may be from authorized and unissued shares or treasury shares.

ITEM 10—RECENT SALES OF UNREGISTERED SECURITIES

On May 6, 2013, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners LLC, a company controlled by Micah Eldred and Carl Dilley which was our largest shareholder at the time, relating to the conversion of indebtedness to Endeavour in the amount of $272,356. This amount represents the debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into preferred stock at $.000172 per share (pre-reverse split), which value was determined by the Board of Directors to be fair and reasonable at the time.  We did not have sufficient common shares available for issuance in exchange for the debt on these terms, so it was agreed that we would issue shares of preferred stock, and such preferred shares would be exchanged on a one-for-one basis in the future for shares of common stock.  Although the market price of the common stock was hovering around $0.0002 per share at the time, the Board determined that the market price was not reflective of the true value of the stock.  Indications of this included the following facts:

•

there was very minimal trading activity our stock,

•

as of April 30, 2013, we had no assets and negative shareholders’ equity of $352,786, and

•

between December 15, 2012 and May 3, 2013, Endeavour Cooperative Partners LLC had purchased approximately 29,900,000 shares of our stock from other shareholders at a price of $0.0001 per share.

On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split, and were converted into shares of common stock on a one-for-one basis on December 31, 2013.

On December 31, 2013, we entered into an Addendum to the Debt Conversion Agreement, dated May 6, 2013, with Endeavour Cooperative Partners LLC, relating to the conversion of indebtedness to Endeavour in the amount of $289,390.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which we issued 12,733,499 shares to Endeavour.

On December 31, 2013, we completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members in exchange for 20,550,539 shares of our common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC of $381,173 as of December 31, 2013.

On December 31, 2013, our Board of Directors authorized the issuance of, and we issued, options to purchase an aggregate of 5,000,000 shares of our common stock at $0.25 per share any time prior to December 15, 2015.  Options were issued to our directors (Micah Eldred, Carl Dilley and Christine Zitman), our employees and certain consultants and service providers as compensation for services rendered and as an inducement for the consultants (Guy Zajonc, Steven Saint Amour and Errol de Montille) to join our Board of Directors.

On April 7, 2014, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners LLC relating to the conversion of indebtedness to Endeavour in the amount of $35,000. This amount represents the related party debt payable to Endeavour as of that date. The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share. Endeavour converted all of such debt into shares, as a result of which we issued 140,000 shares to Endeavour.

On April 7, 2014, we entered into a Debt Conversion Agreement with Island Capital Management, LLC, a company owned and controlled by Endeavour Cooperative Partners LLC, relating to the conversion of indebtedness to Island in the amount of $70,000. This amount represents the related party debt payable to Island as of that date. The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share. Island converted all of such debt into shares, as a result of which we issued 280,000 shares to Island.

On June 24, 2014, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse. The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by us. We will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician. We will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

In September 2014, we sold 132,000 shares of common stock in a private placement for $0.25 per share.

All of the foregoing shares were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933. Also, in April 2014, we issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained in Note G of the Consolidated Financial Statements included herein. Such shares were exempt from registration under Regulation S as they were sold to an investor outside of the United States.

All of the foregoing shares were issued to (i) officers or directors of the Company, (ii) entities controlled by officers or directors of the Company, (iii) accredited investors, and (iv) one employee of the Company.  In each case the shares were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933.Also, in April 2014, we issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained in Note G of the Consolidated Financial Statements included herein. Such shares were exempt from registration under Regulation S as they were sold to an investor outside of the United States.

ITEM 11 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description summarizes certain important terms of our capital stock. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Amended and Restated Articles of Incorporation and our Bylaws, forms of which are included as exhibits to this Registration Statement, and to the applicable provisions of Nevada law, the state in which we are incorporated.

General

Our authorized capital stock consists of:

•	100,000,000 shares of common stock, par value $0.01 per share; and

•	10,000,000 shares of preferred stock, par value $0.001 par value per share.

As of September 26, 2014, there were zero shares of preferred stock and 36,436,260 shares of common stock outstanding.  Our Board of Directors is authorized to issue additional shares of our capital stock without shareholder approval.

Dividends

Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of shares of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may declare on the common stock out of funds legally available for that purpose.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A majority of the votes cast at a meeting of the shareholders at which a quorum is present is required for any action by the shareholders, including the election of directors, except as may otherwise be required by law. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Liquidation

Upon our liquidation, dissolution or winding up, holders of shares of our common stock would be entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Future Issuance of Stock

Preferred Stock

There are no shares of preferred stock issued or outstanding. Our Board of Directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series.  Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding up before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our Board of Directors may, without shareholder approval, issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

Common Stock

The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and as incentive compensation. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

Our transfer agent is Island Capital Management, LLC, doing business as Island Stock Transfer, and can be reached at the following address:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Tel: (727) 289-0010

Our transfer agent is controlled by Micah Eldred, our Chairman, Chief Executive Officer and President.

ITEM 12 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that our officers and directors shall be indemnified by us to the fullest extent legally permissible under Nevada law.  Our Bylaws also require that the expenses of an officer or director incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 13 – FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 2014 and December 31, 2013	44

Consolidated Statements of Operations for the three and nine months ended September 30, 2014 and the three and nine months ended September 30, 2013	45

Consolidated Statements of Cash Flows for the nine months ended September 30 30, 2014 and the nine months ended September 30, 2013	46

Notes to the Consolidated Financial Statements	47

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$18,038	$2,540
Prepaid expenses	-	-
Total Current Assets	18,038	2,540

Fixed Assets
Equipment, furniture and fixtures	624,471	611,261
Accumulated depreciation	(233,057)	(162,281)
Total Fixed Assets – net	391,414	448,980

Other assets	1,100	1,100

TOTAL ASSETS	$410,552	$452,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$133,756	$20,162
Liabilities from discontinued operations	60,644	60,644
Advances from related parties	247,500	62,500
Total Current Liabilities	441,900	143,306

TOTAL LIABILITIES	441,900	143,306

Stockholders' Equity
Preferred stock, 10,000,000 authorized, $0.001 par value, 0 and 0 issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.01 par value 36,436,280 and 35,770,947 shares issued and outstanding respectively	364,363	357,709
Common stock issuable; 0 and 13,333 shares respectively	-	133
Additional paid in capital	5,048,166	4,891,686
Accumulated deficit	(5,443,877)	(4,940,214)
Total Stockholders' Equity	(31,348)	309,314
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$410,552	$452,620

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30, 2014 (unaudited)	For the Three Months Ended September30, 2013 (unaudited)	For the Nine Months Ended September 30, 2014 (unaudited)	For the Nine Months Ended September 30, 2013 (unaudited)

Revenues	$ -	$ -	$ -	$ -

Operating Expenses
Operations and research	108,854	263,058	217,635	564,224
Marketing and promotion	1,626	12,522	54,337	37,558
General administration	49,126	29,361	159,790	103,195
Depreciation	23,712	21,468	70,776	63,624
Total operating expenses	183,318	326,409	502,538	768,601

Net loss from operations	(183,318)	(326,409)	(502,538)	(768,601)
Non-operating activity
Interest expense	(375)	(1,125)	(1,125)	(5,955)
Net loss	$ (183,693)	$ (327,534)	$ (503,663)	$ 774,556)

Basic and diluted loss per share	$ (.005)	$ (.015)	$ (.014)	$ (.034)
Weighted average number of
shares outstanding	36,358,976	22,544,034	36,086,571	22,544,034

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2014 (unaudited)	For the Nine Months Ended September 30, 2013 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(503,663)	$(774,556)

Adjustments to reconcile net loss to net cash used by operating activities
Depreciation expense	70,776	63,624
Stock based compensation	25,000
Changes in operating assets and liabilities:
Prepaid expenses and other assets	-	(2,705)
Accounts payable and accrued expenses	113,595	19,256
Net Cash Used by Operating Activities	(294,292)	(694,381)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equipment	(13,210)	(31,488)
Net Cash Used by Investing Activities	(13,210)	(31,488)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of Stock	33,000	-
Advances from related parties	290,000	693,289
Net Cash Provided by Financing Activates	323,000	693,289

Net increase (decrease) in cash and cash equivalents	15,498	(32,580)
Cash and cash equivalents, beginning of period	2,540	53,360
Cash and cash equivalents, end of period	$18,038	$20,980

Cash paid for Interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental schedule of non-cash financing and investing activities:

April 2014 – issued 420,000 common shares as satisfaction of $105,000 of related party debt.
July 2014 – issued 100,000 common shares for services

The accompanying notes are an integral part of these financial statements

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Description of Business

Endurance Exploration Group, Inc. (formerly Tecton Corporation) (the “Company”) was incorporated under the laws of the State of Nevada on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006 Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership in the Company.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.

On November 8, 2013, the Board of Directors approved a change of the Company’s fiscal year from January 31, to December 31.  This Form 10Q for the three and nine months ended September 30, 2014 represents the third quarterly filing for the new fiscal year.  The comparative data presented in the consolidated statements of operations and cash flows are for the two and eight months ended September 30, 2013 and are consistent with the prior year’s filings prior to the transition to the calendar year.  A restatement of the prior year amounts to reflect the transition to calendar quarters has been deemed by management to be immaterial and cost prohibitive, and thus has not been done.

On December 31, 2013, the Company acquired 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), a Florida limited liability company, in exchange for 20,550,539 shares of the Company’s Common Stock being issued to the former members.  Endurance LLC is now a wholly owned subsidiary with its operations being the Company’s primary focus.

Endurance LLC is engaged in the archaeologically sensitive exploration and recovery of deep-ocean shipwrecks throughout the world.  The Company intends to recover bullion, precious metals, numismatic-grade coinage, high-value non-ferrous metals and other valuable cargos from both historic and modern shipwrecks.

On January 2, 2014, the Company changed its name to Endurance Exploration Group, Inc.

Our corporate headquarters are located in Clearwater, Florida.

Principles of consolidation and basis of presentation

These consolidated financial statements include the assets and liabilities of the Company and its subsidiaries as of September 30, 2014.  The acquisition of the membership interests of Endurance LLC and its wholly owned Panamanian subsidiary formed to hold the registry of a research vessel, occurred as of the close of its business on December 31, 2013.  Since both entities were under common control, the comparative financial statements are presented as if the previously separated entities were combined.

The unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s latest Annual Report on Form 10-K.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of the financial position at September 30, 2014 and the results of operations and cash flows for the three and nine months ended September 30, 2014 and the two and eight months ended September 30, 2013 have been made.  All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through October 31, 2014, to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fixed Assets

Fixed assets are stated at historical cost. Depreciation is provided using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and ten years.  When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Leasehold improvements are amortized over their estimated useful lives or lease term, if shorter. Equipment and major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Net Earnings (Losses) Per Common Share

The Company computes earnings (loss) per share by dividing net earnings (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents may consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options (calculated using the treasury stock method).  As of September 30, 2014, there were 5,000,000 common stock equivalents that were anti-dilutive and were not included in the calculation. Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, loans receivable, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Comprehensive Income

The Company records comprehensive income as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) includes foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. As of September 30, 2014 the Company had no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Stock Based Compensation

Stock based compensation costs are measured at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The Company determines the fair value of awards using the Black-Scholes valuation model.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2014 through the date these financial statements were issued.

NOTE B – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the period January 19, 2006 (date of inception) to September 30, 2014, the Company incurred losses of $5,443,877. The Company has minimal liquid assets. These factors, among others, indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE C – ACQUISITION OF ENDURANCE EXPLORATION GROUP LLC MEMBERSHIP INTERESTS

On December 31, 2013, the Company acquired 100% of the membership interests of Endurance Exploration Group, LLC, a Florida limited liability company (“Endurance LLC”) by issuing 20,550,539 shares of its common stock.

The majority shareholders of the Company also held a majority interest in Endurance LLC, and maintained controlling interests in both entities both before and after the transaction.  Accordingly, the acquisition has been accounted for as a corporate reorganization because of the common control.  The book value of Endurance LLC at the time of the acquisition was as follows:

Cash	$ 1,940
Fixed assets - net	448,980
Other assets	3,805
Total assets	$ 454,725
Accounts payable assumed	$ 8,927
Accrued expenses assumed	4,625
Shareholder loans assumed	60,000
Equity acquired	381,173
Total liabilities and equity	$ 454,725

NOTE D – FIXED ASSETS

Fixed assets consist of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013

Vessels and equipment	$ 610,379	$ 599,545
Computers and peripherals	14,092	11,716
	624,471	611,261
Less: Accumulated depreciation	(233,057)	(162,281)
Fixed Assets - net	$ 391,414	$ 448,980

Depreciation expense for the three and nine months ended September 30, 2014 was $23,713 and $70,776 respectively.  All fixed assets were acquired at December 31, 2013, therefore, there is no depreciation recorded for 2013.

NOTE E – ADVANCES FROM RELATED PARTIES AND RELATED PARTY TRANSACTIONS

On April 27, 2011, the Company borrowed $25,000 from Island Capital Management, LLC, under a promissory note bearing interest at 6%.   Island Capital Management, LLC is related through common shareholders.  The original maturity of the note was April 27, 2012.  This note was paid through the issuance of common shares on December 31, 2013.

During 2012 and 2013, Endeavour Cooperative Partners, LLC (“Endeavour”), a company controlled by Micah Eldred and Carl Dilley, and Endeavour’s subsidiaries, Island Capital Management, LLC (“Island”) and Proxy & Printing, LLC, made numerous advances to the Company in order to provide the Company with funds to carry on its operations.  None of such companies charged the Company interest on such advances.  In addition, during fiscal 2012 and 2013, Endeavour Cooperative Partners acquired the right to payment under certain accounts and promissory notes from a number of the Company’s creditors.  The aggregate amount due to Endeavour and its subsidiaries for these advances to the Company and under the accounts and notes purchased by Endeavour from the Company’s creditors was $166,650 at January 31, 2013.

On May 6, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, which also was its largest shareholder at the time, relating to the conversion of its indebtedness to Endeavour, then in the amount of $272,356.  The terms of the agreement allowed for Endeavour to convert this debt into shares of the Company’s preferred stock at $.000172 per share (pre-reverse split), which value was determined by the Board of Directors to be fair and reasonable at the time.  The Company did not have sufficient common shares available for issuance in exchange for the debt on these terms, so it was agreed that the Company would issue shares of preferred stock, and such preferred shares would be exchanged on a one-for-one basis in the future for shares of common stock.  Although the market price of the common stock was hovering around $0.0002 per share at the time, the Board determined that the market price was not reflective of the true value of the stock.  Indications of this included the following facts:

•

there was very minimal trading activity in the Company’s stock,

•

as of April 30, 2013, the Company had no assets and negative shareholders’ equity of $352,786, and

•

between December 15, 2012 and May 3, 2013, Endeavour Cooperative Partners had purchased approximately 29,900,000 shares of the Company’s common stock from other shareholders at a price of $0.0001 per share.

On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split, and were converted into shares of common stock on a one-for-one basis on December 31, 2013.

On December 31, 2013, the Company entered into an Addendum to the May 6, 2013, Debt Conversion Agreement with Endeavour relating to the conversion of the Company’s indebtedness to Endeavour, then in the amount of $289,390.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which the Company issued 12,733,499 shares of common stock to Endeavour.

On December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members, Micah Eldred and Carl Dilley, in exchange for 20,550,539 shares of the Company’s common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC, $381,173 as of December 31, 2013.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at September 30, 2014, including accrued interest, was $65,750.

The Company has entered into a contract with Island, which is owned and controlled by Endeavour, to serve as its transfer agent.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

The Company has entered into a contract with Proxy & Printing, LLC, which is owned and controlled by, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 2 3 , 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

During the three and nine months ended September 30, 2014, Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $0 and $185,000, respectively, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of September 30, 2014, the aggregate amount of such advances outstanding was $185,000.

Other non-interesting bearing advances due to related parties was $2,500 at September 30, 2014 and 2013.

NOTE F – PREFERRED AND COMMON STOCK TRANSACTIONS AND REVERSE SPLIT

On May 6, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”), in the amount of $272,356 as described under Note E above.  On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split described below.

On May 31, 2013, the Company affected a 1 share for 40 shares reverse split of its common and preferred stock.  As a result, the issued and outstanding shares at that date were decreased from 79,736,560 to 1,993,495.  The authorized shares at that date were then decreased from 100,000,000 to 2,500,000; 2,000,000 shares of common stock and 500,000 preferred shares.

On July 22, 2013, the Company amended and restated its Articles of Incorporation to increase the total authorized capital stock of the corporation to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001.

On December 31, 2013, the Company entered into an Addendum to the Debt Conversion Agreement, dated May 6, 2013, with Endeavour relating to the conversion of the Company’s indebtedness to Endeavour, then in the amount of $289,390.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which the Company issued 12,733,499 shares of common stock to Endeavour.

On December 31, 2013, the Company issued 493,414 common shares as a conversion of the previously issued 493,414 preferred shares on a 1 for 1 basis.

On December 31, 2013, the Company issued 20,550,539 common shares, valued at $381,173, in conjunction with the acquisition of 100% of the membership interests of Endurance Exploration Group LLC.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island Capital Management, LLC, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On April 18, 2014, the Company issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained in Note G.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.  These shares were issued in July 2014.

On August 20, 2014, the Company sold 100,000 shares of common stock in a private placement for $.25 per share.

On September 5, 2014, the Company sold 32,000 shares of common stock in a private placement for $.25 per share.

NOTE G – COMMON STOCK ISSUABLE

In April 2008, the Company entered into a subscription agreement with a non-U.S. investor for the purchase of 533,333 shares of the Company’s common stock at a price of $0.42 per share, resulting in cash proceeds of $224,000. This issuance was exempt from registration pursuant to Regulation S of the Securities Act.  The Company was unable to issue these shares and at December 31, 2013 considered this common stock issuable and had recorded it in the equity section.  As a result of the 1 for 40 reverse split, the number of shares issuable decreased from 533,333 to 13,333 at March 31, 2014 and December 31, 2013.   These shares were issued in April 2014.

NOTE H – WARRANTS AND OPTIONS

As of September 30, 2014, we had outstanding non-qualified options to purchase 5,000,000 shares of our common stock at any time prior to December 15, 2015, with an exercise price of $0.25 per share.

NOTE I – SUBSEQUENT EVENTS

None

ENDURANCE EXPLORATION GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Endurance Exploration Group, Inc. (formerly Tecton Corporation)

We have audited the accompanying consolidated balance sheets of Endurance Exploration Group, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Endurance Exploration Group, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been restated to include the combined operations of entities under common control for each period presented.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying consolidated financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note B.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

February 25, 2014 and December 1, 2014 as to the restatement

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$ 2,540	$ 53,560
Other current assets	-	-
Total Current Assets	2,540	53,560

Fixed Assets
Equipment, furniture and fixtures	611,261	552,063
Accumulated depreciation	(162,281)	(73,032)
Total Fixed Assets - net	448,980	479,031
Other assets	1,100	1,100

TOTAL ASSETS	$ 452,620	$ 533,691

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$ 20,162	$ 42,387
Liabilities from discontinued operations	60,644	124,576
Loans and notes payable to related parties	62,500	220,650
Total Current Liabilities	143,306	387,613

TOTAL LIABILITIES	143,306	387,613

Stockholders’ Equity
Preferred stock: 10,000,000 authorized, $.001par value, 0 and 0 issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.01 par value 35,770,947 and 1,993,495 shares issued and outstanding	357,709	19,935
Common stock issuable; 13,333 shares	133	133
Additional paid in capital	4,891,686	4,535,572
Members equity	-	471,540
Accumulated deficit	(4,940,214)	(4,881,101)
TOTAL STOCKHOLDERS EQUITY	309,314	146,079
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 452,620	$ 533,691

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31, 2013	December 31, 2012

Revenues	$ -	$ -

Operating Expenses
Operations and research	622,305	217,908
Marketing and promotion	46,227	16,905
General and administrative	121,013	33,567
Depreciation	89,249	49,623
Total operating expenses	878,794	318,003

Net loss from operations	(878,794)	(318,003)

Non-operating activity
Interest expense	(7,080)	(1,625)
Net loss	(885,874)	($319,628)
Basic and diluted loss per share	$ ($0.034)	$ (0.01)
Weighted average number of shares outstanding	22,645,164	22,544,034

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Common Stock Issuable
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Members Equity	Accumulated (Deficit)	Total
Balances, December 31, 2011 - as previously stated	-	$ -	79,736,560	$ 7,974	533,333	$ 53	$4,547,613	$107,387	$ (4,871,733)	$ 208,706

Adjustment to reflect reverse split of 1 for 40			(77,743,065)	(7,775)	(520,000)	(52)	7,827			-

Adjustment to reflect change in par value from $.0001 to $.01				19,736		132	(19,868)			-

Balances, December 31, 2011 - as restated	-	$ -	1,993,495	$ 19,935	13,333	$ 133	$ 4,535,572	$ 107,387	$ (4,871,733)	$ 107,387

Member contributions to Members Equity								674,413		674,413

Net loss for the year ended December 31, 2012								(310,260)	(9,368)	(319,628)

Balances, December 31, 2012	-	$ -	1,993,495	$ 19,935	13,333	$ 133	$ expl 4,535,572	$ 471,540	$ (4,881,101)	$ 146,079

Issuance of preferred shares for debt	493,414	493					2,907			3,400

Conversion of preferred shares to common 1 for 1	(493,414)	(493)	493,414	4,934			(4,441)			-

Issuance of common shares for debt			12,733,499	127,335			162,055			89289,390

Member contributions to Members Equity								736,394		736,394

Member Equity converted to Shareholder Equity								(381,173)		(381,173)

Issuance of common shares for acquisition of Endurance Exploration LLC			20,550,539	205,505			175,668			381,173

Issuance of options for services							19,925			19,925
Net loss for the year ended December 31, 2013								(826,761)	(59,113)	(885,874)
Balances, December 31, 2013	-	$ -	35,770,947	$ 357,709	13,333	$ 133	$ 4,891,686	$ -	$ (4,940,214)	$ 309,314

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (885,874)	$ (319,628)

Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation expense	89,249	49,623
Stock based compensation	19,925	-
Changes in operating assets and liabilities:
Prepaid expenses	-	-
Other assets	-	(1,100)
Accounts payable and accrued expenses	12,776	(22,752)
Net Cash Used by Operating Activities	(763,924)	(293,857)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of equipment	(59,198)	(438,613)

Net Cash Used by Investing Activities	(59,198)	(438,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties	772,102	768,684
Net Cash Provided by Financing Activates	772,102	768,684

Net increase (decrease) in cash and cash equivalents	(51,020)	36,214
Cash and cash equivalents, beginning of period	53,560	17,346
Cash and cash equivalents, end of period	$ 2,540	$ 53,560

Cash paid for Interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Supplemental schedule of non-cash financing and investing activities:
• May 8, 2013, the Company issued 493,414 preferred shares as conversion of debt
• December 31, 2013, the Company issued 12,733,499 common shares for a reduction of debt in the amount of $289,390
• December 31, 2013, the Company issued 493,414 common shares as a conversion of the previously issued 493,414 preferred shares on a 1 for 1 basis
• December 31, 2013, the Company issued options to acquire 5,000,000 common shares for services
• December 31, 2013, the Company issued 20,550,539 common shares in conjunction with the acquisition of 100% of the member interests of Endurance Exploration LLC as follows:

Cash	$1,940
Fixed assets – net	448,980
Other current assets	3,805
Accounts payable	(8,927)
Accrued expenses	(4,625)
Shareholder loans payable	(60,000)
Value of common stock issued	$381,173

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Description of Business

Endurance Exploration Group, Inc. (formerly Tecton Corporation) (the “Company”) was incorporated under the laws of the State of Nevada on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006 Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership in the Company.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.

On November 8, 2013, the Board of Directors approved a change of the Company’s fiscal year from January 31, to December 31.   Thus, our next full fiscal year will begin on January 1, 2014. These financial statements are being filed as part of a transition report on Form 10-K covering the transition period that began February 1, 2013 and ended December 31, 2013.   Since both entities were under common control, the comparative financial statements are presented as if the previously separated entities were combined.

On December 31, 2013 the Company acquired 100% of the membership interests of Endurance Exploration Group LLC, a Florida Limited Liability Company, in exchange for 20,550,539 shares of the Company’s Common Stock being issued to the former members.  Endurance Exploration Group LLC is now a wholly owned subsidiary with its operations being the Company’s primary focus.

Endurance Exploration Group LLC – is engaged in the archaeologically sensitive exploration and recovery of deep-ocean shipwrecks throughout the world.  We intend to recover bullion precious metals, numismatic-grade coinage, high-value non-ferrous metals and other valuable cargos from both historic and modern shipwrecks.

On January 2, 2014 the Company changed its name to Endurance Exploration Group, Inc.

Our corporate headquarters are located in Clearwater, Florida.

The company discontinued operations on or about June 1, 2008 and has incurred losses of $4,940,214 since inception through December 31, 2013.  The company was formerly an exploration stage company but is no longer reporting as such.

Principles of consolidation and basis of presentation

These consolidated financial statements include the assets and liabilities of Endurance Exploration Group, Inc. (formerly Tecton Corporation) and its subsidiaries as of December 31, 2013.  The acquisition of the membership interests of Endurance Exploration Group LLC and its wholly owned Panamanian subsidiary formed to hold the registry of a research vessel occurred as of the close of its business on December 31, 2013.  Since both entities were under common control, the comparative financial statements are presented as if the previously separated entities were combined.

All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through February 20, 2014 to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fixed Assets

Fixed assets are stated at historical cost. Depreciation is provided using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and ten years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Leasehold improvements are amortized over their estimated useful lives or lease term, if shorter. Equipment and Major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Net Earnings (Losses) Per Common Share

The Company computes earnings (loss) per share by dividing net earnings (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents may consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method). As of December 31, 2013, there were 5,000,000 common stock equivalents that were anti-dilutive and were not included in the calculation. Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, loans receivable, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Comprehensive Income

The Company records comprehensive income as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) includes foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. As of December 31, 2013 the Company had no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Stock Based Compensation

Stock based compensation costs are measured at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The Company determines the fair value of awards using the Black - Scholes valuation model.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2013 through the date these financial statements were issued.

NOTE B – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the period January 19, 2006 (date of inception) to December 31, 2013, the Company incurred losses of $4,940,214. The Company has minimal liquid assets. These factors, among others, indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE C – ACQUISITION OF ENDURANCE EXPLORATION GROUP LLC MEMBERSHIP INTERESTS

On December 31, 2013 the Company acquired 100% of the membership interests of Endurance Exploration Group LLC, a Florida Limited Liability Company by issuing 20,550,539 shares of its common stock.

The majority shareholders of Endurance Exploration Group, Inc. (formerly Tecton Corporation) also held a majority interest in Endurance Exploration Group LLC, and maintained controlling interests in both entities both before and after the transaction.  Accordingly, the acquisition has been accounted for as a corporate re-organization because of the common control.  The book value of Endurance Exploration Group LLC at the time of the acquisition was as follows:

Cash	$ 1,940
Fixed assets - net	448,980
Other assets	3,805
Total assets	$ 454,725
Accounts payable assumed	$ 8,927
Accrued expenses assumed	4,625
Shareholder loans assumed	60,000
Equity acquired	381,173
Total liabilities and equity	$ 454,725

NOTE D – FIXED ASSETS

Fixed assets consist of the following at December 31, 2013 and 2012:

	December 31,	December 31,
	2013	2012

Vessels and equipment	$ 599,545	$ 540,347
Computers and peripherals	11,716	11,716
	611,261	552,063
Less: Accumulated depreciation	(162,281)	(73,032)
Fixed Assets - net	$ 448,980	$ 479,031

Depreciation expense was $89,249 and $49,623 for the years ended December 31, 2013 and 2012 respectively

NOTE E – ADVANCES FROM RELATED PARTIES AND RELATED PARTY TRANSACTIONS

During 2012 and 2013, Endeavour Cooperative Partners, LLC (“Endeavour”), a company controlled by Micah Eldred and Carl Dilley, and Endeavour’s subsidiaries, Island Capital Management, LLC (“Island”) and Proxy & Printing, LLC, made numerous advances to the Company in order to provide the Company with funds to carry on its operations.  None of such companies charged the Company interest on such advances.  In addition, during fiscal 2012 and 2013, Endeavour Cooperative Partners acquired the right to payment under certain accounts and promissory notes from a number of the Company’s creditors.  The aggregate amount due to Endeavour and its subsidiaries for these advances to the Company and under the accounts and notes purchased by Endeavour from the Company’s creditors was $166,650 at January 31, 2013.

On May 6, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, which also was its largest shareholder at the time, relating to the conversion of its indebtedness to Endeavour, then in the amount of $272,356.  The terms of the agreement allowed for Endeavour to convert this debt into shares of the Company’s preferred stock at $.000172 per share (pre-reverse split), which value was determined by the Board of Directors to be fair and reasonable at the time.  The Company did not have sufficient common shares available for issuance in exchange for the debt on these terms, so it was agreed that the Company would issue shares of preferred stock, and such preferred shares would be exchanged on a one-for-one basis in the future for shares of common stock.  Although the market price of the common stock was hovering around $0.0002 per share at the time, the Board determined that the market price was not reflective of the true value of the stock.  Indications of this included the following facts:

• there was very minimal trading activity in the Company’s stock,

• as of April 30, 2013, the Company had no assets and negative shareholders’ equity of $352,786, and

• between December 15, 2012 and May 3, 2013, Endeavour Cooperative Partners had purchased approximately 29,900,000 shares of the Company’s common stock from other shareholders at a price of $0.0001 per share.

On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split, and were converted into shares of common stock on a one-for-one basis on December 31, 2013.

On December 31, 2013, the Company entered into an Addendum to the May 6, 2013, Debt Conversion Agreement with Endeavour relating to the conversion of the Company’s indebtedness to Endeavour, then in the amount of $289,390.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which the Company issued 12,733,499 shares of common stock to Endeavour.

On December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members, Micah Eldred and Carl Dilley, in exchange for 20,550,539 shares of the Company’s common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC, $381,173 as of December 31, 2013.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at September 30, 2014, including accrued interest, was $65,750.

The Company has entered into a contract with Island, which is owned and controlled by Endeavour, to serve as its transfer agent.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

The Company has entered into a contract with Proxy & Printing, LLC, which is owned and controlled by, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during the three or nine months ended September 30, 2014 or the two or eight months ended September 30, 2013.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

During the three and nine months ended September 30, 2014, Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $0 and $185,000, respectively, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of September 30, 2014, the aggregate amount of such advances outstanding was $185,000.

Other non-interesting bearing advances due to related parties was $2,500 at September 30, 2014 and 2013.

NOTE F – PREFERRED AND COMMON STOCK TRANSACTIONS AND REVERSE SPLIT

On May 6, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”), in the amount of $272,356 as described under Note E above.  On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split described below.

On May 31, 2013 , the Company affected a 1 share for 40 shares reverse split of its common and preferred stock.  As a result, the issued and outstanding shares at that date were decreased from 79,736,560 to 1,993,495.  The authorized shares at that date were then decreased from 100,000,000 to 2,500,000; 2,000,000 shares of common stock and 500,000 preferred shares.

On July 22, 2013, the Company amended and restated its Articles of Incorporation to increase the total authorized capital stock of the corporation to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001.

On December 31, 2013, the Company entered into an Addendum to the Debt Conversion Agreement, dated May 6, 2013, with Endeavour relating to the conversion of the Company’s indebtedness to Endeavour, then in the amount of $289,390.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which the Company issued 12,733,499 shares of common stock to Endeavour.

On December 31, 2013, the Company issued 493,414 common shares as a conversion of the previously issued 493,414 preferred shares on a 1 for 1 basis.

On December 31, 2013, the Company issued 20,550,539 common shares, valued at $381,173, in conjunction with the acquisition of 100% of the membership interests of Endurance Explorations Group LLC.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island Capital Management, LLC, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On April 18, 2014, the Company issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained in Note G.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.  These shares were issued in July 2014.

On August 20, 2014, the Company sold 100,000 shares of common stock in a private placement for $.25 per share.

On September 5, 2014, the Company sold 32,000 shares of common stock in a private placement for $.25 per share.

NOTE G – COMMON STOCK ISSUABLE

In April 2008, the Company entered into a subscription agreement with a non-U.S. investor for the purchase of 533,333 at a price of $0.42 per share, resulting in cash proceeds of $224,000. This issuance was exempt from registration pursuant to Regulation S of the Securities Act.  The Company was unable to issue these shares and at December 31, 2013 considers this common stock issuable and has recorded it in the equity section.  As a result of the 1 for 40 reverse split, the number of shares issuable has been decreased from 533,333 to 13,333 at December 31, 2013 and January 31, 2013.

NOTE H – INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $4,940,214 since inception on January 19, 2006. The Company computes tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. The net operating loss will start to expire in the year ended January 31, 2026.  Due to discontinuing operation in June 2008 and the change in ownership, restrictions may apply.

The components of the net deferred tax asset at December 31, 2013 and 2012 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31,	December 31,
	2013	2012

Net Operating Losses	$ 4,940,214	$ 4,881,101
Statutory Tax Rate	35%	35%
Effective Tax Rate	-	-
Deferred Tax Asset	1,729,075	1,708,385
Valuation Allowance	(1,729,075)	(1,708,385)
Net Deferred Tax Asset	$ -	$ -

The tax years ended December 31, 2011, 2012 and 2013 are open for audit by both federal and state taxing authorities.

NOTE I – SUBSEQUENT EVENTS

None

ITEM 14 — CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.  Our audited consolidated financial statements have been included in this annual report in reliance upon DKM Certified Public Accountants, Independent Registered Public Accounting Firm, as an expert in accounting and auditing.

ITEM 15 — FINANCIAL STATEMENTS AND EXHIBITS

(a) (1) Financial Statements

See the Indices to Consolidated Financial Statements set forth on pages 37 and 48.

(a) (2) Financial Statement Schedules

None. The financial statement schedules are omitted because they are inapplicable or the requested information is shown in our consolidated financial statements or related notes thereto.

Exhibits

Exhibit No.

Exhibit Description

3.1

Amended and Restated Articles of Incorporation (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

3.2

Amendment to Amended and Restated Articles of Incorporation (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

3.3

Bylaws (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.1

Promissory Note for $60,000 due to Micah Eldred, dated June 19, 2012 (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.2

Debt Conversion Agreement, dated May 6, 2013, with Endeavour Cooperative Partners LLC (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.3

Addendum, dated December 31, 2013, to Debt Conversion Agreement dated May 6, 2013, with Endeavour Cooperative Partners LLC (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.4

Share Exchange Agreement with Micah Eldred and Carl Dilley, as Members of Endurance Exploration Group, LLC, dated December 31, 2013 (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.5*

2014 Non-Qualified Stock Option Plan (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.6*

Form of Stock Option Agreement (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

10.7

Debt Conversion Agreement, dated April 7, 2014, with Island Capital Management, LLC (filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2014, filed with the Commission on August 15, 2014, and incorporated herein by reference)

10.8

Debt Conversion Agreement, dated April 7, 2014, with Endeavour Cooperative Partners, LLC (filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2014, filed with the Commission on August 15, 2014, and incorporated herein by reference)

10.9

Letter Agreement between Endurance Exploration Group, Inc. and Eclipse Group Inc. (filed as an Exhibit to the Registrant’s Form 8-K, dated June 23, 2014, filed with the Commission on June 24, 2014, and incorporated herein by reference)

10.10

Agreement, dated September 3, 2014, with Overseas Marine Vessel Corp, LLC.

21

Subsidiaries of the Registrant (filed as an Exhibit to the Registrant’s Form 10-K/A for the year ended December 31, 2013, filed with the Commission on August 8, 2014, and incorporated herein by reference)

__________________________________________

*  Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized, this 13th day of January, 2015.

ENDURANCE EXPLORATION GROUP, INC.

By: /s/ Micah Eldred
Micah Eldred
Chairman, Chief Executive Officer and President

By: /s/ Christine Zitman
Christine Zitman
Director, Chief Financial Officer, Secretary, Treasurer

Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TECTON CORPORATION

A Nevada Corporation

THE UNDERSIGNED, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Amended and Restated Articles of Incorporation, in writing, and do hereby certify:

ARTICLE I.

NAME

The name of the corporation shall be Tecton Corporation and shall be governed by Chapter 78 of the Nevada Revised Statutes.

ARTICLE II.

NATURE AND PURPOSE

The nature of the business shall be to engage in any and all lawful activity permitted by the laws of the State of Nevada and desirable to support the continued existence of the corporation.

The corporation shall have the power to conduct its business both within and without the State of Nevada.

ARTICLE III.

PRINCIPAL OFFICE

The principal office of the corporation shall be: 15500 Roosevelt Blvd., Suite 303, Clearwater, FL  33760.

ARTICLE IV.

CAPITAL STOCK

The total authorized capital stock of the corporation shall be One Hundred Ten Million (110,000,000) shares.

One Hundred Million (100,000,000) shares  shall be common stock with a par value of $.01 per share, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors.  Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof.  Each share of stock shall have voting privileges and will be eligible for dividends.

Ten Million (10,000,000) shares  shall be preferred stock, par value of $.001 per share, whose voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights shall be determined from time to time by resolution of the Board of Directors of the corporation.

ARTICLE V.

GOVERNING BOARD

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the number of the Directors may from time to time be increased or decreased in such manner provided by the By-Laws of this corporation, provided that the number of Directors shall not be reduced to less than one (1) Director.

The election of the Directors shall be on an annual basis.  Each Director shall be of full and legal age.

A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting.  Meetings of the Board of Directors may be held within or without the State of Nevada and members of the Board of Directors need not be stockholders.  Attendance at any meeting of the Board of Directors may be in person or by any electronic or telephonic means accessible.

ARTICLE VI.

INDEMNFICATION

The corporation shall have the power to indemnify any officer, director or former officer or director to the fullest extent permitted by law.

ARTICLE VII.

CONSENT TO ACT WITHOUT MEETING

If all of the directors severally and collectively consent in writing to any action taken or to be taken by the corporation and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

ARTICLE IX

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE X

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

The undersigned, in pursuance of general corporation laws of the State of Nevada, does make and file this Certificate, hereby declaring and certifying the facts herein above stated are true and correct, and accordingly has set his hand this 22nd day of July, 2013.

MICAH ELDRED

President and Chairman of the Board

I, Christine Zitman, being the duly elected and presently serving Secretary of the above named corporation hereby certify that the vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power have voted in favor of the amendments is: 1,452,412 or 58.4% of issued and outstanding shares.

Christine Zitman

Secretary

Exhibit 3.2

Amendment to Amended and Restated Articles of Incorporation for Nevada Profit Corporations

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ENDURANCE EXPLORATION GROUP, INC.

NV

Job:C20140103-1972
January 3, 2014

Special Handling Instructions:
AMD & BL EMAILED 1/3/14 AJW

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20140003299-60	1/3/2014 11:00:54 AM	1	$175.00	$175.00
24 Hour Expedite	20140003299-60	1/3/2014 11:00:54 AM	1	$125.00	$125.00
Copies			1	$0.00	$0.00
Total					$300.00

Payments

Type	Description	Amount
Credit	184224|14010306538871	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

ENDURANCE EXPLORATION GROUP, INC.

NV

1

From: 01/03/2014 14:48 #795 P.001/007

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20140003299-60
Ross Miller	Filing Date and Time
Secretary of State	01/03/2014 11:00 AM
State of Nevada	Entity Number E0029712006-8

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TECTON CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

Article I

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.403%

4. Effective date and time of filing: (optional) Date: 01/24/2014 Time: 07:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

2

From: 01/03/2014 14:49 #795 P.004/007

UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING OF BOARD OF DIRECTORS of

TECTON CORPORATION
(the "Company")

Effective Date of Resolution: **January 2, 2014**

Pursuant to Chapter 78 of the Nevada Revised Statutes, the Articles and Bylaws of the Company, the undersigned, being all the Directors of the Company, a Nevada corporation, by written consent and without the formality of convening a meeting, consent to the following actions of the Company.

CHANGE NAME TO "ENDURANCE EXPLORATIONS GROUP, INC."

WHEREAS:

1. on December 24, 2013, the Company acquired 100% interest in Endurance Explorations Group, LLC ("EEG"), making EEG a wholly owned subsidiary of the Company, and intends to continue the operations of EEG as its primary business purpose, the Board proposes to change the name of the Company to "Endurance Explorations Group, Inc.";

2. FINRA requires 10 day advance notice of any Issuer Company-Related Corporate Action, the Company has prepared a Certificate of Amendment, with an effective date of January 24, 2014, to be presented to the Shareholders for approval.

BE IT RESOLVED that:

1. The attached Certificate of Amendment be and the same hereby is approved for submission to the Shareholders for approval.

2. The Board of Directors hereby direct that the appropriate officer(s) are hereby authorized to carry out these resolutions on behalf of the Company and are authorized, empowered, and directed, in the name of and on behalf of the Company, to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purpose and intent of these resolutions. All such acts and doings of all officers which are consistent with the purposes of this resolution are hereby authorized, approved, ratified, and confirmed in all respects; and

3. These Resolutions may be signed in as many counter parts as necessary and each counterpart will be accepted as if all parties had signed. These resolutions may be executed by fax or email and said copies will be deemed to be originals for all purposes including filing in the Company's corporate minute book.

Tecton Corporation Director Resolution Page 1 of 2

3

From: 01/03/2014 14:49 #795 P.005/007

IN WITNESS WHEREOF, the undersigned have executed this document effective as of the date first written above.

January 2, 2014 Date	Micah Eldred, Director
January 2, 2014 Date	Carl Dilley, Director
January 2, 2014 Date	Christine Zitman, Director

ATTACHMENTS

1. Proposed Certificate of Amendment to change corporate name

---

STATE OF FLORIDA
COUNTY OF PINELLAS

The foregoing document was acknowledged before me this 3rd day of January 2014, by MICAH ELDRED.

C Campassi
Signature of Notary Public – State of Florida

(SEAL)

Personally Known ☒ OR Produced Identification ☐ Type of Identification Produced ______________

C. CAMPASSI
MY COMMISSION EXPIRES
July 18, 2017
#FF 024289
Bonded thru Troy Fain Insurance
NOTARY PUBLIC STATE OF FLORIDA

Tecton Corporation Director Resolution Page 2 of 2

4

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ENDURANCE EXPLORATION GROUP, INC.

Nevada Business Identification # NV20061421482

Expiration Date: January 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 3, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

5

Exhibit 3.3

Amended and Restated

BYLAWS OF TECTON CORPORATION

A Nevada Corporation

ARTICLE I

Shareholders

Section 1. Annual Meeting. Annual Meetings of the Shareholders shall be held at such other time as may be set by the Board of Directors from time to time, at which the Shareholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special Meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of Shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3. Place of Meetings. All annual meetings of the Shareholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the Shareholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in duly executed waiver of notice thereof. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

Section 4. Quorum: Adjourned Meetings. The holders of a majority of the Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5. Voting. Each Shareholder of record of the Corporation holding Stock, which is entitled to vote at this meeting, shall be entitled at each meeting of Shareholders to one vote for each share of Stock standing in his name on the books of the Corporation. Upon the demand of any Shareholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the Stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 6. Proxies. At any meeting of the Shareholders any Shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the Shareholders unless it shall have been filed with the secretary of the meeting.

All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of voters shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding Officer of the meeting.

Section 7. Action: Without Meeting. Any action, which may be taken by the vote of the Shareholders at a meeting, may be taken without a meeting if authorized by the written consent of Shareholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLES II

Directors

Section 1. Management of Corporation: The business of the Corporation shall be managed by its board of Directors, which may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

Section 2. Number, Tenure, and Qualifications: The number of Directors, which shall constitute the whole board, shall be at least one. The number of Directors may from time to time be increased or decreased to not less than one, nor more than fifteen. The Directors shall be elected at the annual meeting of the Shareholders and except as provided in Section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be Shareholders.

Section 3. Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filled by a vote of the majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders. The holders of two-thirds of the outstanding shares of Stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by written statement filed with the secretary or, in his absence, with any other Officer. Such removal shall be effective immediately, even is successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors be increased, or if the Shareholders fail at any annual or special meeting of Shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 4. Annual and Regular Meetings: Regular Meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may be held at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of Shareholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. Special Meetings. Special meetings; of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two Directors.

Written notice of the time and place of special meeting shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.

Section 7. Business of Meetings: The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filled with the corporate records or made part of the minutes of the meeting.

Section 8. Quorum; Adjourned Meetings: A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

A quorum of the Directors may adjourn any Directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors if the time and place is fixed at the meeting adjourned.

Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the Directors of the Corporation which to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be fixed to all papers which may require it. Such committee or committees shall have such name or names, as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10. Action Without Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to the action is signed by all members of the Board of Directors or of such committee, as the case may be.

Section 11. Special Compensation. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 12. Preferred Stock. The Board of Directors has the power, without further action by the shareholders, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the shareholders of the common stock or the preferred stock of any other series.

ARTICLE III

Notices

Section 1. Notice of Meetings: Notices of meetings shall be in writing and signed by either the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a Shareholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Shareholder. Personal delivery of any such notice to any Officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of Stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings: Whenever all parties entitled to vote at any meeting, whether of Directors or Shareholders, consent, either by writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having the right to vote at such meeting; and such consent or approval of Shareholders may be by proxy or attorney, but all such proxies and powers of attorney must in writing.

Section 3. Waiver of Notice: Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

Officers

Section 1. Election. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be Directors. Any person may hold two or more offices. The Board of directors may appoint a Chairman of the Board, Vice Chairman of the Board, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2. Chairman of the Board: The Chairman of the Board shall preside at meetings of the Shareholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3. Vice Chairman of the Board. The Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4. President. The President shall be the Chief Executive Officer of the Corporation and shall have active management of the business of the Corporation. He shall execute on behalf of the Corporation all instruments requiring such execution except to the extent, the signing and execution thereof, shall be expressly designated by the Board of Directors, to some other Officer or agent of the Corporation.

Section 5. Vice President. The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President of the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

Section 6. Secretary. The secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 7. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability or the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President of the Board of Directors may from time to time prescribe.

Section 8. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond in such sum and with surety or sureties, as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President of the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may have, from time to time prescribe.

Section 10. Compensation. The salaries and compensation of all Officers of the Corporation; shall be fixed by the Board of Directors.

Section 11. Removal; Resignation: The Officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any Officer; elected or appointed by the Board of Directors, may be removed, at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise; shall be filled by the Board of Directors.

ARTICLE V

Capital Stock

Section 1. Certificates. Every Shareholder shall be entitled to have a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of Stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of Stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such Stock.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by registrar other than the Corporation or its employees, the signatures of the Officers of the Corporation may be facsimiles. In case any Officer who was signed or whose facsimile signature has been placed upon a certificate shall cease to be such Officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such Officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificated of Stock.

Section 2. Surrendered; Lost or Destroyed Certificates: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with the respect to the certificate alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Shareholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital Stock shall go into effect, or a date in connection with obtaining the consent of Shareholders for any purpose, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of such distribution, or to receive such allotments or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of nay Stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all the purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI

General Provisions

Section 1. Registered Office. The registered office of this Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2. Distributions. Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks; Notes: All checks or demands for the money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

Indemnification

Section 1. Indemnification of Officers and Directors, Employees and Other Persons: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of the another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the general Corporation Law of the State of Nevada.

ARTICLE VIII

Amendments

Section 1. Amendments by Shareholders: The Bylaws may be amended by a majority vote of all the Stock issued and outstanding and entitled to vote for the election of Directors of the Shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. Amendments by Board of Directors: The Board of Directors by a majority of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the Shareholders, but the Shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

ARTICLE IX

Control Share Acquisitions

This Corporation expressly elects to not be governed by Sections 78.378 to 78.3793 of Nevada Statutes, as amended from time to time, relating to control share acquisitions.

ARTICLE X

Combinations with Interested Stockholder

This Corporation expressly elects to not be governed by Sections 78.411 to 78444 of Nevada Statutes, as amended from time to time, relating to combinations with interested stockholder.

Officer’s Certificate of Adoption of the Amended and Restated Bylaws of
Tecton Corporation

I hereby certify: That I am duly appointed Officer of Tecton Corporation, a Nevada corporation; that the foregoing Amended and Restated Bylaws constitute the Bylaws of said corporation as duly adopted by the unanimous written consent of the Board of Directors of the corporation on January 14, 2013.

IN WITNESS WHEREOF, I have here undersigned my name on January 14, 2013.

/s/ Micah Eldred

Micah Eldred, President

Exhibit 10.1

DEMAND PROMISSORY NOTE

US$60,000.00                                            Effective Date: June 19, 2012

1.

PROMISE TO PAY.  ENDURANCE EXPLORATION GROUP LLC, a Florida Limited Liability Company (referred to as the “Maker”), for value received, promises to pay to the order of MICAH ELDRED (“Lender”), at 15500 Roosevelt Blvd, Clearwater Florida 33760, or at such other place as the holder of this Promissory Note (“Note”) designates in writing to Maker, the principal amount of Sixty Thousand Dollars (US$60,000.00), together with interest as required under this Note.

2.

INTEREST RATE.  Maker shall pay interest on the outstanding principal amount of this Note as follows (as applicable, "Interest Rate"):

(a)

On the date hereof, Lender shall advance hereunder the effective sum of US $60,000.00.  For the period commencing on the date hereof ("Effective Date") and continuing until the Note is paid in full, the outstanding principal amount shall bear interest at the rate equivalent to 5% per year.

3.

PAYMENTS AND TERM.  The term of this note is indefinite and shall accrue interest at the rate stipulated above until paid in full. The entire unpaid principal and any accrued interest shall be fully and immediately payable UPON DEMAND of any holder hereof. Upon written notice by Lender to Maker of a DEMAND FOR PAYMENT, Maker shall remit payment by cash, certified check or wire transfer within 72 hours of receipt of said demand.

4.

APPLICATION AND FORM OF PAYMENTS.  Payments will be applied first to accrued interest and then to principal, and all interest on this Note will be computed on the basis of the actual number of days elapsed over a 360-day year.  Payments of interest and principal must be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.  Payments received after 2:00 p.m. will be treated as being received on the next banking day.

5.

PREPAYMENT, LATE FEE, INTEREST ON DEFAULT, AND MAXIMUM INTEREST.

Maker may prepay all or any portion of this Note without penalty.  Maker shall give Lender one day’s prior written notice of any prepayment.

7.

DEFAULT AND REMEDIES.  The occurrence of any of the following events constitutes a “Default”:

 (a)

A breach by Maker of any representation, warranty, or covenant contained in this Note or any other agreement between Maker and Lender provided that Lender gives maker written notice of such breach and permits a 20 day opportunity to cure.

Upon the occurrence of a Default and at any time thereafter, Lender, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Lender, including this Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Note, or any other agreement given by Maker to Lender, and any other remedy available to it at law or in equity.

8.

PAYMENT OF COSTS.  Maker shall pay all reasonable costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note, including without limitation all reasonable attorneys’ fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all reasonable costs and fees incurred by the holder of this Note in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Maker or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization, or similar proceeding.

9.

WAIVER AND CONSENTS.  Maker waives presentment, protest, notice of protest, and notice of dishonor.  Maker expressly consents to all extensions and renewals of this Note (as a whole or in part) and all delays in time or payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without any notice to or further  consent of Maker.  Maker agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note.  Maker also agrees that Lender may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Maker without releasing or discharging Maker from Maker’s obligation to repay this Note.

10.

VENUE.  Maker further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be the County Court or Circuit Court located in Pinellas County, Florida, or the Federal District Court for the Middle District of Florida, and Maker hereby waives any right to sue or be sued in any other county in Florida or any other state.

11.

SAVINGS CLAUSE.  Nothing herein, nor any transaction related hereto, shall be construed or so operated as to require Maker to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Maker in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or Federal preemption statutes, if Lender shall elect a benefit thereof, then any and all such excess shall be, and the same is, hereby waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note and any portion which exceeds the balance due under this Note shall be paid by Lender to Maker.

12.

WAIVER OF JURY TRIAL.  BY THE EXECUTION HEREOF, MAKER HEREBY KNOWINGLY,  VOLUNTARILY  AND  INTENTIONALLY  AGREES  THAT  NEITHER MAKER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF MAKER   SHALL   SEEK   A   JURY   TRIAL   IN   ANY   LAWSUIT,   PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED  UPON  THIS  NOTE,  OR  ANY  OTHER  LOAN  DOCUMENT  EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO  THE  DEALINGS  OR  RELATIONSHIP  BETWEEN  OR  AMONG  THE  PARTIES HERETO.  NEITHER MAKER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER   MAKER   NOR   LENDER   HAS   IN   ANY   WAY   AGREED   WITH   OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION.

13.

MODIFICATION.  This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Lender.  Any forbearance of Lender in exercising any right or remedy hereunder, relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy.  Acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

14.

SUCCESSORS AND ASSIGNS.  Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Maker and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Lender.

15.

CORRECTIVE DOCUMENTATION.  For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Maker further agrees to cooperate with Lender and to re-execute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Lender’s discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

16.

MISCELLANEOUS.  The headings preceding the text of the sections of this Note have been inserted solely for convenience of reference and do not limit or affect the meaning, interpretation, or effect of this Note or the sections.  The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions.  Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and addressed by the sender to the recipient’s address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party.  A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Airborne).  These notice provisions apply only if a notice is required by this Note.  They do not apply if no notice is required by this Note.  This Note is not assignable by Maker.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

ENDURANCE EXPLORATION GROUP LLC

By: _/s/ Micah Eldred

Manager

Exhibit 10.2

THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:

$272,356.00

Date:  May 6, 2013

DEBT CONVERSION AGREEMENT

PARTIES

Company

Tecton Corporation

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Holder

Endeavour Cooperative Partners, LLC

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

RECITALS

A.

Endeavour Cooperative Partners LLC (“Holder”) has entered into Stock and Debt Purchase agreements with several stockholders and has acquired $272,356.00 in outstanding debt (the “Debt”).

B.

Accordingly, as of May 6, 2013, the total amount due to Holder under the acquired debt is $272,356 USD.

C.

The Company and the Holder have agreed that the Company should repay the Debt by means of conversion of the debt into equity of the Company pursuant to the terms of this Agreement.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

B.

The Company has all requisite legal and corporate power and authority to execute and deliver this agreement, and to issue shares of Stock of the Company (the “Stock”) upon conversion of the amounts due under the Debt and to carry out and perform its obligations under the terms of this Agreement.

C.

As of the Date, the authorized capital stock of the Company consists of 100,000,000 shares of capital stock consisting of 80,000,000 shares of Stock, par value $0.0001 per share, of which 79,736,560 shares are issued and outstanding, and 20,000,000 shares of  preferred stock, par value $0.0001 per share, of which there are NO shares are outstanding. There are also 533,333 shares issuable.  The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

D.

All corporate action on the part of the Company, its Holder and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Shares (as defined below) and the performance of all of the Company's obligations hereunder has been taken or will be taken concurrent herewith. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be subject to restrictions on transfer under state and/or federal securities laws, unless the Holder obtains a legal opinion stating the Shares are to be issued without restriction.

1.

CONVERSION RIGHTS

1.1.

Conversion Right.  The Holder shall have the right from time to time to convert all or any part of the Debt into fully paid and non- assessable shares of Stock, as such Stock exists on the Date of this Debt Conversion Agreement, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).  The number of shares of Stock to be issued upon the conversion of the Debt shall be determined by multiplying the Conversion Amount (as defined below) by the Conversion Price (as defined in paragraph 1.2 below). The term “Conversion Amount” means, with respect to any conversion of this Debt, the amount the Holder elects to convert.

1.2.

Conversion Price

1.2.1.

The conversion factor (the “Conversion Factor”) shall be 5804.87 shares per dollar converted.

1.2.2.

In the event of a change in authorized capital and a corresponding change in issued and outstanding shares, the Conversion Factor shall be increased or decreased in proportion to the increase or decrease in authorized shares.

1.3.

 Authorized Shares.

1.3.1.

The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Stock upon the full conversion of this Debt.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Stock into which the Debts shall be convertible at the Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debts.

1.3.2.

If, at any time a Holder of this Debt submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), the Company shall issue to the Holder all of the shares of Stock which are then available to effect such conversion.  The portion of this Debt which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Stock are authorized by the Company to permit such conversion.

1.4.

Method of Conversion

1.4.1.

Mechanics of Conversion.  Subject to Section 1.1, this Debt may be converted by the Holder in whole or in part at any time following the date of this Debt Agreement, by (A) submitting to the Company the form attached hereto as Exhibit A (the “Notice of Conversion”) (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Clearwater, Florida time) and (B) subject to Section 1.4.2, surrendering the underlying debt purchase agreements at the principal office of the Company

1.4.2.

Surrender of Debt Purchase Agreements Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of the Debt in accordance with the terms hereof, the Holder shall not be required to physically surrender all the Debt Purchase Agreements to the Company unless the entire unpaid principal amount of the Debt is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of Debt Purchase Agreements upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Debt Conversion Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debt, the unpaid and unconverted principal amount of the Debt represented by this Debt Conversion Agreement may be less than the amount stated on the face hereof.

1.4.3.

Payment of Taxes.  The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock or other securities or property on conversion of this Debt in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid

1.4.4.

Delivery of Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Stock issuable upon such conversion within three (3) business days after such receipt in accordance with the terms hereof.

1.4.5.

Obligation of Company to Deliver Stock.  Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debt shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Debt being so converted shall forthwith terminate except the right to receive the Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., EST.

1.4.6.

Delivery of Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic transfer service.

1.5.

Concerning the Shares.

1.5.1.

The shares of Stock issuable upon conversion of this Debt may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5. Until such time as the shares of Stock issuable upon conversion of this Debt have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Stock issuable upon conversion of this Debt that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

1.5.2.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Stock issuable upon conversion of this Debt can be sold pursuant to Rule 144 or (iii) in the case of the Stock issuable upon conversion of this Debt, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

1.6.

Effect of Certain Events

1.6.1.

Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6.2 hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

1.6.2.

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Debt is issued and outstanding and prior to conversion of all of the Debt, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Debt shall thereafter have the right to receive upon conversion of this Debt, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debt been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debt to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debt) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not affect any transaction described in this Section 1.6.2 unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debt) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6.2.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

1.6.3.

Adjustment Due to Distribution.  If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Debt shall be entitled, upon any conversion of this Debt after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Stock issuable upon such conversion had such Holder been the holder of such shares of Stock on the record date for the determination of shareholders entitled to such Distribution.

1.6.4.

Purchase Rights.  If, at any time when any Debt is outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Stock, then the Holder of this Debt will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Stock acquirable upon complete conversion of this Debt (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Stock are to be determined for the grant, issue or sale of such Purchase Rights.

1.6.5.

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment and (ii) the number of shares of Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debt.

1.7.

Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the authorized share amount) shall be deemed converted into shares of Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debt shall cease and terminate, excepting only the right to receive certificates for such shares of Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms  of this Debt.

2.

ARTICLE II.  CERTAIN COVENANTS

2.1.

Distributions on Capital Stock.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Stock solely in the form of additional shares of Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors

2.2.

Restriction on Stock Repurchases.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

2.3.

Borrowings.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debt.

2.4.

Sale of Assets.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5.

Advances and Loans.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.6.

Contingent Liabilities.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business

3.

ARTICLE III.  EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1.

Conversion and the Shares.  The Company fails to issue shares of Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debt, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) days after the Company shall have been notified thereof in writing by the Holder;

3.2.

Breach of Covenants.  The Company breaches any material covenant or other material term or condition contained in this Debt and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

3.3.

Breach of Representations and Warranties.  Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debt or the Purchase Agreement;

3.4.

Receiver or Trustee.  The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.5.

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.6.

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

3.7.

Failure to Comply with the Exchange Act.  The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act;

3.8.

Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

3.9.

Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

3.10.

Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.

ARTICLE IV. MISCELLANEOUS

4.1.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth above or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as stated under “Parties” above.

4.3.

Amendments.  This Debt Conversion Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.  The term “Debt Conversion Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4.

Assignability.  This Debt shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Debt must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Debt to the contrary, this Debt may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5.

Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

4.6.

Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Debt shall have no rights as a Holder of Stock unless and only to the extent that it converts this Debt into Stock.

4.7.

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debt will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debt, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debt and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required

4.8.

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY	HOLDER
Tecton Corporation	Endeavour Capital Partners LLC
By: /s/ Micah Eldred	By: /s/ Micah Eldred
Micah Eldred, President	Micah Eldred, President

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debt (defined below) into shares of Stock,  $0.0001 par value per share (“Stock”), of Tecton Corp., a Nevada corporation (the “Company”) according to the conditions of the Debt Conversion Agreement of the Company dated as of ___________ (the “DCA”), as of the date written below.

If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of the DCA is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Stock issuable pursuant to this Notice of Conversion (which number is based on the Holder’s calculation attached hereto) to the account of the undersigned or its nominee with Island Stock Transfer.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debt shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Conversion Price:
Number of shares of Stock to be issued pursuant to the conversion of $_________________ of the debt:
Signature:	/s/ Micah Eldred
Name:	Micah Eldred
Address:

Exhibit 10.3

ADDENDUM TO DEBT CONVERSION AGREEMENT

Date: December 31, 2013

Addendum to Debt Conversion Agreement dated May 6, 2013, between Tecton Corporation, a corporation organized under the laws of the State of Nevada (the “Company”), and Endeavour Cooperative Partners, LLC, a Florida limited liability company (the “Holder”).

It is understood and agreed between the Parties hereto and to the above Debt Conversion Agreement, that the said Agreement be amended as follows:

Page	Original text:	Amended text:
1		Added paragraph A.1: A.1 Holder has loaned the Company $20,434 USD.
1	B. Accordingly, as of May 6, 2013, the total amount due to Holder under the acquired debt is $272,356 USD.	B. Accordingly, as of December 31, 2013, the total amount due to Holder is $289,390 USD.
2	1.1. Conversion Price The conversion factor (the “Conversion Factor”) shall be 5804.87 shares per dollar converted.	1.1 Conversion Price The conversion factor (the “Conversion Factor”) shall be 44.00117 shares per dollar converted (or $0.022727 per share).

All other terms and conditions shall remain unchanged and in full force and effect.  Having read the foregoing, we the undersigned hereby ratify, approve, accept, confirm and acknowledge the same to be a part of the Common Stock Purchase Warrant.

Tecton Corporation	Endeavour Cooperative Partners, LLC

By: /s/ Micah Eldred	/s/ Micah Eldred
Micah Eldred, President	Micah Eldred, Managing Member

/s/ Carl Dilley	/s/ Carl Dilley
Carl Dilley, Director	Carl Dilley, Member

/s/ Christine Zitman
Christine Zitman, Secretary/Treasurer

Exhibit 10.4

SHARE EXCHANGE AGREEMENT

MADE EFFECTIVE as of the 24th day of December, 2013 (the “Effective Date”),

BETWEEN:

Tecton Corp., a Nevada corporation and having its office at 15500 Roosevelt Blvd., Suite 303, Clearwater FL 33760 (“TECTON”);

AND:

Micah Eldred and Carl Dilley, 66.7% and 33.3% members, respectively, (“MEMBERS”) of ENDURANCE EXPLORATION GROUP LLC, a Florida limited liability company having an office at 15500 Roosevelt Blvd., Suite 303, Clearwater FL 33760 (the “LLC) (the MEMBERS and the LLC shall hereinafter be collectively referred to as “ENDURANCE”);

TECTON and ENDURANCE shall be collectively referred to herein as the “PARTIES”.

WHEREAS:

1.

The authorized capital of the LLC consists of 100 units of which 100%  are issued and outstanding as of the Effective Date (each a “LLC Unit” and collectively, the “LLC Units”), which LLC Units are legally and beneficially owned in the number and the percentage of the issued and outstanding LLC Units, set beside such member’s name on Schedule A attached hereto and incorporated by this reference and each Member legally and beneficially owns the number and the percentage of the issued and outstanding LLC Units, set beside such Member’s name on Schedule A; and

2.

The authorized common share capital of TECTON consists of 100,000,000 shares of common stock (the “TECTON Common Shares) and 10,000,000 shares of preferred stock (the “TECTON Preferred Shares”), of which 2,486,909 common shares and zero preferred shares, respectively, are currently issued and outstanding; and

3.

The respective Boards of Directors or Managers of TECTON and the LLC have approved and declared advisable this Agreement and the Share Exchange.

4.

The PARTIES desire to provide for a transaction structure providing for the Share Exchange (the "Transaction") to be treated as a transfer of partnership interests within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

5.

The parties agree that the intent of this transaction is to affect a share exchange wherein TECTON will be the surviving entity and ENDURANCE will be the wholly-owned subsidiary.    In this regard, there will be no recorded goodwill resulting from the transaction and the equity information presented on a go-forward basis will be that of TECTON.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the PARTIES agree as follows:

1.

SHARE EXCHANGE

1.1.

Subject to the terms and conditions of this Agreement, TECTON shall acquire one hundred percent (100%) of the LLC Units in exchange for 20,550,539 Shares of TECTON Common Stock (“Exchange Shares”), with each ENDURANCE unit being converted into the pro-rata Exchange Shares (the “Exchange Ratio”) with any fractional TECTON Shares rounded down to the nearest whole share; and

1.2.

On or before the Closing Date, TECTON shall cause the amount of $291,890 due to Endeavour Cooperative Partners, LLC, (“the Debt Holder”) to be converted into 12,733,499 Shares of common stock of TECTON; and

1.3.

Upon completion of the above transactions, the MEMBERS shall hold greater than 90% of the voting power of all classes of stock of TECTON entitled to vote; and

1.4.

Except as expressly noted otherwise, the transactions contemplated under this Agreement shall be completed (the “Closing”) at the offices of TECTON or at such other place as may be agreed between the PARTIES, at 3 p.m. local time in Easter Standard Time, or at such other time as may be agreed between the PARTIES, (the “Time of Closing”) on December 24, 2013, or another date specified by the PARTIES, which shall be no later than the second Business day after satisfaction or waiver (subject to applicable law) of the conditions set forth in Section 2 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or on such other date as may be agreed between the PARTIES (the “Closing Date”).

2.

CONDITIONS PRECEDENT

2.1.

TECTON’s obligations to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement are subject to the fulfillment to the satisfaction of TECTON of each of the following conditions at or prior to the Time of Closing:

(a)

ENDURANCE  shall have complied with all of its covenants and agreements contained in this Agreement; and

(b)

ENDURANCE shall transfer, or will cause to be transferred, to TECTON one hundred percent (100%) of the issued and outstanding LLC Units; and

(c)

the representations and warranties of ENDURANCE contained in this Agreement or contained in any certificates or documents delivered by ENDURANCE pursuant to this Agreement shall be completely true as if such representations and warranties had been made as of the Time of Closing; and

(d)

The conditions set forth above are for the exclusive benefit of TECTON and may be waived by TECTON in whole or in part at any time at or before the Time of Closing.

2.2.

ENDURANCE’s obligation to carry out the terms of this Agreement and to complete the transactions contemplated under this Agreement are subject to the fulfillment to ENDURANCE’s satisfaction of each of the following conditions at or prior to the Time of Closing:

(a)

TECTON shall have complied with all of its covenants and agreements contained in this Agreement; and

(b)

The representations and warranties of TECTON contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely be true and correct in all material respects as if such representations and warranties had been made by TECTON as of the Closing Date.

(c)

The conditions set forth above are for the exclusive benefit of ENDURANCE and may be waived by ENDURANCE in whole or in part at or before the Time of Closing.

2.3.

The PARTIES acknowledge and agree that this Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under applicable laws. If any such approvals are required but are not obtained by the Closing Date, then this Agreement shall terminate and be of no further force or effect

2.4.

This Agreement shall immediately terminate and be of no further force or effect in the event that prior to the Closing:

(a)

TECTON is issued a cease trade or similar order from the U.S. Securities and Exchange Commission (the “SEC”) or the FINRA halting trading in TECTON’s common stock on the Over-the-Counter Pink Sheets for any reason; or

(b)

TECTON and ENDURANCE agree to terminate this Agreement by mutual written consent; or

(c)

ENDURANCE determines that: (i) TECTON is in dereliction of SEC compliance wherein rehabilitation is not practical, or (ii) the completion of the transaction contemplated herein will cause significant harm to the goodwill of ENDURANCE or hinder ENDURANCE’S ability to conduct its business.

(d)

Each of the foregoing shall be considered a “Terminating Event”.

(e)

The conditions set forth above are for the exclusive benefit of ENDURANCE and may be waived by the ENDURANCE in whole or in part at or before the Time of Closing. In the event that;

3.

COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1.

ENDURANCE covenants and agrees with TECTON that ENDURANCE shall:

(a)

from and including the Effective Date through to and including the Time of Closing, permit TECTON, through its directors, officers, employees and authorized agents and representatives, at TECTON’s own cost, full access to the books, records and property of ENDURANCE including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of ENDURANCE, so as to permit TECTON to make such investigation (“TECTON’s Investigation”) of ENDURANCE as TECTON considers advisable; and

(b)

provide to TECTON all such further documents, instruments and materials and do all such acts and things as may be required by TECTON to obtain any regulatory approvals that may be required under applicable laws; and

(c)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of ENDURANCE contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement remain true and correct; and

(d)

from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of ENDURANCE and, without limiting the generality of the foregoing, carry on the development of the assets of ENDURANCE in a reasonable and prudent manner; and

(e)

from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the PARTIES, and all written and printed materials of any kind whatsoever exchanged by the PARTIES, except only any information or material that:

(i)

was in the public domain at the time of disclosure to a party (the “Recipient”); or

(ii)

was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence; or

(iii)

subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

(iv)

is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction; and, if so requested by TECTON, ENDURANCE shall arrange for any member, employee, authorized agent or representative of ENDURANCE to enter into a non-disclosure agreement with TECTON in a form acceptable to TECTON acting reasonably; and

(f)

not declare, pay, authorize or make any dividend, payment or distribution of any kind or nature to its shareholders or redeemed or purchased or otherwise acquire any of its capital stock or agree to do so; and

(g)

not waive any rights of material value; and

(h)

not enter into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business; and

(i)

not use any funds other than in the ordinary course of business as theretofore carried on.

3.2.

ENDURANCE covenants and agrees with TECTON that, from and including the Effective Date through to and including the Time of Closing, ENDURANCE shall not:

(a)

do any act or thing that would render any representation or warranty of ENDURANCE contained in this Agreement or any certificates or documents delivered by ENDURANCE pursuant to this Agreement untrue or incorrect; nor

(b)

sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, the LLC membership interests.

3.3.

ENDURANCE acknowledges to and agrees with TECTON that TECTON’s Investigation shall in no way limit or otherwise adversely affect the rights of TECTON as provided for hereunder in respect of the representations and warranties of ENDURANCE contained in this Agreement or in any certificates or documents delivered by ENDURANCE pursuant to this Agreement.

3.4.

TECTON covenants and agrees with ENDURANCE that TECTON shall:

(a)

use its reasonable best efforts to obtain any regulatory approvals, if any, for this Agreement and the transactions contemplated hereunder required by applicable laws on or before the Closing Date; and

(b)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of TECTON contained in this Agreement or in any certificates on documents delivered by it pursuant to this Agreement remain true and correct; and

(c)

from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the PARTIES, and all written and printed materials of any kind whatsoever exchanged by the PARTIES, except only any information or material that:

(i)

was in the public domain at the time of disclosure to a party (the “Recipient”); or

(ii)

was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence; or

(iii)

subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

(iv)

is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction provided prior to such disclosure the other party is given immediate written notice of such required disclosure, such that the other party will have a reasonable opportunity to oppose or otherwise influence such disclosure; and

(v)

any other disclosure contemplated by a party must be approved in writing by the other party prior to disclosure.

(vi)

and, if so requested by ENDURANCE, TECTON shall arrange for any director, officer, employee, authorized agent or representative of TECTON to enter into, and TECTON itself shall enter into, a non-disclosure agreement with ENDURANCE in a form acceptable to ENDURANCE.

3.5.

TECTON covenants and agrees with ENDURANCE that, from and including the Effective Date through to and including the Time of Closing, TECTON shall not do any act or thing that would render any representation or warranty of TECTON contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

4.

REPRESENTATIONS AND WARRANTIES

4.1.

For the Purposes of this Section 4, an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)

such individual is actually aware of such fact or other matter at the time in question; and

(b)

a person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in similar capacity) has, or at any time had, “Knowledge” of such fact or other matter.

4.2.

In order to induce TECTON to enter into this Agreement and complete its transactions contemplated hereunder, ENDURANCE, to the best of ENDURANCE’s Knowledge, represents and warrants to TECTON that as of the Closing Date:

(a)

ENDURANCE was duly formed under the laws of Florida and:

(i)

is not a “reporting company” within the meaning of Section 12 of the Exchange Act and is not subject to any statutory registration or filing requirements applicable to public reporting companies; and

(ii)

has the power, authority and capacity to enter into this Agreement and carry out its terms; and

(iii)

is in good standing with respect to the filing of all annual reports required under the laws of Florida; and

(b)

the entire membership of the LLC is listed in Schedule A.

(c)

except for the LLC membership interests, there are no documents, instruments or other writings of any kind whatsoever which constitute a security of ENDURANCE and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other units of ENDURANCE; and

(d)

attached hereto as Exhibit 4.2(d) are the true, accurate and correct Articles of Organization of ENDURANCE, (the “Company Documents”), which have not been altered, and a certificate of good standing for ENDURANCE as issued by the State of Florida and dated within thirty (30) days of the Effective Date; and

(e)

all of the material transactions of ENDURANCE which are required to be recorded or filed in or with the books or records of ENDURANCE have been promptly and properly so recorded or filed; and

(f)

ENDURANCE holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on; and

(g)

ENDURANCE is the registered and beneficial owner of all rights, title and interest in and to all tangible and intangible property (collectively the “Assets”) associated with all business carried on by ENDURANCE and the other assets listed on Schedule 4.2(g) to this Agreement, subject only to such qualifications and limitations as are indicated in Schedule 4.2(g);

(h)

ENDURANCE has good and marketable exclusive title to each of the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as “Permitted Encumbrances” on Schedule 4.2(h) to this Agreement, and ENDURANCE owns or has the right to use, without payment to any other person, all intellectual property (“IP”) used in its business, or portions thereof, free and clear of all liens or other encumbrances. ENDURANCE has no notice or knowledge of any objection or claim being asserted by any Person with respect to the ownership, validity, enforceability or use of any such IP or challenging or questioning the validity or effectiveness of any license relating thereto. The conduct of ENDURANCE’s business, as presently conducted and as proposed to be conducted do not violate, conflict or infringe any contract, license, patent, copyright, trademark, trade secret, or other intellectual property rights, or privacy, publicity or similar rights of any other person.  There are no unresolved conflicts with, or pending claims of, any other person, whether in litigation or otherwise, involving the IP, and there are no liens or rights of any other person, including moral rights, which would prevent ENDURANCE from fulfilling its obligations under this Agreement. No activity of any employee of ENDURANCE as or while an employee of ENDURANCE has caused a violation of any trade secret of ENDURANCE; and

(i)

each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use; and

(j)

all deposit, savings, investment and brokerage accounts and safety deposit boxes of ENDURANCE are listed on Schedule 4.2(j) attached hereto; and

(k)

ENDURANCE has the power to own the assets it owns, and to carry on the business carried on by it, and is duly qualified to carry on business in all jurisdictions in which it carries on business; and

(l)

save for any costs and expenses arising in the ordinary course of business, all material outstanding liabilities, whether direct, indirect, absolute, contingent or otherwise, whatsoever of ENDURANCE have been disclosed in writing to TECTON prior to the Effective Date, and except as otherwise disclosed in writing on Schedule 4.2 (l).

(m)

except as set forth on Schedule 4.2(m) of this Agreement:

(i)

no distributions of any kind whatsoever on any units  of ENDURANCE have been made, declared or authorized; and

(ii)

no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, ENDURANCE; and

(iii)

other than a $60,000 note payable to Micah Eldred, ENDURANCE is not indebted to any of the MEMBERS; and

(iv)

none of the MEMBERS or any other employee of ENDURANCE is indebted or under obligation to ENDURANCE on any account whatsoever; and

(v)

ENDURANCE has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever; and

(n)

Since inception and up to the Effective Date except as set forth on Schedule 4.2(n):

(i)

there has not been any material adverse change of any kind whatsoever in the financial position or condition of ENDURANCE, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of ENDURANCE or the right or capacity of ENDURANCE to carry on its business; and

(ii)

ENDURANCE has not waived or surrendered any right of any kind whatsoever of material value; and

(iii)

except as may be expressly permitted under this Agreement, ENDURANCE has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business; and

(iv)

ENDURANCE has not declared, paid, authorized or made any  payment or distribution of any kind or nature to its MEMBERS; and

(v)

ENDURANCE has not entered into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business; and

(vi)

ENDURANCE has not made or authorized any payment to  MEMBERS in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years; and

(o)

the MEMBERS, key employees and independent contractors and consultants of ENDURANCE, and all of their compensation arrangements with ENDURANCE, whether as members, employees, independent contractors or consultants, are as listed on Schedule 4.2(o)  to this Agreement;

(p)

there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting ENDURANCE other than those, if any, specified on Schedule 4.2(p) to this Agreement; and

(q)

ENDURANCE is not now, nor has it ever been, a party to any collective agreement with any labor union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of ENDURANCE, and there is no application pending for certification of a collective bargaining agent in respect of ENDURANCE; and

(r)

the contracts and agreements included on Schedule 4.2(r) to this Agreement (collectively the “Material Contracts”) constitute all of the material contracts and agreements of ENDURANCE; and

(s)

except as may be noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all material respects and not in default in any respect; and

(t)

ENDURANCE has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software, any subscriber lists or any trade secret information included in the Assets, except only in accordance with the terms of the Material Contracts; and

(u)

no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of, or are violated by the use of, any of the Assets by ENDURANCE or by any party through whom ENDURANCE acquired title or a license or to whom ENDURANCE has granted a license in respect of the Assets; and

(v)

ENDURANCE is not in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws; and

(w)

all tax returns and reports of ENDURANCE that are required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of ENDURANCE have been paid or disclosed in writing to TECTON before TECTON entered into this Agreement; and

(x)

ENDURANCE has not:

(i)

made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value; or

(ii)

acquired any property for proceeds greater than the fair market value thereof; or

(iii)

disposed of anything for proceeds less than the fair market value thereof; and

(y)

ENDURANCE has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by ENDURANCE and all such elections were true and correct and filed in the prescribed form and within the prescribed time period; and

(z)

adequate provision has been made for taxes payable by ENDURANCE for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by ENDURANCE; and

(aa)

ENDURANCE does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of ENDURANCE, including for aggressive treatment of income or expenses in earlier tax returns filed; and

(bb)

there are no amounts outstanding and unpaid for which ENDURANCE has previously claimed a deduction under any applicable tax legislation; and

(cc)

ENDURANCE has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever; and

(dd)

except as otherwise disclosed in writing on Schedule 4.2 (dd) there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or known to be threatened against or affecting ENDURANCE at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefore; and

(ee)

ENDURANCE has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(ff)

this Agreement has been duly executed and delivered by ENDURANCE and, assuming the due authorization, execution and delivery hereof by TECTON and the MEMBERS, constitutes a legal, valid and binding obligation of ENDURANCE, enforceable against it in accordance with its terms subject to:

(i)

bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally; and

(ii)

the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court; and

(gg)

except as disclosed to TECTON, ENDURANCE is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by ENDURANCE in connection with the execution, delivery or performance by ENDURANCE of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which ENDURANCE is obligated to request or obtain any such consent have been provided to TECTON; and

(hh)

the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the Closing will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any of the Organizational Documents of ENDURANCE, or any of the terms of any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which ENDURANCE is a party or by which it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; nor

(ii)

result in the violation of any law or regulation applicable to ENDURANCE;

(ii)

ENDURANCE has not incurred any liability for agency, brokerage, referral or finder’s fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

(jj)

the representations and warranties of the MEMBERS contained in this Agreement disclose all material facts known to each of them specifically relating to the transactions contemplated under this Agreement which, so far as the Shareholders are aware, materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement or the value of the ENDURANCE Shares or the Assets; and

4.3.

The LLC Units indicated in Scheduyle A of this Agreement opposite the MEMBERS’ names are and will on the Closing Date immediately prior to Closing be validly issued and outstanding fully paid and non-assessable membership interests of ENDURANCE registered in the name of, and legally and beneficially owned by, that Member, free and clear of all voting restrictions, trade restrictions, and liens.

4.4.

Each ENDURANCE Member’s signature to this agreement below affirm that the Member is acquiring the Exchange Shares for the Member’s own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Exchange Shares in violation of applicable United States securities laws; and inform the Member that the Exchange Shares will not be registered under the 1933 Act or the securities laws of any state of the United States or other jurisdiction unless so agreed to in writing by TECTON; and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Exchange Shares will bear a legend in substantially the following form:

 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNISED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY, OR D) IF REGISTERED IN COMPLIANCE WITH THE REQUIREMENTS UNDER THE 1933 ACT.”

4.5.

The representations and warranties of ENDURANCE contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Closing and remain in full force and effect thereafter for the benefit of TECTON.

4.6.

ENDURANCE consents to TECTON making a notation on its records or giving instructions to any transfer agent of TECTON to implement the restrictions on transfer set forth and described herein.

4.7.

While TECTON contemplates that the form of transaction contemplated by this Agreement will qualify as a tax-free transfer of partnership interests within the meaning of Section 351 of the Code, ENDURANCE acknowledges and accepts that there may be material tax consequences to a Member in respect of an acquisition or disposition of the TECTON Shares, and that TECTON gives no opinion and makes no representation with respect to the tax consequences to the Member under United States, state, local or foreign tax law in respect of the Member’s acquisition or disposition of the TECTON Shares.

4.8.

In order to induce the ENDURANCE to enter into this Agreement and complete the transactions contemplated hereunder, TECTON represents and warrants to ENDURANCE that, except as disclosed to ENDURANCE prior to the Effective Date:

(a)

TECTON was and remains duly incorporated and validly existing under the laws of the state of Nevada, and TECTON is in good standing with respect to all filings required by the State of Nevada as of the Effective date. As of the Effective Date TECTON has issued 2,486,909 common shares, and has no outstanding share purchase options and no stock purchase warrants, and at the Time of Closing will have no preferred shares issued and outstanding; and

(b)

TECTON’s common stock is traded on the Over-the-Counter Bulletin Board with a minimum of one market maker and a valid trading symbol; and

(c)

the Exchange Shares to be issued at Closing will be, when issued, validly issued as fully paid, non-assessable, restricted shares; and

(d)

TECTON has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(e)

TECTON has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement; and

(f)

this Agreement has been duly executed and delivered by TECTON and, assuming the due authorization, execution and delivery hereof by ENDURANCE and the Shareholders, constitutes a legal, valid and binding obligation of TECTON, enforceable against it in accordance with its terms subject to:

(i)

bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally; and

(ii)

the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court; and

(g)

TECTON is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by TECTON in connection with the execution, delivery or performance by TECTON of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which TECTON is obligated to request or obtain any such consent have been provided to ENDURANCE; and

(h)

the execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by TECTON, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(i)

any term or provision of any of the memorandum, articles or other governing documents of TECTON; or

(ii)

the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which TECTON is a party or by which it is bound; or

(iii)

any term or provision of any licenses, registrations or qualifications of TECTON or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction; and

(i)

TECTON’s unaudited financial statements for the periods ended September 30, 2013 and the audited financial statements for the years ended January 31, 2012 and 2013 (“TECTON Financial Statements”), true copies of which are attached hereto as Exhibit 4.7(i), have been prepared in accordance with generally accepted accounting principles, are true, correct and complete in all respects and present fairly the financial condition of TECTON as of the date thereof, including the assets and liabilities of TECTON as of the date thereof, and the expenses of TECTON for that fiscal period; and

(j)

all financial transactions of TECTON have been recorded in the financial books and records of TECTON in accordance with good business practice, such financial books and records form the basis for the unaudited TECTON Financial Statements and the TECTON Financial Statements which have been filed with the United States Securities Exchange Commission; and

(k)

there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of TECTON) pending or, to the best of the knowledge of TECTON, threatened, by or against or affecting TECTON, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of the knowledge of TECTON, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; and

(l)

subsequent to the respective dates as of which information is contained in the TECTON Financial Statements there has been no material adverse change, or any fact known to TECTON, nor has any agreement been entered into with any officer, director or insider of the company, and not disclosed to the Shareholders that could reasonably be expected to result in a material adverse change in the business or financial condition of TECTON except as set forth in Schedule 4.7(l) and the documents listed therein (the “Documents”) and except as disclosed in Schedule 4.7(l), there is no litigation or governmental proceeding to which TECTON is a party or to which any property of TECTON is subject or that is pending or, to the best of the knowledge of TECTON, contemplated against TECTON that might result in any material adverse change in the business or financial condition of TECTON. Shareholders acknowledge and agree they have been provided reasonable access to the Documents prior to the Closing; and

(m)

TECTON has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing; and

(n)

to the best of its knowledge, TECTON is not in violation of any federal, state, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign; and

(o)

the representations and warranties and other factual statements of TECTON contained in this Agreement, and all information in the Schedules hereto, taken as a whole, do not contain any false statement of material fact or omit to state a material fact necessary to prevent the statements made herein and therein from being misleading; and

(p)

except as previously disclosed and to the best of the knowledge of TECTON, there are no proceedings or investigations outstanding or threatened by any securities regulatory authority against TECTON, its directors, officers or shareholders, and there is no circumstance which exists which could reasonably be expected to lead to an investigation against TECTON, its directors, officers or shareholders; and

(q)

as of the Effective Date, TECTON is “fully-reporting” as defined by the Securities and Exchange Commission.

4.9.

The representations and warranties of TECTON contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Closing and remain in full force and effect thereafter for the benefit of the Shareholder.

5.

INDEMNITIES

5.1.

Indemnities:

(a)

notwithstanding the completion of the transactions contemplated under this Agreement or TECTON’s Investigation, the representations, warranties and acknowledgements of ENDURANCE contained in this Agreement or any certificates or documents delivered by ENDURANCE pursuant to this Agreement shall survive the Closing and shall continue in full force and effect thereafter for the benefit of TECTON.  If any of the representations, warranties or acknowledgements given by ENDURANCE is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of ENDURANCE, then ENDURANCE shall indemnify and save harmless TECTON from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against TECTON by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by TECTON, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement.  Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by TECTON, directly or indirectly, arising out of any material assessment or reassessment levied upon ENDURANCE for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing; and

(b)

notwithstanding the completion of the transactions contemplated under this Agreement or any investigation by ENDURANCE, the representations, warranties and acknowledgements of TECTON contained in this Agreement or any certificates or documents delivered by TECTON pursuant to this Agreement shall survive the Closing and shall continue in full force and effect thereafter for the benefit of ENDURANCE. If any of the representations, warranties or acknowledgements given by TECTON is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of TECTON, then TECTON shall indemnify and save harmless ENDURANCE and its Shareholders from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against ENDURANCE by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by ENDURANCE, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by ENDURANCE, directly or indirectly, arising out of any material assessment or reassessment levied upon TECTON for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

(c)

With the exception of claims based on fraud or intentional misrepresentation, the indemnification obligations of ENDURANCE shall not exceed the simple average closing price for the common shares of TECTON for the 30 trading days preceding the date of issue of Exchange Shares received by such Shareholder and shall expire one year from the Closing Date, and the satisfaction of such indemnification obligations shall be accomplished on a pro rata basis among PARTIES involved in any misrepresentation or breach of warranty, acknowledgement, covenant or agreement as to their Exchange Shares issued pursuant to Section 1.1 hereunder.

6.

EXECUTION DELIVERY; CLOSING DELIVERY

6.1.

At the Time of Closing, ENDURANCE shall deliver to TECTON:

(a)

true copies of the resolutions of the MEMBERS evidencing that the MEMBERS have approved the transactions of TECTON contemplated hereunder, specifically referring to the cancellation of the unit certificates (the “Old Certificates”) representing the LLC Units held by the MEMBERS as set forth in Schedule A of this Agreement; and

(b)

all minute books and seals of ENDURANCE; and

(c)

all original and duplicate certificates evidencing registration anywhere in the world of any interest in tangible or intangible property included in the Assets; and

(d)

any other materials that are, in the opinion of the attorneys for TECTON, reasonably required to complete the transactions contemplated under this Agreement.

6.2.

At the Time of Closing, TECTON shall deliver to ENDURANCE:

(a)

true copies of the resolutions of the directors of TECTON evidencing that the directors of TECTON have approved the transactions of TECTON contemplated hereunder, specifically referring to:

(i)

the issuance of Exchange Shares to the MEMBERS pursuant to Section 1.1 hereunder (the “TECTON Exchange Share Certificates”); and

(ii)

have obtained the requisite shareholder approval to affect the share exchange or provided an opinion from legal counsel explaining why such approval is not required.

(b)

the TECTON Exchange Share Certificates registered in the names of the MEMBERS; and

(c)

any other materials that are, in the opinion of the attorneys for TECTON, reasonably required to complete the transactions contemplated under this Agreement.

7.

GENERAL

7.1.

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the PARTIES of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2.

The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3.

This Agreement constitutes the entire Agreement between the PARTIES hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4.

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5.

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6.

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the PARTIES hereto unless such alteration, amendment, modification or interpretation is in written form executed by the PARTIES directly affected by such alteration, amendment, modification or interpretation.

7.7.

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8.

The PARTIES hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9.

Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the PARTIES hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand, or if delivered by e-mail or telecopy, then on the date transmission completes.

7.10.

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Florida, and the PARTIES agree to the exclusive jurisdiction of the courts of the State of Florida for the resolution of all disputes arising under this Agreement.

7.11.

This Agreement may be signed by the PARTIES in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the PARTIES have hereunto set their hands and seals as of the Effective Date:

ENDURANCE EXPLORATION GROUP LLC.	TECTON CORP.

/s/ Micah Eldred	/s/ Micah Eldred
Micah Eldred	Micah Eldred
Managing Member, 66.7% Member	Chief Executive Officer
/s/ Carl Dilley
Carl Dilley
Member, 33.3% Member

Schedule A

Member	Units Held	Percent Held
Micah Eldred	666	66.7%
Carl Dilley	333	33.3%

Exhibit 4.2(d)

Endurance Exploration Group, LLC, Articles of Organization

Exhibit 4.2(g)

Tangible and intangible property associated with all business carried on by ENDURANCE

<List>

Schedule 4.2(h)

Permitted Encumbrances – None

Schedule 4.2(j)

Deposit, savings, investment and brokerage accounts and safety deposit boxes

Schedule 4.2 (l).

Material outstanding liabilities, whether direct, indirect, absolute, contingent or otherwise, whatsoever of ENDURANCE

Schedule 4.2(m)

Dividends or other distributions of any kind whatsoever on any units in the capital of ENDURANCE has been made, declared or authorized

New machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, ENDURANCE

Indebted to any of the MEMBERS

ENDURANCE owes $60,000 note payable to Micah Eldred,

Guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever; and

Schedule 4.2(n):

Material adverse changes of any kind whatsoever in the financial position or condition of ENDURANCE, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of ENDURANCE or the right or capacity of ENDURANCE to carry on its business

Schedule 4.2(o)

Compensation arrangements with ENDURANCE, whether as directors, officers, employees, independent contractors or consultants

Schedule 4.2(p)

Pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting ENDURANCE other than those, if any, specified on  to this Agreement; and

Schedule 4.2(r)

Material contracts and agreements

Schedule 4.2 (dd)

None

Exhibit 4.7(i)

Tecton’s Financial Statements are available on the SEC’s EDGAR database at www.sec.gov

Exhibit 4.7(l)

None

Exhibit 10.5

TECTON CORP.

2014 NON-QUALIFIED STOCK OPTION PLAN

Article I.

PURPOSE, ADOPTION AND TERM OF THE PLAN

Section 1.01

PURPOSE. The purpose of the TECTON CORP. 2014 Non-Qualified Stock Option Plan (hereinafter referred to as the "Plan") is to advance the interests of the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) by encouraging and providing for the acquisition of an equity interest in the Company by non-employee directors, officers, employees, consultants, and advisors through the grant of options to purchase Common Stock (as hereinafter defined). The Plan will enable the Company to retain the services of non-employee directors, officers, employees, consultants, and advisors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent and to compete effectively with other enterprises for the services of non-employee directors, officers and  employees as may be needed for the continued improvement of its business.

Section 1.02

ADOPTION AND TERM. The Plan shall become effective December 31, 2013. The Plan shall terminate on December 31, 2018 or such earlier date as shall be determined by the Board (as hereinafter defined).

Article II.

DEFINITIONS

Section 2.01

For purposes of the Plan, capitalized terms shall have the following meanings:

Section 2.02

 "Beneficiary" means an individual, trust or estate who or that, by will or the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and an Option Agreement upon the Participant's death.

Section 2.03

"Board" means the Board of Directors of the Company.

Section 2.04

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes said section.

Section 2.05

"Committee" means a committee of the Board as may be appointed, from time to time, by the Board.

(a)

The Board may appoint more than one Committee to administer the Plan. If it appoints more than one Committee, one Committee (the "Compensation and Stock Option Committee") shall have the authority to grant Options to a Participant who is either, at the Date of Grant of the Option, a "covered employee" as defined in Section 162(m) of the Code or who is subject to Section 16 of the Exchange Act; however, such Committee shall also have the authority to grant Options to other Participants. The Compensation and Stock Option Committee shall be composed of at least two directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" within the meaning of Section 162(m). If, however, at least two of the Company's directors are not both "non-employee directors" and "outside directors," the Board may grant Options to a Participant who is either a "covered employee" or subject to Section 16 of the Exchange Act, in which case the Board may also administer the Plan and the term "Committee" as used herein shall also include the Board. The other Committee (the "Select Committee") shall be composed of at least two directors, who may be officers of the Company. The Select Committee shall have authority to grant Options to a Participant who is not, at the Date of Grant of the Option, either a "covered employee" as defined in Section 162(m) or subject to Section 16 of the Exchange Act.

(b)

The Board may, from time to time, appoint members of each Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Committee.

(c)

The Compensation and Stock Option Committee and the Select Committee shall each have the power and authority to administer the Plan in accordance with Article III with respect to particular classes of Participants (as specified in Section 2.04(a)) and, when used herein, the term "Committee" shall mean either the Compensation and Stock Option Committee or the Select Committee if the Board appoints more than one Committee to administer the Plan. If, however, there is a conflict between the determinations made by the Compensation and Stock Option Committee and the Select Committee, the determinations made by the Compensation and Stock Option Committee shall control.

Section 2.06

"Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

Section 2.07

"Company" means TECTON CORP., a corporation organized under the laws of the State of Nevada, and its successors.

Section 2.08

“Covered employee,” as defined in Section 162(m) of the Code, means any employee of the Company if –

(a)

As of the close of the taxable year, such employee is chief executive officer of the taxpayer or is an individual acting in such a capacity or

(b)

The total compensation of such employee for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the 4 highest compensated officers for the taxable year (other than the chief executive officer).

Section 2.09

"Date of Grant" means the date designated by the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Committee approves the granting of such Option.

Section 2.10

"Disability" has the meaning specified in Section 22(e)(3) of the Code.

Section 2.11

“Disability Date" means the date as of which an Employee Participant is determined by the Committee to have a Disability.

Section 2.12

"Employee Participant" means a Participant who is not a Non-Employee Director.

Section 2.13

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.14

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

Section 2.15

"Fair Market Value" of a share of Common Stock means, as of any given date, the closing sales price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sales price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported on the Over the Counter Bulletin Board System ("OTCBB"); provided, however, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. If the Common Stock is not admitted to trade on a securities exchange or quoted on OTCBB, the Fair Market Value of a share of Common Stock as of any given date shall be as determined in good faith by the Committee, in its sole and absolute discretion, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Company's line of business. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall never be less than par value per share.

Section 2.16

"Non-Employee Director" means each member of the Board who is not an employee of the Company.

Section 2.17

"Option Agreement" means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of an Option granted to a Participant under the Plan.

Section 2.18

"Option" means any option to purchase Common Stock granted under the Plan to an Employee Participant or to a Non-Employee Director. All Options granted under the Plan shall be Options that do not qualify as incentive stock options under Section 422 of the Code.

Section 2.19

"Participant" means any employee, consultant, advisor, or Non-Employee Director of the Company selected by the Committee to receive an Option under the Plan in accordance with Articles V or VI.

Section 2.20

"Plan" means the TECTON CORP.  2014 Non-Qualified Stock Option Plan as set forth herein and as the same may be amended from time to time.

Section 2.21

"Rule 16b-3" means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act and any successor rule.

Section 2.22

"SEC" means the Securities and Exchange Commission.

Section 2.23

"Section 162(m)" means Section 162(m) of the Code and the regulations thereunder.

Section 2.24

"Termination of Employment" means, with respect to an Employee Participant, the voluntary or involuntary termination of a Participant's employment with the Company for any reason, including, without limitation, death, Disability, retirement or as the result of the sale or other divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, and whether a Termination of Employment is a result of Disability, shall be determined in each case by the Committee in its sole and absolute discretion.

Article III.

ADMINISTRATION

Section 3.01

COMMITTEE. The Plan shall be administered by the Committee, which shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select the directors, officers, and other employees to whom Options may be granted, to determine the terms and provisions of the respective Option Agreements (which need not be identical), to determine all claims for benefits under the Plan, to impose such conditions and restrictions on Options as it determines appropriate, to determine whether the shares delivered on exercise of Options will be treasury shares or will be authorized but previously unissued shares, and to take such steps in connection with the Plan and Options granted hereunder as it may deem necessary or advisable. No action of the Committee will be effective if it contravenes or amends the Plan in any respect.

Section 3.02

ACTIONS OF THE COMMITTEE. Except when the "Committee" is the "Board" in the circumstance described in the fourth sentence of Section 2.04(a), all determinations of the Committee shall be made by a majority vote of its members. A majority of a Committee's members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by conference  telephone, or similar communication equipment by means of which all persons participating in the meeting can hear each other.

Article IV.

SHARES OF COMMON STOCK

Section 4.01

NUMBER OF SHARES OF COMMON STOCK ISSUABLE. Subject to adjustments as provided in Section 7.05, the lesser of 7,000,000 shares of Common Stock or an amount not to exceed 80% of the total amount of the class outstanding of Common Stock as of close of business December 31, 2013, rounded down to the lowest multiple of hundred thousand shares, shall be available for Options under the Plan. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company and held in its treasury.

Section 4.02

SHARES OF COMMON STOCK SUBJECT TO TERMINATED OPTIONS. The Common Stock covered by any unexercised portions of terminated Options may again be subject to new Options under the Plan.

Article V.

PARTICIPATION

Section 5.01

 ELIGIBLE PARTICIPANTS. Employee Participants shall be such officers, employees, consultants, and advisors of the Company, whether or not directors of the Company, as the Committee, in its sole and absolute discretion, may designate from time to time. Non-Employee Director Participants shall be such Non-Employee Directors as the Committee, in its sole and absolute discretion, may designate from time to time. In making such designation, the Committee may take into account the nature of the services rendered by the officers, employees, consultants, advisors and Non-Employee Directors; their present and potential contributions to the success of the Company; and such other factors as the Committee, in its sole and absolute discretion, may deem relevant. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Options in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options. A Participant may hold more than one Option granted under the Plan. During the term of the Plan, no Employee Participant may receive Options to purchase more than 5,000,000 shares of Common Stock under the Plan.

Article VI.

STOCK OPTIONS

Section 6.01

GRANT OF OPTION. Any Option granted under the Plan shall have such terms as the Committee may, from time to time, approve, and the terms and conditions of Options need not be the same with respect to each Participant.

Section 6.02

TERMS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)

Option Price. The option price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, that, except as required by Rule 16b-3 with respect to Options granted to persons subject to Section 16 of the Exchange Act, no amendment of an Option shall be deemed to be the grant of a new Option for purposes of this Section 6.02(a). Notwithstanding the foregoing, the option price per share of Common Stock of an Option shall never be less than par value per share.

(b)

Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the Date of Grant.

(c)

Exercisability. An Option Agreement with respect to Options may contain such performance targets, waiting periods, exercise dates and restrictions on exercise (including, but not limited to, a requirement that an Option is exercisable in periodic installments), and restrictions on transfer of the underlying shares of Common Stock, if any, as may be determined by the Committee at the time of grant. To the extent not exercised, installments shall cumulate and be exercisable, in whole or in part, at any time after becoming exercisable, subject to the limitations set forth in Sections 6.02(b), (f), (g) and (h).

(d)

Method of Exercise. Subject to whatever installment exercise and waiting period provisions that apply under Section 6.02(c) and subject to Sections 6.02(b), (f), (g) and (h), Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept.  If and to the extent the Committee determines in its sole and absolute discretion at or after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the Participant (and for which the Participant has good title, free and clear of any liens or encumbrances) based on the Fair Market Value of the shares of Common Stock on the date the Option is exercised; provided, however, that any already owned Common Stock used for payment must have been held by the Participant for at least six months. No Common Stock shall be issued on exercise of an Option until payment, as provided herein, therefor has been made. A Participant shall generally have the right to dividends or other rights of a stockholder with respect to Common Stock subject to the Option only when certificates for shares of Common Stock are issued to the Participant.

(e)

Non-Transferability of Options. No Option shall be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or pursuant to a domestic relations order.

(f)

Acceleration or Extension of Exercise Time. The Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit purchase of Common Stock subject to any Option granted to a Participant prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement. In addition, the Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted to a Participant to be exercised after the day the Option would otherwise expire, subject, however, to the limitation set forth in Section 6.02(b).

(g)

Exercise of Options Upon Termination of Employment. The following provisions apply to Options granted to Employee Participants:

(i)

 Exercise of Vested Options Upon Termination of Employment.

1)

Termination. Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(f), upon an Employee Participant's Termination of Employment other than by reason of death or Disability, the Employee Participant may, within 90 days from the date of such Termination of Employment, exercise all or any part of his or her Options as were exercisable at the date of Termination of Employment. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

2)

Disability. Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(f), upon an Employee Participant's Disability Date, the Employee Participant may, within one year after the Disability Date, exercise all or a part of his or her Options, whether or not such Option was exercisable on the Disability Date, but only to the extent not previously exercised. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

3)

Death. Unless the Committee, in its sole and absolute discretion, provides for a shorter period of time in an Option Agreement, in the event of the death of an Employee Participant while employed by the Company, the Employee Participant's Beneficiary shall be entitled to exercise any Options that were vested at the date of the Employee Participant's death until the initial expiration date of such Option determined pursuant to Section 6.02(b). Notwithstanding the above, if the Employee Participant at the time of death had been an employee of the Company for a period of one (1) year, 50% of the Employee Participant's unvested Option would become vested and subject to exercise as stated above and if the Employee Participant at the time of death had been an employee of the Company for a period of two (2) years, all of the Employee Participant's unvested Options would become vested and subject to exercise as stated above and shall expire on the date of expiration of the Option determined pursuant to Section 6.02(b).

(ii)

Expiration of Unvested Options Upon Termination of Employment. Subject to Sections 6.02(f) and 6.02(g)(i)(2) and (3), to the extent all or any part of an Option granted to an Employee Participant was not exercisable as of the date of Termination of  Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion and under such terms as it deems appropriate, may permit an Employee Participant to continue to accrue service with respect to the right to exercise his or her Options.

(h)

Exercise of Options Upon Termination of Service. Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(f), if a Non-Employee Director's service with the Company terminates for any reason or if such person ceases to be a Non-Employee Director, such Option may be exercised to the extent it was exercisable on the date of such termination of service until the expiration of the stated term of the Option, but only to the extent it was not previously exercised.

Article VII.

TERMS APPLICABLE TO ALL OPTIONS GRANTED UNDER THE PLAN

Section 7.01

PLAN PROVISIONS CONTROL OPTION TERMS. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant to a Participant any Option under the Plan that is contrary to any provisions of the Plan. If any provision of any Option granted under the Plan conflicts with any of the terms in the Plan as constituted on the Date of Grant of such Option, the terms in the Plan as constituted on the Date of Grant of such Option shall control.

Section 7.02

OPTION AGREEMENT. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option. If there is any conflict between the provisions of an Option Agreement and the terms of the Plan, the terms of the Plan shall control.

Section 7.03

MODIFICATION OF OPTION AFTER GRANT. Except as provided by the Committee, in its sole and absolute discretion, in the Option Agreement or as provided in Section 7.05, no Option granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. In addition, the repricing of any Option granted under this Plan shall require shareholder approval.

Section 7.04

TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Common Stock issuable under such Participant's Option, and the Company may defer issuance of Common Stock upon the grant or exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. A Participant shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Participant's salary or other compensation payable by the Company, (b) the payment of cash by the Participant to the Company, (c) the payment in shares of Common Stock already owned by the Participant valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements. The Committee shall be authorized, in its sole and absolute discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have shares of Common Stock withheld from an Award to meet those withholding obligations).

Section 7.05

 ADJUSTMENTS TO REFLECT CAPITAL CHANGES; CHANGE IN CONTROL.

(a)

Recapitalization. The number and kind of shares subject to outstanding Options, the purchase price or exercise price of such Options, the limit set forth in the last sentence of Section 5.01 of the Plan, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Committee shall have the power and sole and absolute discretion to determine the nature and amount of the adjustment to be made in each case.

(b)

Sale or Reorganization. After any reorganization, merger, or consolidation in which the Company is the surviving entity, each Participant shall, at no additional cost, be entitled upon the exercise of an Option outstanding prior to such event to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable on exercise pursuant to such Option, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger, or consolidation if, at the time of such reorganization, merger, or consolidation, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on exercise pursuant to such Option. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers, or consolidations of the character described above.

(c)

Options to Purchase Stock of Acquired Companies. After any reorganization, merger, or consolidation in which the Company shall be a surviving entity, the Committee may grant substituted Options under the provisions of the Plan, replacing old options granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options may no longer be issued following such reorganization, merger, or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion. Any such adjustments may provide for the elimination of any fractional shares of Common Stock that might otherwise become subject to any Options.

(d)

Changes in Control. (i) Upon the dissolution or liquidation of the Company, (ii) upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, (iii) upon the sale of substantially all of the property or assets of the Company to another corporation, or (iv) upon the sale of at least 50% or more of the voting stock of the Company through a tender offer or otherwise to a party or an affiliated group of parties, then the Plan and the Options issued thereunder shall terminate, unless provisions are made in connection with such transaction for the assumption of Options theretofore granted, or for the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise prices. In the event such Options shall be terminated, all outstanding Options shall be exercisable in full for at least 30 days prior to such termination date, whether or not exercisable during such period, subject, however, to the limitation set forth in Section 6.02(b). The Committee shall determine the date on which Options may become exercisable pursuant to this Section 7.05(d).

Section 7.06

SURRENDER OF OPTIONS. Any Option granted to a Participant under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and holder approve.

Section 7.07

NO RIGHT TO OPTION; NO RIGHT TO EMPLOYMENT. No director, employee or other person shall have any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

Section 7.08

OPTIONS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Board.

Section 7.09

GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Florida and shall be construed in accordance therewith.

Section 7.10

NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

Section 7.11

COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m). It is intended that the Plan be applied and administered in compliance with Rule 16b-3 and with Section 162(m). If any provision of the Plan would be in violation of Section 162(m) if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) as determined by the Committee in its sole and absolute discretion. The Board is authorized to amend the Plan and the Committee is authorized to make any such modifications to Option Agreements to comply with Rule 16b-3 and Section 162(m), as they may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3 and Section 162(m). Notwithstanding the foregoing, the Board may amend the Plan so that it (or certain of its provisions) no longer comply with either or both of Rule 16b-3 or Section 162(m) if the Board specifically determines that such compliance is no longer desired and the Committee may grant Options that do not comply with Rule 16b-3 and/or Section 162(m) if the Committee determines, in its sole and absolute discretion, that it is in the interest of the Company to do so.

Section 7.12

 CAPTIONS. The captions (i.e., all Article and Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

Section 7.13

SEVERABILITY. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

Section 7.14

LEGENDS. All certificates for Common Stock delivered under the Plan shall be subject to such transfer restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

Section 7.15

INVESTMENT REPRESENTATION. The Committee may, in its sole and absolute discretion, demand that any Participant awarded an Option deliver to the Committee at the time of grant or exercise of such Option a written representation that the shares of Common Stock to be acquired upon exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such written representation by the Participant prior to the delivery of any shares of Common Stock pursuant to the exercise of his or her Option shall be a condition precedent to the Participant's right to purchase or otherwise acquire such shares of Common Stock by such grant or exercise. The Company is not legally obliged hereunder if fulfillment of its obligations under the Plan would violate federal or state securities laws.

Section 7.16

AMENDMENT AND TERMINATION.

(a)

Amendment. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that the Board shall not, without the affirmative approval of a simple majority of the holders of Common Stock, represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock, make any amendment that requires stockholder approval under applicable law or rule, unless the Board determines that compliance with such law or rule is no longer desired with respect to the Plan as a whole or the provision to be amended. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option; provided, however, that the Committee may, in its sole and absolute discretion, make provision in an Option

Agreement for such amendments that, in its sole and absolute discretion, it deems appropriate.

(b)

Termination. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect, and any Option outstanding at the time of the termination of the Plan may be amended and exercised and may vest after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option could have been amended and would have been exercisable or would have vested had the Plan not terminated.

Section 7.17

 COSTS AND EXPENSES. All costs and expenses incurred in administering the Plan shall be borne by the Company.

Section 7.18

 UNFUNDED PLAN. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan.

The foregoing 2014 Non-Qualified Stock Option Plan (consisting of 13 pages, including this page) was duly adopted and approved by the Board of Directors on December 31, 2013.

TECTON CORP., a Nevada corporation /s/ Micah Eldred
Micah Eldred Chief Executive Officer

Exhibit 10.6

TECTON CORP.

NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES

THIS NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES (“Agreement”) is made and entered into as of the date set forth below by and between TECTON CORP., a Nevada corporation (“Company”), and the following employee of the Company (“Optionee”).

1)

Option Information

a.

Date of Option:

b.

Optionee Name:

c.

Number of Shares of Stock:

d.

Exercise Price:

e.

Vesting Schedule:

f.

Expiration Date

2)

Acknowledgements:

a.

The Optionee is an employee of the Company;

b.

In order to provide such an incentive to its officers, Directors, key employees, and consultants, the Board of Directors (the “Board” which term shall include an authorized committee of the Board of Directors) and shareholders of the Company have heretofore adopted the TECTON CORP. 2014 Non-Qualified Stock Option Plan (the “Plan”);

c.

The Board has authorized the granting to Optionee of a non-qualified stock option (“Option”) to purchase shares of common stock of the Company (“Stock’) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The options are not intended to qualify as “incentive stock options” within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (“Code”); and

d.

Unless otherwise provided herein, capitalized terms used in this Agreement shall have the meaning given them in the Plan.

3)

Number of Shares and Price. The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the "Shares") for cash or on a cashless basis (or other consideration as is acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the "Exercise Price"), such price being the Fair Market Value per share of Common Stock on the Date of Grant of the Option (or other consideration as is acceptable to the Board of Directors of the Company, in their sole and absolute discretion). The Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

4)

Term. The Option shall expire, and all rights hereunder to purchase the Shares shall terminate, two (2) years from the date hereof, subject to earlier termination as set forth in Section 7. Nothing contained herein shall confer upon Optionee the right to the continuation of his or her employment by the Company or to interfere with the right of the Company to Terminate such employment or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5)

Vesting of Option.  Subject to the provisions of Sections 6) hereof, this Option shall become exercisable during the term of Optionee's employment according to terms deemed acceptable to the Board of Directors of Company in their sole and absolute discretion according to the schedule set forth in Section 1(e) above (the “Vesting Schedule”)

6)

Exercise.  Subject to the provisions of Section 7, the Option shall become exercisable in installments as set forth in Section 1(e).  The Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 15 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 7 hereof.

7)

Exercise of Option Upon Termination of Employment.

a)

Termination of Vested Option Upon Termination of Employment.

i)

Termination. Upon the Optionee's Termination of Employment, other than by reason of death or Disability, the Optionee may, within 90 days from the date of such Termination of Employment, exercise all or any part of the Option as were exercisable at the date of Termination of Employment. In no event may the Option be exercised later than the expiration date described in Section 4.

ii)

Disability. Upon the Optionee's Disability Date, the Optionee may, within one year after such Disability Date, exercise all or a part of the Option, whether or not it was exercisable on such Disability Date, but only to the extent not previously exercised. In no event, however, may the Option be exercised later than the expiration date described in Section 4.

iii)

Death. In the event of the death of the Optionee while employed by the Company, the Optionee's Beneficiary shall be entitled to exercise all or any part of the Option that was vested at the date of the Optionee's death until the initial expiration date of such Option determined pursuant to Section 4. Notwithstanding the above, if the Optionee at the time of death had been an employee of the Company for a period of one (1) year, 50% of the Optionee's unvested Option will become vested and subject to exercise as stated above and, if the Optionee at the time of death had been an employee of the Company for a period of two (2) years, all of the Optionee's unvested Option will become vested and subject to exercise as stated above and shall expire on the date of expiration of the Option determined pursuant to Section 4.

b)

Termination of Unvested Option Upon Termination of Employment. Except as provided in Sections 6(a)(ii) and 6(a)(iii), to the extent all or any part of the Option was not exercisable as of the date of Termination of Employment, the unexercisable portion of the Option shall expire at the date of such Termination of Employment.

c)

Change of Control. Notwithstanding anything to the contrary in Section 4 or this Section 7, if one of the events specified in Section 7.05(d)(i), (ii), (iii) or (iv) of the Plan occurs, the provisions of such Section 7.05(d) shall determine when the Option becomes exercisable, when it may be exercised and when it expires.

8)

No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9)

Plan Provisions Control Option Terms; Modifications. The Option is granted pursuant and subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. If any provision of this Agreement conflicts with any of the terms in the Plan as constituted on the Date of Grant, the terms of the Plan as constituted on the Date of Grant shall control. Except as provided in Sections 7.03 and 7.05 of the Plan, the Option shall not be modified after the Date of Grant except by express written agreement between the Company and the Optionee; provided, however, that any such modification (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. In addition, the repricing of any Option granted under this Plan shall require shareholder approval.

10)

Limitations on Transfer. The Option may not be assigned or transferred other than by will, by the laws of descent and distribution or pursuant to a domestic relations order.

11)

Taxes. The Company shall be entitled to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any shares of Common Stock issuable under this Agreement, and the Company may defer issuance of shares of Common Stock upon the exercise of the Option unless the Company is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Optionee at such time as the Committee determines. The Optionee may satisfy his or her tax withholding obligation by (a) having cash withheld from the Optionee's salary or other compensation payable by the Company, (b) the payment of cash to the Company, (c) the payment in shares of Common Stock already owned by the Optionee valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such shares of Common Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole and absolute discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections to have shares of Common Stock withheld upon exercise of the Option to meet such withholding obligations.

12)

No Exercise in Violation of Law. Notwithstanding any of the provisions of this Agreement, the Optionee hereby agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares of Common Stock to the Optionee hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

13)

Securities Law Compliance. The Optionee agrees, for the Optionee and his or her Beneficiaries, with respect to all shares of Common Stock acquired pursuant to the terms and conditions of the Plan and the Option (or any other shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that the Optionee and his or her Beneficiaries will not sell or otherwise dispose of these shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or except in a transaction that, in the opinion of counsel for the Company, is exempt from registration under the Act. Further, the Company shall not be required to sell or issue any shares under the Option if, in the opinion of the Company, (a) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any government authority or (b) the consent or approval of any governmental body is necessary or desirable as condition of, or in connection with, the issuance of such shares.

14)

Piggy Back Registration Rights. Commencing 6 months from the date of this Agreement, Optionee will have piggyback registration rights, subject to certain restrictions. If at any time the Company prepares and files one or more registration statements under the Act with respect to a public offering of its equity securities, or of any of its securities held by its security holders (other than a registration statement on Forms S-4, S-8, or similar form) the Company will include in the registration statement information as is required, to permit a public offering of the Option Shares in this Agreement. However, if, in the written opinion of the managing underwriter (if any, for such offering) or the Company, the inclusion of Option Shares, when added to the securities being registered by the Company or its selling security holders, would exceed the maximum amount of securities that could be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude shares required to be registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter or Company, may be marketed without otherwise materially and adversely affecting the entire offering. The Company will bear all fees and expenses, other than the fees and expenses of Optionee's counsel, incurred in the preparation and filing of a registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus. In connection with filing of a registration statement, Optionee may be required to furnish certain information and must agree to indemnify the Company against any liabilities or damages, including liabilities arising under the Act, with respect to any information provided.

15)

Investment Intent; Restrictive Legend.

a)

Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Section 7 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement

b)

Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

c)

Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE CORPORATION AND THE ORIGINAL STOCKHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.”

The Optionee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 15.

16)

Adjustments. The existence of the Option shall not affect in any way the right or power of the Company or its directors or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred stock or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17)

Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address provided below:

To the Company:

TECTON CORP.

15500 Roosevelt Blvd. No. 301

Clearwater, FL  33760

To Optionee:

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

18)

Dispute Resolution. As a condition of granting the Option, the Optionee agrees, for the Optionee and his or her Beneficiaries, that any dispute or disagreement that may arise under or as a result of or pursuant to the Plan and the Option shall be determined by the Committee in its sole and absolute discretion, and any interpretation by the Committee of the terms of the Plan and Option shall be final, binding and conclusive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above specified.

TECTON CORP.

/s/ Micah Eldred___

By:

Micah Eldred

Chief Executive Officer and Member of the Stock Option Committee

OPTIONEE

/s/ ________________________

NOTICE OF EXERCISE

TECTON CORP.

15500 Roosevelt Blvd. No. 301

Clearwater, FL  33760

Re: Non-qualified Stock Option

Notice is hereby given pursuant to Section 6 of my Non-qualified Stock Option Agreement that

I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Non-qualified Stock Option Agreement dated:  _____________

Number of shares being purchased: ____________

Exercise Price: $            .

Payment for the amount of the aggregate price of the shares being purchased is provided as follows

(☑  check one):

•

Cash or check attached,

•

Shares of Common Stock which have been held for at least six months attached,

•

A combination of cash and shares of Common Stock attached, or

•

By delivery of such other consideration as is acceptable to the Board of Directors of the Company, in their sole and absolute discretion.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 2014 Non-Qualified Stock Option Plan.

By:
(signature)
Optionee Name:
(print)
Address:
City, State, Zip:

Exhibit 10.7

Debt Conversion Agreement, dated April 7, 2014, with Island Capital Management, LLC

THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:

$70,000

Date:  April 7, 2014

DEBT CONVERSION AGREEMENT

PARTIES

Company

Endurance Exploration Group Inc.

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Holder

Island Capital Management, LLC

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

RECITALS

Island Capital Management, LLC (“Holder”) has loaned Endurance Exploration Group Inc.

D.

. (“Company”) $70,000 USD (the “Debt”).

E.

Accordingly, as of April 7, 2014, the total amount due to Holder is $70,000 USD.

F.

The Company and the Holder have agreed that the Company should repay the Debt by means of conversion of the debt into equity of the Company pursuant to the terms of this Agreement.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

E.

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

F.

The Company has all requisite legal and corporate power and authority to execute and deliver this agreement, and to issue shares of Stock of the Company (the “Stock”) upon conversion of the amounts due under the Debt and to carry out and perform its obligations under the terms of this Agreement.

G.

As of the Date, the authorized capital stock of the Company consists of 110,000,000 shares of capital stock consisting of 100,000,000 shares of Stock, par value $0.01 per share, of which 35,770,947 shares are issued and outstanding, and 10,000,000 shares of  preferred stock, par value $0.001 per share, of which there are NO shares are outstanding. There are also 13,333 shares issuable.  The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

H.

All corporate action on the part of the Company, its Holder and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Shares (as defined below) and the performance of all of the Company's obligations hereunder has been taken or will be taken concurrent herewith. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be subject to restrictions on transfer under state and/or federal securities laws, unless the Holder obtains a legal opinion stating the Shares are to be issued without restriction.

2.

ARTICLE I.  CONVERSION RIGHTS

2.1.

Conversion Right.  The Holder shall have the right from time to time to convert all or any part of the Debt into fully paid and non- assessable shares of Stock, as such Stock exists on the Date of this Debt Conversion Agreement, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).  The number of shares of Stock to be issued upon the conversion of the Debt shall be determined by multiplying the Conversion Amount (as defined below) by the Conversion Price (as defined in paragraph 1.2 below). The term “Conversion Amount” means, with respect to any conversion of this Debt, the amount the Holder elects to convert.

2.2.

Conversion Price

2.2.1.

The conversion factor (the “Conversion Factor”) shall be 4 shares per dollar converted.

2.2.2.

In the event of a change in authorized capital and a corresponding change in issued and outstanding shares, the Conversion Factor shall be increased or decreased in proportion to the increase or decrease in authorized shares.

2.3.

 Authorized Shares.

2.3.1.

The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Stock upon the full conversion of this Debt.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Stock into which the Debts shall be convertible at the Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debts.

2.3.2.

If, at any time a Holder of this Debt submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), the Company shall issue to the Holder all of the shares of Stock which are then available to effect such conversion.  The portion of this Debt which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Stock are authorized by the Company to permit such conversion.

2.4.

Method of Conversion

2.4.1.

Mechanics of Conversion.  Subject to Section 1.1, this Debt may be converted by the Holder in whole or in part at any time following the date of this Debt Agreement, by (A) submitting to the Company the form attached hereto as Exhibit A (the “Notice of Conversion”) (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Clearwater, Florida time) and (B) subject to Section 1.4.2, surrendering the underlying debt purchase agreements at the principal office of the Company

2.4.2.

Surrender of Debt Purchase Agreements Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of the Debt in accordance with the terms hereof, the Holder shall not be required to physically surrender all the Debt Purchase Agreements to the Company unless the entire unpaid principal amount of the Debt is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of Debt Purchase Agreements upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Debt Conversion Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debt, the unpaid and unconverted principal amount of the Debt represented by this Debt Conversion Agreement may be less than the amount stated on the face hereof.

2.4.3.

Payment of Taxes.  The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock or other securities or property on conversion of this Debt in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid

2.4.4.

Delivery of Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Stock issuable upon such conversion within three (3) business days after such receipt in accordance with the terms hereof.

2.4.5.

Obligation of Company to Deliver Stock.  Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debt shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Debt being so converted shall forthwith terminate except the right to receive the Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., EST.

2.4.6.

Delivery of Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic transfer service.

2.5.

Concerning the Shares.

2.5.1.

The shares of Stock issuable upon conversion of this Debt may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5. Until such time as the shares of Stock issuable upon conversion of this Debt have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Stock issuable upon conversion of this Debt that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

2.5.2.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Stock issuable upon conversion of this Debt can be sold pursuant to Rule 144 or (iii) in the case of the Stock issuable upon conversion of this Debt, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.6.

Effect of Certain Events

2.6.1.

Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6.2 hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

2.6.2.

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Debt is issued and outstanding and prior to conversion of all of the Debt, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Debt shall thereafter have the right to receive upon conversion of this Debt, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debt been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debt to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debt) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

The Company shall not affect any transaction described in this Section 1.6.2 unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debt) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6.2.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

2.6.3.

Adjustment Due to Distribution.  If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Debt shall be entitled, upon any conversion of this Debt after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Stock issuable upon such conversion had such Holder been the holder of such shares of Stock on the record date for the determination of shareholders entitled to such Distribution.

2.6.4.

Purchase Rights.  If, at any time when any Debt is outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Stock, then the Holder of this Debt will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Stock acquirable upon complete conversion of this Debt (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Stock are to be determined for the grant, issue or sale of such Purchase Rights.

2.6.5.

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment and (ii) the number of shares of Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debt.

2.7.

Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the authorized share amount) shall be deemed converted into shares of Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debt shall cease and terminate, excepting only the right to receive certificates for such shares of Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms  of this Debt.

3.

ARTICLE II.  CERTAIN COVENANTS

3.1.

Distributions on Capital Stock.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Stock solely in the form of additional shares of Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors

3.2.

Restriction on Stock Repurchases.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

3.3.

Borrowings.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debt.

3.4.

Sale of Assets.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

3.5.

Advances and Loans.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

3.6.

Contingent Liabilities.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business

4.

ARTICLE III.  EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

4.1.

Conversion and the Shares.  The Company fails to issue shares of Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debt, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) days after the Company shall have been notified thereof in writing by the Holder;

4.2.

Breach of Covenants.  The Company breaches any material covenant or other material term or condition contained in this Debt and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

4.3.

Breach of Representations and Warranties.  Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debt or the Purchase Agreement;

4.4.

Receiver or Trustee.  The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

4.5.

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

4.6.

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

4.7.

Failure to Comply with the Exchange Act.  The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act;

4.8.

Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

4.9.

Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

4.10.

Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.

ARTICLE IV. MISCELLANEOUS

5.1.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth above or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as stated under “Parties” above.

5.3.

Amendments.  This Debt Conversion Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.  The term “Debt Conversion Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4.

Assignability.  This Debt shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Debt must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Debt to the contrary, this Debt may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.5.

Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

5.6.

Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Debt shall have no rights as a Holder of Stock unless and only to the extent that it converts this Debt into Stock.

5.7.

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debt will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debt, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debt and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required

5.8.

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY	HOLDER
Endurance Exploration Group Inc.	Endeavour Cooperative Partners LLC
By: /s/ Micah Eldred	By: /s/ Micah Eldred
Micah Eldred, President	Micah Eldred, President

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $70,000 principal amount of the Debt (defined below) into shares of Stock,  $0.01 par value per share (“Stock”), of Endurance Exploration Corp., a Nevada corporation (the “Company”) according to the conditions of the Debt Conversion Agreement of the Company dated as of April 7, 2014 (the “DCA”), as of the date written below.

If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of the DCA is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Stock issuable pursuant to this Notice of Conversion (which number is based on the Holder’s calculation attached hereto) to the account of the undersigned or its nominee with Island Stock Transfer.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debt shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Conversion Price:	$0.25 PER SHARE
Number of shares of Stock to be issued pursuant to the conversion of $70,000 of the debt:	280,000
Signature:	/s/ Micah Eldred
Name:	Micah Eldred
Address:

Exhibit 10.8

Debt Conversion Agreement, dated April 7, 2014, with Endeavour Cooperative Partners, LLC

THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:

$35,000

Date:  April 7, 2014

DEBT CONVERSION AGREEMENT

PARTIES

Company

Endurance Exploration Group Inc.

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Holder

Endeavour Cooperative Partners, LLC

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

RECITALS

Endeavour Cooperative Partners LLC (“Holder”) has loaned Endurance Exploration Group Inc.

G.

 (“Company”) $35,000 USD (the “Debt”).

H.

Accordingly, as of April 7, 2014, the total amount due to Holder is $35,000 USD.

I.

The Company and the Holder have agreed that the Company should repay the Debt by means of conversion of the debt into equity of the Company pursuant to the terms of this Agreement.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

J.

The Company has all requisite legal and corporate power and authority to execute and deliver this agreement, and to issue shares of Stock of the Company (the “Stock”) upon conversion of the amounts due under the Debt and to carry out and perform its obligations under the terms of this Agreement.

K.

As of the Date, the authorized capital stock of the Company consists of 110,000,000 shares of capital stock consisting of 100,000,000 shares of Stock, par value $0.01 per share, of which 35,770,947 shares are issued and outstanding, and 10,000,000 shares of  preferred stock, par value $0.001 per share, of which there are NO shares are outstanding. There are also 13,333 shares issuable.  The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

L.

All corporate action on the part of the Company, its Holder and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Shares (as defined below) and the performance of all of the Company's obligations hereunder has been taken or will be taken concurrent herewith. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be subject to restrictions on transfer under state and/or federal securities laws, unless the Holder obtains a legal opinion stating the Shares are to be issued without restriction.

M.

6.

ARTICLE I.  CONVERSION RIGHTS

6.1.

Conversion Right.  The Holder shall have the right from time to time to convert all or any part of the Debt into fully paid and non- assessable shares of Stock, as such Stock exists on the Date of this Debt Conversion Agreement, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).  The number of shares of Stock to be issued upon the conversion of the Debt shall be determined by multiplying the Conversion Amount (as defined below) by the Conversion Price (as defined in paragraph 1.2 below). The term “Conversion Amount” means, with respect to any conversion of this Debt, the amount the Holder elects to convert.

6.2.

Conversion Price

6.2.1.

The conversion factor (the “Conversion Factor”) shall be 4 shares per dollar converted.

6.2.2.

In the event of a change in authorized capital and a corresponding change in issued and outstanding shares, the Conversion Factor shall be increased or decreased in proportion to the increase or decrease in authorized shares.

6.3.

 Authorized Shares.

6.3.1.

The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Stock upon the full conversion of this Debt.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Stock into which the Debts shall be convertible at the Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debts.

6.3.2.

If, at any time a Holder of this Debt submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), the Company shall issue to the Holder all of the shares of Stock which are then available to effect such conversion.  The portion of this Debt which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Stock are authorized by the Company to permit such conversion.

6.4.

Method of Conversion

6.4.1.

Mechanics of Conversion.  Subject to Section 1.1, this Debt may be converted by the Holder in whole or in part at any time following the date of this Debt Agreement, by (A) submitting to the Company the form attached hereto as Exhibit A (the “Notice of Conversion”) (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Clearwater, Florida time) and (B) subject to Section 1.4.2, surrendering the underlying debt purchase agreements at the principal office of the Company

6.4.2.

Surrender of Debt Purchase Agreements Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of the Debt in accordance with the terms hereof, the Holder shall not be required to physically surrender all the Debt Purchase Agreements to the Company unless the entire unpaid principal amount of the Debt is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of Debt Purchase Agreements upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Debt Conversion Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debt, the unpaid and unconverted principal amount of the Debt represented by this Debt Conversion Agreement may be less than the amount stated on the face hereof.

6.4.3.

Payment of Taxes.  The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock or other securities or property on conversion of this Debt in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid

6.4.4.

Delivery of Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Stock issuable upon such conversion within three (3) business days after such receipt in accordance with the terms hereof.

6.4.5.

Obligation of Company to Deliver Stock.  Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debt shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Debt being so converted shall forthwith terminate except the right to receive the Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., EST.

6.4.6.

Delivery of Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic transfer service.

6.5.

Concerning the Shares.

6.5.1.

The shares of Stock issuable upon conversion of this Debt may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5. Until such time as the shares of Stock issuable upon conversion of this Debt have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Stock issuable upon conversion of this Debt that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

6.5.2.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Stock issuable upon conversion of this Debt can be sold pursuant to Rule 144 or (iii) in the case of the Stock issuable upon conversion of this Debt, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

6.6.

Effect of Certain Events

6.6.1.

Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6.2 hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

6.6.2.

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Debt is issued and outstanding and prior to conversion of all of the Debt, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Debt shall thereafter have the right to receive upon conversion of this Debt, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debt been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debt to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debt) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

The Company shall not affect any transaction described in this Section 1.6.2 unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debt) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6.2.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

6.6.3.

Adjustment Due to Distribution.  If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Debt shall be entitled, upon any conversion of this Debt after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Stock issuable upon such conversion had such Holder been the holder of such shares of Stock on the record date for the determination of shareholders entitled to such Distribution.

6.6.4.

Purchase Rights.  If, at any time when any Debt is outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Stock, then the Holder of this Debt will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Stock acquirable upon complete conversion of this Debt (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.6.5.

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment and (ii) the number of shares of Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debt.

6.7.

Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the authorized share amount) shall be deemed converted into shares of Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debt shall cease and terminate, excepting only the right to receive certificates for such shares of Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms  of this Debt.

6.8.

7.

ARTICLE II.  CERTAIN COVENANTS

7.1.

Distributions on Capital Stock.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Stock solely in the form of additional shares of Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors

7.2.

Restriction on Stock Repurchases.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

7.3.

Borrowings.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debt.

7.4.

Sale of Assets.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

7.5.

Advances and Loans.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

7.6.

Contingent Liabilities.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business

8.

ARTICLE III.  EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

8.1.

Conversion and the Shares.  The Company fails to issue shares of Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debt, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) days after the Company shall have been notified thereof in writing by the Holder;

8.2.

Breach of Covenants.  The Company breaches any material covenant or other material term or condition contained in this Debt and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

8.3.

Breach of Representations and Warranties.  Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debt or the Purchase Agreement;

8.4.

Receiver or Trustee.  The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

8.5.

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

8.6.

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

8.7.

Failure to Comply with the Exchange Act.  The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act;

8.8.

Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

8.9.

Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

8.10.

Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

9.

ARTICLE IV. MISCELLANEOUS

9.1.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.2.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth above or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as stated under “Parties” above.

9.3.

Amendments.  This Debt Conversion Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.  The term “Debt Conversion Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

9.4.

Assignability.  This Debt shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Debt must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Debt to the contrary, this Debt may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

9.5.

Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

9.6.

Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Debt shall have no rights as a Holder of Stock unless and only to the extent that it converts this Debt into Stock.

9.7.

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debt will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debt, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debt and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required

9.8.

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY	HOLDER
Endurance Exploration Group Inc. .	Endeavour Cooperative Partners LLC
By: /s/ Micah Eldred	By: /s/ Micah Eldred
Micah Eldred, President	Micah Eldred, President

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $35,000 principal amount of the Debt (defined below) into shares of Stock,  $0.01 par value per share (“Stock”), of Endurance Exploration Corp., a Nevada corporation (the “Company”) according to the conditions of the Debt Conversion Agreement of the Company dated as of April 7, 2014 (the “DCA”), as of the date written below.

If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of the DCA is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Stock issuable pursuant to this Notice of Conversion (which number is based on the Holder’s calculation attached hereto) to the account of the undersigned or its nominee with Island Stock Transfer.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debt shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Conversion Price:	$0.25 PER SHARE
Number of shares of Stock to be issued pursuant to the conversion of $35,000 of the debt:	140,000
Signature:	/s/ Micah Eldred
Name:	Micah Eldred
Address:

Exhibit 10.9

Mr. Micah Eldred

June 5th, 2014

Endurance Exploration Group Inc.

Ref: 1419-01-EEG

15500 Roosevelt Blvd, Suite 303

St. Petersburg, FL 33760

Subject:  ROV Services

Dear Mr. Eldred,

Eclipse Group Inc. (EGI) is pleased to provide our offer for ROV related services in response to Endurance Exploration Inc.’s (RFP).

Endurance Exploration Group (EEG) has requested EGI to provide two ROV operations personnel for a 4-day expedition to investigate a suspect shipwreck located off the coast of New England.

EEG will provide the operations vessel and all associated equipment. EEG assumes the costs associated with the mobilization of personnel and equipment onto and off the client supplied vessel. EGI will only be responsible for the operations of the client provided equipment.  EEG assumes all liability for all client-supplied equipment.

The stated scope of work to which EGI is responding, is the provision of ROV services to perform wreck survey including:

Monitoring & Observation Operations:

•

Seabed survey, visual and sonar

•

Recovery of items of interest

Operational Assumptions:

•

Commencement date – July 2014

•

Duration – Approximatly 4-Days

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Operations location – North Atlantic

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Mobilization / Demobilization port – Gloucester, Massachusetts

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Scope of Work: Wreck Investigation

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Water depth - <1,000 ft.

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Operations tempo – 12-hour

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Client supplied services and information

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Transportation of equipment to mobilization port

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All pier side services related to mobilization and demobilization of personnel and equipment including:

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Cranes

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Fork trucks

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Welding Services

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Local transportation

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Suitable DP II Vessel

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Suitable power for the ROV

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Accommodations and victualing for ROV personnel at no cost to EGI

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Subsea and surface navigation for ROV operations including beacons

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ROV System

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All permissions, licenses and permits

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EGI Supplied Services

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2-man ROV team

Pricing:

Steve Saint Amour - 100,000 shares of restricted shares, with a billable value of $25,000

2nd ROV Technician – Cost

Note: Personnel rates are portal to portal for the mobilization of the system. All third party costs will be charged at cost + 15%

Cost Narrative:

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All quoted rates are in US Dollars and do not include VAT or any other local taxes which will be charged at documented cost +15%

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All port and agent fees will be charged at documented cost +15%

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Visas, work permits etc. which will be charged at documented cost +15%

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The system will be manned for 12-hour operations

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Estimated mobilization time, not including travel: 2-days

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Estimated demobilization time, not including travel: 1-days

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Victualing of EGI Team to the charters account

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Client will provide suitable power for the ROV system at no cost to EGI

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Offer valid for 30-days

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Net 30-days

Company:

Eclipse Group Inc.

Company: Endurance Exploration Group Inc.

Printed Name:

Steve Saint Amour

Printed Name: Micah Eldred

Signed:

Signed:  /s/ Micah Eldred

Date: June 6, 2014

Date: June 24, 2014

Exhibit 10.10

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 3rd day of September 2014, by and between Endurance Exploration Group, Inc., a Florida corporation, (“Endurance”) and, Overseas Marine Vessel Corp, LLC, a Florida limited liability company. (“Contractor”)

WHEREAS, Endurance has located a number lost shipwrecks through the use of side-scan sonar inside its “Sailfish” search area consisting of approximately 700 sq. miles; and,

WHEREAS, Endurance desires the Contractor to provide services, equipment and/or personnel in support of the anticipated Endurance mission(s) to inspect, identify, arrest and recover one or more of the shipwrecks located by Endurance; and,

WHEREAS, the Contractor desires to supply services equipment and/or personnel in support of Endurance’s anticipated mission(s); and,

WHEREAS, the Parties desire to establish a formal contractual relationship to govern their work together in accordance with the terms and conditions of this Agreement:

NOW THEREFORE, in consideration of the mutual promises, terms and conditions herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.

SERVICES, EQUIPMENT AND/OR PERSONNEL PROVIDED BY CONTRACTOR

1.1

The services, equipment and/or personnel to be provided by the Contractor herein are fully described in Schedule “A” attached to this Agreement and incorporated by this reference.

1.2

Any addendum changes, modifications, additions or deletions from the services, equipment and/or personnel as specified in Schedule “A” must be in the form of a written agreement and signed by both parties and attached to all original copies of this Agreement.

2.

COMPENSATION

2.1

The total amount of compensation to be paid to Contract by Endurance is fully described in Schedule “B” attached to this Agreement and incorporated by this reference.

2.2

Any addendum changes, modifications, additions or deletions from total amount of compensation as specified in Schedule “B” must be in the form of a written agreement and signed by both parties and attached to all original copies of this Agreement

3.

CONFIDENTIALITY, MUTUAL NON-DISCLOSURE AND NON-COMPETE

3.1

The  Parties, in the ordinary course of their working relationship, will disclose Confidential Information to one another.

3.2

Once disclosed the receiving party shall not disclose such Confidential Information to any contractor or other third party without prior, written approval from the disclosing party and shall protect such Confidential Information from inadvertent disclosure to a third party using the same care and diligence that each party uses to protect its own proprietary and confidential information, but in no case less than reasonable care.

3.3

Once disclosed, the receiving party shall not use said Confidential Information itself or in conjunction with any contractor or other third party in order to compete in the location and salvage of any shipwreck or other target inside the search area represented by the Confidential Information supplied.

3.4

The receiving party shall ensure that each of its employees, officers, directors, or agents who has access to the Confidential Information disclosed under this Agreement, is informed of its proprietary and confidential nature and is required to abide by the terms of this Agreement including the prohibition against competition. Either party shall properly notify the other party of any disclosure of such Confidential Information in violation of this Agreement or of any subpoena or other legal process requiring production or disclosure of said Confidential Information.

3.5

All Confidential Information disclosed under this Agreement shall be and remain the property of the disclosing party and nothing contained in this Agreement shall be construed as granting or conferring any rights to such Confidential Information. The receiving party shall honor any request from the disclosing party to promptly return or destroy all copies of Confidential Information disclosed under this Agreement and all notes related to such Confidential Information. The parties agree that they could suffer irreparable injury if there Confidential Agreement is made public, released to a third party or otherwise disclosed in breach of this Agreement and that the disclosing party shall be entitled to obtain injunctive relief against a threatened breach or continuation of any such breach and, in the event of such breach, an award of actual, punitive and exemplary damages from a court of competent jurisdiction may be justified.

4.  NON-PUBLIC INFORMATION

The parties understand that Endurance is a publicly traded company. Contractor, its owners, agents and employees may, during the course of their working relationship, obtain material, non--public information that could impact the trading price of the Endurance stock in either a positive or negative fashion. Contractor, its owners, agents and employees understand that material non-public information is also Confidential Information and they may not act upon that information in any manner, directly or indirectly, with respect to the publicly traded shares of Endurance.

5.

PUBLICITY

In addition to the restrictions in the dissemination of Confidential Information and in disclosing material, non-public information contained in paragraphs 3 and 4 above, publicity, advertising or any other form of press release or public announcement relating to this Agreement or the results of the operations anticipated by the working relationship of the parties shall not be made including the name of the other party without the express written approval of the said party except as may be required pursuant to the terms and conditions of paragraph 6 below.

6.

DISCLOSURE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT

As mentioned in paragraph 4 above, and the restrictions of paragraph 5 not withstanding, the parties understand that Endurance is publicly traded company. Endurance and/or its legal counsel may deem this Agreement to be a "Materially Definitive Agreement" as defined by the U.S. Securities and Exchange Commission, ("SEC”). If so, Endurance and/or its legal counsel, may, at their sole discretion, file a Form 8-K attaching this Agreement as an exhibit and thereby disclosing all terms and conditions of this Agreement to the public in compliance with SEC rules.

7.

TERMINATION

Either party may terminate this agreement by giving 24-hour, written Notice by any means outlined in paragraph 8 below.  In the case of the Contractor giving notice of termination to Endurance, said termination of use of the Contractor’s services, equipment and personnel shall not jeopardize any scheduled operations.

8.

NOTICES

All notices or communications required by this Agreement or desired to be given hereunder, shall be in writing and given by electronic mail, certified or registered mail, return receipt requested or courier and shall be deemed to be given when received.  Notices shall be addressed to the individual identified below and at the addresses specified below.  Either Party may change its point of contact by written notice to the other sent pursuant to this paragraph.

To Endurance:

To  Contractor:

c/o Carl Dilley, COO

c/o Ray Darville, Sr.

15500 Roosevelt Blvd.

Island Projects, Marine Building

Suite 303

P.O. Box F - 43968

St. Petersburg, FL  33760

Freeport, Bahamas

US (727) 533-5555

ray@overseasmarinegroup.com

cdilley@ eexpl.com

9.

JURISDICTION AND VENUE

The parties confer jurisdiction and venue upon the State of Florida in the County of Pinellas to hear any legal matters that may arise between them. The prevailing party, in any such matter, shall be entitled to reasonable costs and attorneys’ fees.

10.

AMENDMENT

10.1

This Agreement sets forth the full and complete understanding of the parties concerning the subject matter hereof as of the effective date first written above and supersedes any and all negotiations, agreements, proposals, bids, offers and representations made or dated prior thereto.

10.2

This Agreement may be amended or modified only by written documents executed on behalf of the parties hereto. Oral agreements contemporaneous with or subsequent to the date of this Agreement shall not constitute modifications hereof, unless reduced to writing in accordance with the provisions hereof and signed by both Parties.

11.

INDEMNIFICTION

Each party agrees to indemnify and hold the other harmless, including its officers, directors, shareholders, employees, agents, representatives and controlling persons, from and against any and all damages, including attorneys fees, incurred by other party resulting from the actions performed pursuant to this Agreement, except for damages that result from the gross negligence or willful misconduct of a party. This paragraph shall survive the termination of this Agreement.

12.

ASSIGNMENT

Endurance may assign this Agreement, or any portion hereof, to any successor in interest to a substantial portion of its business and/or assets at any time.  All assignments by Contractor require the prior written consent of Endurance, in its sole discretion.  Subject to the foregoing limitations, this Agreement shall inure to the benefit of and be binding upon the Parties thereto and their successors and assigns.

13.

SEVERABILITY

In the event one or more of the provisions contained in this Agreement shall be held, for any reason, to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not effect the remaining provisions hereof, and the offending provisions shall be modified so as to be valid, legal, and enforceable to the extent possible while maintaining the intent of the Parties.

14.

IN WITNESS WHEREOF, the Parties hereto have executed the Agreement effective on the date first set forth above.

Endurance Exploration Group, Inc.;

Contractor:

By:/s/

Christine Zitman

By:/s/ Micah Eldred

Christine Zitman

Micah Eldred

Its:  CFO

Its: Manager

Exhibit 21

Subsidiaries of the Registrant

ENDURANCE EXPLORATIONS GROUP, INC.,
a Nevada corporation
ENDURANCE EXPLORATIONS GROUP, LLC,
a Florida limited liability company
(100% owned by Endurance Exploration Group, Inc.)
DEEP OCEAN RESEARCH,
a Panamanian company
(100% owned by Endurance Explorations Group, LLC)

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